EXHIBIT 99.10

COMPLETE APPRAISAL OF
REAL PROPERTY

Covina Villa
825 W. San Bernardino Road
Covina, Los Angeles County, California 91722

IN A SELF-CONTAINED
APPRAISAL REPORT

As of 10/17/03

Prepared For:
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Prepared By:
Cushman & Wakefield of California, Inc.
Senior Housing/Healthcare Industry Group
Valuation Services, Advisory Group
601 S. Figueroa Street, 47th Floor
Los Angeles, CA 90017

C&W File ID: 03-41002-9342

VALUATION SERVICES	ADVISORY GROUP

Cushman & Wakefield of California, Inc.
601 S. Figueroa Street, 47th Floor
Los Angeles, CA 90017
213-955-6492 Tel
213-627-4044 Fax
WWW.CWVAS.COM

October 28, 2003

Mr. Douglas Armstrong
Senior Vice President and General Counsel
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Re:	Complete Appraisal of Real Property
In a Self-Contained Report
Covina Villa
825 W. San Bernardino Road
Covina, Los Angeles County, California 91722

C&W File ID: 03-41002-9342

Dear Mr. Armstrong:

In fulfillment of our agreement as outlined in the Letter of Engagement, we are pleased to transmit our complete appraisal report (the “Appraisal”) on the property referenced above.

The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the Appraisal. We particularly call your attention to the following extraordinary assumptions and hypothetical conditions:

Extraordinary Assumptions:	This Appraisal assumes that the property continues to meet the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions:	This Appraisal employs no Hypothetical Conditions.

This Appraisal was prepared for ARV Assisted Living, Inc. and is intended for use in connection with the proxy solicitation/tender offer filed with the SEC and distributed to the holders of limited partnership interests in American Retirement Villas Properties II (a California limited partnership) (the “Partnership”). Unless we otherwise consent in writing, the Appraisal cannot be used other than in the material related to proxy solicitation/tender offer referred to above for any purpose. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, Inc., such party should consider this Appraisal as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in the Appraisal.

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
October 28, 2003

This Appraisal has been prepared in accordance with our interpretation of FIRREA, the regulations of OCC, and the Uniform Standards of Professional Appraisal Practice (USPAP) including the competency provision, as promulgated by the Appraisal Institute.

The property consists of an existing 62-unit assisted living facility known as Covina Villa. The facility is licensed for 90 beds. The facility contains 36,486 ± square feet of gross floor area and is situated on a 1.09 acres site. The facility was 97 percent occupied at the time of inspection.

The subject’s underlying land is owned by Leeds and Strauss Enterprises, a joint venture. The real estate was leased at the completion of construction to Ms. Katherine Crake on July 1, 1977 who subsequently assigned the lease to American Retirement Villas Properties II (a California limited partnership). The term of the ground lease is 60 years with the termination date being June 30, 2037. There are no options to renew. The annual base rent was $42,000 per year with a CPI adjustment made every four years. This is a net lease with all operating expenses including property taxes and utilities to be paid by the lessee. A copy of the lease is included in the Addenda. Therefore, the scope of this assignment involves estimating the leasehold estate in the subject property.

The property has been appraised as a going concern which assumes a fair sale, which includes the transfer of a valid operating license, adequate working capital, an assembled workforce, and the transfer of all business assets necessary for the operation of a licensed assisted living facility.

The property was inspected by and the Appraisal was prepared by Sally U. Haft, MAI. This Appraisal employs only the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that this approach would be considered necessary and applicable for market participants. The subject’s age makes it difficult to accurately form an opinion of depreciation and tends to make the Cost Approach unreliable. Furthermore, public information regarding sale transaction details is generally insufficient to provide a reliable foundation for a value estimate. Therefore, we have not employed the Cost Approach or the Sales Comparison Approach to develop an opinion of market value.

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the going concern market value of the leasehold estate of the referenced property, subject to the assumptions and limiting conditions, certifications, Extraordinary Assumptions and Hypothetical Conditions, if any, and definitions, “as-is” on October 17, 2003 was:

ONE MILLION SIX HUNDRED THOUSAND DOLLARS

$1,600,000

The above value estimate is inclusive of $50,000 in personal property and $1,600,000 in business value as an integral part of the going concern.

Based on recent market transactions, as well as discussions with market participants, a sale of the subject property at the above-stated opinion of market value would have required an exposure time of approximately twelve (12) months. Furthermore, a marketing period of approximately twelve (12) months is currently warranted for the subject property.

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
October 28, 2003

This letter is invalid as an opinion of value if detached from the Appraisal, which contains the text, exhibits, and Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.

Sally U. Haft, MAI
Director
Senior Housing/Healthcare Industry Group
California Certified General Appraiser
License No. AG003905
sally_haft@cushwake.com
213-955-5130 Office Direct
213-477-2046 Fax

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

Common Property Name:	Covina Villa

Location:	825 W. San Bernardino Road Covina, Los Angeles County, California 91722 The subject site is an interior parcel located on the north side of San Bernardino Road.

Property Description:	The property consists of a one-building, two-story assisted living facility containing 62 units on a 1.09-acre parcel of land.

Assessor’s Parcel Number:	8432-016-027

Interest Appraised:	Leasehold Estate

Date of Value:	October 17, 2003

Date of Inspection:	October 17, 2003

Ownership:	The underlying subject site is owned by Leeds and Strauss Enterprises, a joint venture. The real estate was leased at the completion of construction to Ms. Katherine Crake on July 1, 1977 who subsequently assigned the lease to American Retirement Villas Properties II (a California limited partnership). The term of the ground lease is 60 years with the termination date being June 30, 2037. There are no options to renew. The annual base rent was $42,000 per year with a CPI adjustment made every four years. This is a net lease with all operating expenses including property taxes and utilities to be paid by the lessee.

Occupancy:	Current physical occupancy is 97 percent.

Current Property Taxes

Total Assessment:	$2,339,037

2003 Property Taxes:	$29,574

Highest and Best Use

If Vacant:	For retail development consistent with the local area trends.

As Improved:	For an assisted living in the interim until the improvements become economically infeasible.

Site & Improvements

Zoning:	CVC

Land Area:	1.09 acres or 47,437± square feet

Number of Units:	62

Number of Licensed Beds:	90

Number of Stories:	Two

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

Number of Buildings:	One

Year Built:	1977

Type of Construction:	Wood Frame

Gross Building Area:	36,486 square feet

Parking:	29 spaces (0.47 per unit)

VALUE INDICATORS

Cost Approach:	N/A

Sales Comparison Approach:	N/A

Income Capitalization Approach

Direct Capitalization

Net Operating Income:	$197,149

Capitalization Rate:	12.25%

Indicated Value:	$1,600,000

FINAL VALUE CONCLUSION

Going Concern Market Value As-Is	$1,600,000

Leasehold:

Exposure Time:	Under 12 months

Marketing Time:	Under 12 months

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

Extraordinary Assumptions and Hypothetical Conditions

Extraordinary Assumptions

An extraordinary assumption is defined by the Uniform Standards of Professional Appraisal Practice (2001 Edition, The Appraisal Foundation, page 2) as “an assumption, directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis.”

This appraisal assumes that the property continues to meet the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions

A hypothetical condition is defined by the Uniform Standards of Professional Appraisal Practice (2001 Edition, The Appraisal Foundation, page 3) as “that which is contrary to what exists but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis.”

This Appraisal employs no Hypothetical Conditions.

VALUATION SERVICES	ADVISORY GROUP

PHOTOGRAPHS OF SUBJECT PROPERTY

Front View of Subject Property

Side of Subject Property

PHOTOGRAPHS OF SUBJECT PROPERTY

Living Room

Dining Room

PHOTOGRAPHS OF SUBJECT PROPERTY

Private Dining Room

Interior Courtyard

PHOTOGRAPHS OF SUBJECT PROPERTY

Typical Unit

West View along San Bernardino Road

TABLE OF CONTENTS

INTRODUCTION	1
LOS ANGELES REGIONAL ANALYSIS	6
LOCAL AREA ANALYSIS	23
SENIOR LIVING INDUSTRY OVERVIEW	25
MANAGEMENT AND OPERATIONS OVERVIEW	33
COMPETITIVE MARKET ANALYSIS	35
SITE DESCRIPTION	52
IMPROVEMENTS DESCRIPTION	54
REAL PROPERTY TAXES AND ASSESSMENTS	58
ZONING	59
HIGHEST AND BEST USE	60
VALUATION PROCESS	62
INCOME CAPITALIZATION APPROACH	64
RECONCILIATION AND FINAL VALUE OPINION	85
ASSUMPTIONS AND LIMITING CONDITIONS	87
CERTIFICATION OF APPRAISAL	90
ADDENDA	91

VALUATION SERVICES	ADVISORY GROUP

INTRODUCTION

Identification of Property

Common Property Name:	Covina Villa

Location:	825 W. San Bernardino Road Covina, Los Angeles County, California 91722

The subject site is an interior parcel located on the north side of San Bernardino Road.

Property Description:	The property consists of a one-building, two-story assisted living facility containing 62 units and licensed for 90 beds situated on a 1.09-acre site.

Assessor’s Parcel Number:	8432-016-027

Property Ownership and Recent History

Current Ownership:	The underlying subject land is owned by Leeds and Strauss Enterprises, a joint venture. The real estate was leased at the completion of construction to Ms. Katherine Crake on July 1, 1977 who subsequently assigned the lease to American Retirement Villas Properties II (a California limited partnership). The term of the lease is 60 years with the termination date being June 30, 2037. There are no options to renew. The annual base rent was $42,000 per year with a CPI adjustment made every four years. This is a net lease with all operating expenses including property taxes and utilities to be paid by the lessee. A copy of the lease is included in the Addenda. Therefore, the scope of this assignment involves estimating the leasehold estate in the subject property.

Sale History:	The property has not transferred within the past three years to the best of our knowledge.

Current Disposition:	American Retirement Villas Properties II (a California limited partnership) is involved in a proxy/solicitation offer filed with the SEC that involves this property.

Intended Use and Users of the Appraisal

This Appraisal is intended to provide an opinion of the going concern market value of the leasehold interest in the property for the use of ARV Assisted Living, Inc. in connection with the proxy solicitation/tender offer filed with the SEC and distributed to the holders of the limited partnership interests in the Partnership. All other uses and users are unintended.

Dates of Inspection and Valuation

The value conclusion reported herein is as of October 17, 2003. The property was inspected on October 17, 2003 by Sally U. Haft, MAI.

Property Rights Appraised

The leasehold interest in the subject operations has been appraised.

VALUATION SERVICES	1	ADVISORY GROUP

INTRODUCTION

Scope of the Appraisal

This is a Complete Appraisal presented in a self-contained report, intended to comply with the reporting requirements set forth under the Uniform Standards of Professional Appraisal Practice (USPAP) for a Self-Contained Appraisal Report. In addition, the report was also prepared to conform to the requirements of the Code of Professional Ethics of the Appraisal Institute and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), Title XI Regulations.

In preparation of this Appraisal, we investigated a wide array of vacant land sales in the subject’s submarket, improved sales from a local, regional or national basis, analyzed rental data, and considered the input of buyers, sellers, brokers, property developers and public officials. Additionally, we investigated the general regional economy as well as the specifics of the local area of the subject.

The scope of this Appraisal required collecting primary and secondary data relative to the subject property. The depth of the analysis is intended to be appropriate in relation to the significance of the appraisal issues as presented herein. The data has been analyzed and confirmed with sources believed to be reliable, whenever possible, leading to the value conclusions set forth in this report. In the context of completing this report, we have made a physical inspection of the subject property and the comparables. The valuation process involved utilizing market-derived and supported techniques and procedures considered appropriate to the assignment.

The scope of this analysis, and the analysis contained herein, is reflective of “the amount and type of information researched and the analysis applied in an assignment” (2001 USPAP, page 4). This Appraisal employs only the Income Capitalization Approach as we are valuing the leasehold position in the property. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that this approach would be considered necessary and applicable for market participants. Therefore, we have not employed the Cost Approach or the Sales Comparison Approach to develop an opinion of market value.

Definitions of Value, Interest Appraised and Other Terms

The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute, as well as other sources.

Market Value

Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. A current economic definition agreed upon by agencies that regulate federal financial institutions in the United States of America follows, taken from the glossary of the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.	Buyer and seller are typically motivated;

2.	Both parties are well informed or well advised, and acting in what they consider their own best interests;

VALUATION SERVICES	2	ADVISORY GROUP

INTRODUCTION

3.	A reasonable time is allowed for exposure in the open market;

4.	Payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

5.	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Fee Simple Estate

Absolute ownership unencumbered by any other interest or estate, subject to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

Leased Fee Estate

An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

Leasehold Estate

The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.

Going Concern Value

The value created by a proven property operation; considered as a separate entity to be valued with a specific business establishment. Common going-concern appraisals are conducted for assisted living facilities, nursing homes, hotels and motels, restaurants, bowling alleys, industrial enterprises, retail stores, and similar property uses. For these property types, the physical real estate assets are integral parts of an ongoing business such that the market values from the land and building are difficult, if not impossible, to segregate from the total value of the ongoing business.

Market Rent

The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

Cash Equivalent

A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

VALUATION SERVICES	3	ADVISORY GROUP

INTRODUCTION

Market Value As Is on Appraisal Date

The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

Exposure Time and Marketing Time

Exposure Time

Under Paragraph 3 of the Definition of Market Value, the value opinion presumes that “A reasonable time is allowed for exposure in the open market”. Exposure time is defined as the length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

The reasonable exposure period is a function of price, time and use. It is not an isolated opinion of time alone. Exposure time is different for various types of real estate and under various market conditions. As noted above, exposure time is always presumed to precede the effective date of appraisal. It is the length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective opinion based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient and reasonable time but adequate, sufficient and a reasonable marketing effort. Exposure time and conclusion of value are therefore interrelated.

Based on discussions with market participants and information gathered during the sales verification process, a reasonable exposure time for the subject property at the value concluded within this report would have been approximately twelve (12) months. This assumes an active and professional marketing plan would have been employed by the current operator.

Marketing Time

Marketing time is an opinion of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. (Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal). The opinion of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

We believe, based on the assumptions employed in our analysis, as well as our selection of investment parameters for the subject, that our value conclusion represents a price achievable within twelve (12) months.

Legal Description

The subject site is identified by the Los Angeles County assessor as Assessor’s Parcel Number 8432-016-027. A complete legal description is located in the Addenda to this report.

VALUATION SERVICES	4	ADVISORY GROUP

REGIONAL MAP

REGIONAL MAP

VALUATION SERVICES	5	ADVISORY GROUP

LOS ANGELES REGIONAL ANALYSIS

Introduction

The short- and long-term value of real estate is influenced by a variety of factors and forces that interact within a given region. Regional analysis serves to identify those forces that affect property value, and the role they play within the region. The four primary forces that influence real property value include environmental characteristics, governmental forces, social factors, and economic trends. These forces determine the supply and demand for real property, which, in turn, affect market value.

The subject property is located in Covina, California within Los Angeles County, which is part of the greater Los Angeles Consolidated Metropolitan Statistical Area (CMSA).

Regional Economic and Demographic Analysis

Regional Area Overview

The Los Angeles-Long Beach Primary Metropolitan Statistical Area (PMSA) in Southern California is the largest of the four PMSAs within the Los Angeles Consolidated Metropolitan Statistical Area (CMSA), which is also comprised of the PMSAs of Ventura, Orange County and Riverside-San Bernardino. Los Angeles County is the Los Angeles PMSA (Los Angeles) and encompasses 4,060 square miles and 88 independent cities, towns, and municipalities. Within the Los Angeles PMSA, the City of Los Angeles is the largest incorporated area. The Los Angeles PMSA’s central Southern California location provides an extensive transportation network that includes major north-south and east-west interstate highways, four major airports, including Los Angeles International (LAX), and the Port of Los Angeles-Long Beach the third busiest airport and the third busiest port in the world, respectively.

LOS ANGELES CMSA AND COMPONENT PMSAS

Source: Cushman & Wakefield Analytics

While the four economies of the PMSAs that comprise the regional CMSA are intertwined with each other, each PMSA is also distinguished by its demographic and economic characteristics. Among the region’s four PMSAs, Los Angeles is by far the largest in terms of gross metro product (GMP), total employment and population.

VALUATION SERVICES	6	ADVISORY GROUP

LOS ANGELES REGIONAL ANALYSIS

In fact, Los Angeles is the largest metropolitan economy in California and the third largest metropolitan economy in the nation – trailing only New York and Chicago in terms of GMP. In terms of total employment, Los Angeles ranks third, again trailing New York and Chicago. Los Angeles accounts for 3.6 percent of the U.S. Gross Domestic Product (GDP), 3.4 percent of its population and 3.1 percent of its total employment.

Orange County is the CMSA’s second largest economy in terms of GMP and employment. It is also the region’s most diverse economy in terms of industry sectors, with a growing high-tech sector that includes well-positioned aerospace and satellite telecommunications industries. Trade is also a key component of its economy, as many foreign producers have marketing and distribution centers in Orange County.

Riverside-San Bernardino is the second most populous PMSA within the CMSA, but ranks a distant third in employment, indicating that many of its residents commute outside of the metro area to their places of employment. Wage earners living in the Riverside-San Bernardino PMSA are likely to work in the Los Angeles or Orange County PMSAs. While services, construction and retail trade are major economic drivers, the government sector is a major component of the PMSA’s employment composition, as public school teachers, who are classified as local government employees, are a large share of the PMSA’s employment base.

Ventura County is a significantly smaller economy in terms of its GMP, total employment and population, and serves primarily as a bedroom community to Los Angeles. Ventura’s key economic drivers are the military and an expanding biotech industry.

Given its sheer size, the Los Angeles PMSA, which is the focus of the following demographic and economic overview, has a number of distinct regions within the county.

•	Downtown includes the revitalized Central Business District (CBD), which is increasingly regaining favor among traditional businesses such as banks, insurance companies and law firms seeking large blocks of high-quality space at a lower cost, and a central location with good access to public transportation.

•	Los Angeles West/Century City is situated among the executive residential neighborhoods of Brentwood, Bel Air and Beverly Hills, and also benefits from its proximity to Los Angeles International Airport (LAX). The tenant base is predominantly entertainment companies, law firms and their supporting services. Further west is Santa Monica, favored by high-technology/internet firms.

•	The diversity of the Los Angeles South region enabled it to weather this recession better than the last one. The area still has a significant concentration of aerospace businesses and is expected to benefit from increased defense spending and more government contracts.

•	The Tri-Cities region includes the cities of Burbank, Pasadena, and Glendale. This area is home to auxiliary entertainment companies that favor locations near the major studios. Also, biotechnology is establishing a presence in the Pasadena Corridor.

•	The Los Angeles North region is dominated by the San Fernando Valley, and is characterized by back office operations of insurance and title companies.

Demographic Profile

The Los Angeles metro area’s median age is a young 32.2 years – significantly below both the median age of the nation’s top 100 largest metropolitan areas (Top 100) and the U.S. of 35.1 and 35.6 years, respectively. While the share of the population in Los Angeles with bachelor and advanced degrees at 22.1 percent is greater than the U.S. share of 20.8 percent, it is less

VALUATION SERVICES	7	ADVISORY GROUP

LOS ANGELES REGIONAL ANALYSIS

than the Top 100 share of 23.9 percent. In addition, a significantly larger share of the population within Los Angeles has less than a high school education – particularly in comparison to the Top 100 metro areas. Los Angeles’s average household income is 98 percent that of the Top 100 metro areas, but its median household income only 92 percent of the Top 100’s median. In comparison to the U.S. overall averages, the average income is 10.9 percent higher and its median income is 5.9 percent higher – not surprising given Southern California’s relatively high cost of living.

DEMOGRAPHIC CHARACTERISTICS
Los Angeles PMSA vs. Top 100 MSAs and U.S.
2002 Estimates

	Los Angeles	Top 100
Characteristic	PMSA	Metro Areas*	U.S.

Median Age (years)	32.2	35.1	35.6
Average Annual Household Income	$71,300	$72,700	$64,300
Median Annual Household Income	$50,300	$54,700	$47,500
Households by Annual Income Level:
<$25,000	23.2%	21.0%	25.3%
$25,000 to $49,999	26.7%	25.1%	27.3%
$50,000 to $74,999	19.7%	20.8%	20.2%
$75,000 to $99,999	12.1%	13.4%	11.8%
$100,000 plus	18.5%	19.7%	15.5%
Education Breakdown:
< High School	30.0%	21.8%	24.1%
High School Graduate	20.8%	27.8%	29.8%
College < Bachelor Degree	27.1%	26.5%	25.4%
Bachelor Degree	14.4%	15.5%	13.5%
Advanced Degree	7.7%	8.4%	7.3%

Source: Claritas, Inc., Cushman & Wakefield Analytics

*	The Top 100 Metro Areas are comprised of the 100 largest metropolitan statistical areas within the U.S. in terms of total employment as of 2002.

Population

The Los Angeles PMSA, with a current population of over 9.8 million, has consistently lagged the Top 100 metro areas in terms of the rate of population growth during the past 10 years. The metro area actually lost population in 1994 and 1995. Population growth did rebound, however, in the late 1990s to a level on par with the Top 100 metro areas. But overall, between 1992 and 2002, the PMSA’s erratic annual population growth averaged a meager 0.8 percent – well below the 1.3 percent rate of growth within the Top 100. Through 2007, the Los Angeles PMSA population is expected to grow on average at 1.0 percent annually, on par with the projected growth rate of the Top 100 of 1.1 percent per year.

VALUATION SERVICES	8	ADVISORY GROUP

LOS ANGELES REGIONAL ANALYSIS

POPULATION GROWTH BY YEAR
Los Angeles PMSA vs. Top 100 Metros
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

NOTE: In this Exhibit and all subsequent time-series graphs, the shaded bars indicate the periods of a U.S. economic recession.

Demographics are a positive force for the Los Angeles economy, with net migration increasing consistently for five consecutive years. A reduction in the out-migration of domestic residents and strong in-migration from abroad have driven the accelerating net population growth rate. Persistent international migration for more than 10 years means there is now a large pool of migrant households with sufficient assets ready to enter the housing market, driving demand for housing throughout Los Angeles County.

Of the four PMSAs comprising the CMSA, Los Angeles has experienced the slowest rate of growth during the 10 years ending 2002. Riverside-San Bernardino has been and is expected to remain the fastest growing PMSA among these four in terms of population. Although population growth in Los Angeles is projected to increase steadily through the next four years, the PMSA’s growth rate is expected to continue to lag that of the other PMSAs in the region, with Riverside/San Bernardino in particular expected to grow at a 3.7 percent average annual rate between year-end 2002 and 2007. Overall, however, the Los Angeles PMSA still accounts for roughly 38 percent of the CMSA’s absolute increase in population.

VALUATION SERVICES	9	ADVISORY GROUP

LOS ANGELES REGIONAL ANALYSIS

ANNUALIZED POPULATION GROWTH BY PMSA
Los Angeles CMSA
1992 – 2007

				Annual	Annual
			2007	Growth	Growth
Population (000s)	1992	2002	Forecast	92-02	02-07

United States	256,514.0	287,363.0	297,458.0	1.1%	0.9%
Top 100 MSAs	159,733.7	180,969.0	188,730.5	1.3%	1.1%
Los Angeles CMSA	15,057.9	16,977.1	18,181.4	1.2%	1.7%
Los Angeles PMSA	8,948.1	9,730.0	10,156.1	0.7%	1.1%
Orange County PMSA	2,452.7	2,923.1	3,088.9	1.8%	1.4%
Riverside-San Bernardino PMSA	2,739.1	3,540.3	4,097.8	2.6%	3.7%
Ventura PMSA	675.7	783.7	838.7	1.5%	1.7%

Source: Economy.com, Cushman & Wakefield Analytics

Los Angeles’s population is clustered in the southern half of the PMSA south of the San Gabriel Mountains. The most densely populated regions are located in close proximity to the major freeways such as the I-10 (Culver City, Hollywood, Los Angeles), between the I-110 and I-710 north of I-105, and between I-710 and I-605 south of I-105. The most sparsely populated zip codes are located in the undeveloped San Gabriel Mountains and along the highly desirable, affluent beach regions around Malibu north of Santa Monica as well as in the southern coastal area of Rancho Palos Verdes. In addition, the Santa Monica Mountains between the ocean and the San Fernando Valley is an area where development is highly restricted and is sparsely populated. The direction of development is generally north and east.

VALUATION SERVICES	10	ADVISORY GROUP

LOS ANGELES REGIONAL ANALYSIS

POPULATION DENSITY BY ZIP CODE
Los Angeles PMSA
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Households

Like its population growth, the rate of household formations in the Los Angeles PMSA lagged that of the Top 100 between 1992 and 2002. During the last 10 years, Los Angeles’s average annual growth in its number of households of merely 0.6 percent per year significantly trailed the Top 100’s pace of 1.3 percent due in part to a net decrease in the number of households from 1993 through 1995.

Since 2001, the Los Angeles PMSA household formation rate has actually exceeded the Top 100 rate, and this is expected to continue through 2004. Looking forward to 2007, however, Los Angeles is expected to match the average annual growth rate of the Top 100 at 1.3 percent per year.

VALUATION SERVICES	11	ADVISORY GROUP

LOS ANGELES REGIONAL ANALYSIS

HOUSEHOLD GROWTH BY YEAR
Los Angeles PMSA vs. Top 100 Metros
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Income

In 2002, Los Angeles’s median household income was $50,300, 5.9 percent higher than the national average of $47,500. Over the past 10 years, Los Angeles’s 2.0 percent average annual growth in median household income significantly lagged the nation’s average annual growth of 3.7 percent.

Through 2007, Los Angeles’s median household income growth is expected to grow at an annual average rate of 2.6 percent, just under the Top 100 average of 2.7 percent.

Among the four regional PMSAs, Los Angeles ranks last in median household income. Household incomes in Ventura and Orange County are expected to widen their lead over Los Angeles between year-end 2002 and 2007, with a projected average annual increase of 3.1 percent, while Riverside-San Bernardino is forecast to grow at an average of only 2.5 percent per year.

Within Los Angeles County, the highest median incomes are concentrated in five areas: 1) the sparsely-populated beach and mountain communities around Malibu and the hills to the south of San Fernando Valley, 2) the communities of Brentwood, Bel-Air and Beverly Hills to the east of Interstate 405, 3) Palos Verdes to the south, at the west of the southern terminus of Interstate 110, 4) the area around Pasadena above Interstate 210, and 5) the more sparsely developed northern region around Interstate 5. The lowest median household incomes are in Central and East Los Angeles. In general, median household incomes are inversely proportional to population density.

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LOS ANGELES REGIONAL ANALYSIS

MEDIAN HOUSEHOLD INCOME DISTRIBUTION BY ZIP CODE
Los Angeles PMSA
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Regional Economic Overview

The Los Angeles economy continues its moderate downturn as the business services and manufacturing industries cut payrolls further and retail trade has leveled off. Employment losses have slowed, but not ended. The unemployment rate has fallen from the high reached in mid-2002, yet remained stubbornly unchanged during fourth quarter 2002 and first quarter 2003. The moderate nature of Los Angeles’s downturn is reflected in the number of personal bankruptcy filings, which has fallen over the past year following a mild rise in 2001. Housing markets remain robust and even commercial real estate markets illustrate some improvement.

Cutbacks still hamper manufacturing payrolls, but the pace of decline has slowed due to some stability in aircraft and apparel manufacturing. The local aerospace industry got a boost in June with AirTran contracting to buy 10 Boeing 717s. Boeing had been seeking further sales to keep its Long Beach commercial jetliner assembly line open for the long term, and with this recent contract, it expects to keep the line rolling for the next several years. The 717 could gain more

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LOS ANGELES REGIONAL ANALYSIS

orders if it proves effective for AirTran to run as a low-cost aircraft for long-distance routes such as Atlanta to Los Angeles.

Net aerospace employment has yet to rise due to cutbacks by Boeing’s commercial assembly in Long Beach. Yet, all major defense aerospace firms are hiring. At least 2,000 workers will be added to payrolls this year at firms such as Northrop Grumman, Raytheon, Lockheed Martin and Boeing, causing aerospace employment in Los Angeles to increase for the first time in five years. While the local industry remains just one-third its size in 1990, its addition of well-paid jobs will generate growth for the economy through much of this decade. Los Angeles’s high- end apparel industry is stable as global security concerns force this industry, which requires fast turnaround and close quality control, to be kept close to local demand.

Payrolls in the leisure and hospitality industry barely faltered over the past two years. The regional drive-in market is large enough to offset some of the falloff in national and international travel. The hotel industry remains at risk, however, as occupancy remains well below pre- September 11th rates. The short duration of the war in Iraq minimized its risk, but now the expansion of SARS poses further risk to international travel. With its high exposure to pan-Pacific travel, Los Angeles hotels may not rebound by the end of 2003 as expected elsewhere, creating continued financial pressure.

The film and entertainment industry has come off a stellar year, providing an important pillar of support for the local economy. Domestic box office receipts rose by more than 10 percent last year and production activity in Los Angeles is rising. Theater improvements are bringing fans back to the movies. Global security concerns have bolstered the local industry, resulting in more than half of current major studio productions being shot at least partially in Los Angeles, well above average. Longer term, however, there is some risk of consolidation in the filmmaking industry.

Despite continued demand for housing since the mid-1990s, supply has been slow to respond. New construction has been constrained by a lack of developable land, strict building regulations, and a reticence among lenders to fuel construction too strongly. Thus, house price appreciation has been consistently strong, remaining in double digits, which is contributing to deteriorating affordability. With pressure from household formation rates easing, the market is closer to balance, although the continued excess demand will keep prices from correcting sharply once interest rates begin to rise.

Strong house price appreciation continues to support household balance sheets in Los Angeles, as there is plenty of home equity for homeowners to tap to support income streams. Thus, while personal bankruptcy filings rose moderately during the 2001 recession, they are now falling and remain well below their record level of the 1990s. This bodes well for continued stable consumer spending and provides some prospect of greater income elasticity for spending when the economy accelerates. Housing, retail sales and consumer services should thus perform well.

The Los Angeles economy is expected to improve in the second half of 2003. The primary factor is defense spending, which will be felt widely for the next several years. Entertainment will also contribute to the near-term turnaround. International trade and travel generates some downside risk depending on the pace of the global rebound and the impact of the SARS on the Asian economy. The Los Angeles economy will be one of the first to turn around nationwide, although high costs and increasing congestion will keep it from outpacing the U.S. average over the long term.

VALUATION SERVICES	14	ADVISORY GROUP

LOS ANGELES REGIONAL ANALYSIS

Gross Product

During the economic recession that began in 1991, Los Angeles’s economic growth, in terms of gross product was negative for four consecutive years, and since that time consistently lagged the Top 100 gross product growth. As in many U.S. markets, gross product slowed during the recent U.S. economic recession and was on par with the Top 100 during 2002.

REAL GROSS PRODUCT GROWTH BY YEAR
Los Angeles PMSA vs. Top 100 Metros
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

The entertainment and defense industries will help support Los Angeles’s gross product growth through 2007, but at an expected annual average growth of only 2.7 percent, compared to 3.0 percent for the Top 100. In addition, Los Angeles County is forecast to lag Riverside-San Bernardino, Orange County and Ventura over the next five years, where gross product is expected to exceed the Top 100 with growth rates of 4.2 percent, 3.5 percent and 3.4 percent, respectively.

Employment Trends

In terms of its industry sector composition, the economic diversity of Los Angeles is highly comparable to the average among the Top 100 metro areas. Only the Trade, Transportation and Utilities sector accounts for more than 15 percent of the metro area’s total employment. While more heavily weighted in the Manufacturing and Information sectors than the Top 100 as a whole, the metro area’s employment base is relatively under-weighted in the Construction sector and to a lesser degree in the Financial Activities sector.

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LOS ANGELES REGIONAL ANALYSIS

EMPLOYMENT BY SECTOR
Los Angeles PMSA vs. Top 100 Metros
2002

Source: Economy.com, Cushman & Wakefield Analytics

One indicator of the good health of the Los Angeles economy is a rising amount of industrial construction. While industrial vacancy rates have risen, they remain well below the national average. A stable economy, increasing trade volumes through the ports of Los Angeles and Long Beach, and expanding production among defense aerospace contractors are among the factors that are driving new construction activity. This is further evidence of a near-term rise in production activity in manufacturing that will help accelerate the economy.

While the national recession of 1991 resulted in negative employment growth for the U.S. overall during that year, employment within the Los Angeles PMSA’s continued to contract through 1994. And while the Los Angeles PMSA was among the last metro areas to emerge from the 1991 recession, it has weathered the nation’s 2001 economic downturn on par with the Top 100 metro areas as a whole. The PMSA, along with the U.S., is expected to continue to emerge from the recession, albeit slowly, during 2003. Looking forward through 2007, Los Angeles’s average annual employment growth of 1.1 percent is expected to significantly lag that of the Top 100 1.6 percent growth.

TOTAL EMPLOYMENT GROWTH AND UNEMPLOYMENT RATE BY YEAR
Los Angeles PMSA vs. Top 100 Metros
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

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LOS ANGELES REGIONAL ANALYSIS

Following its severe and lengthy economic downturn during the first half of the decade, Los Angeles posted significantly higher unemployment rates than the Top 100 through the 1990s. The unemployment rate for the Los Angeles PMSA as of year-end 2002 was 6.8 percent, compared to the Top 100 unemployment rate of 5.6 percent. Los Angeles’s unemployment rate is expected to remain at 6.8 percent in 2003, and is forecast to trend slightly downward, in sync, but 70 to 80 basis points above that of the Top 100 metro areas overall through 2007.

Despite the size of its economy, Los Angeles is home to a relatively small share of the nation’s Fortune 500 corporations, which number 16 within the PMSA. The once-huge defense-related industry is poised for growth, but is no longer the dominant engine driving the local economy that it once was, having been supplanted somewhat by software and information technology industries. The growth sectors within the Los Angeles economy are now characterized by smaller, entrepreneurial businesses – many of those being technology companies related to the entertainment industry.

TOP NON-GOVERNMENT EMPLOYERS
Los Angeles PMSA
2002

Employer	Number of PMSA Employees

University of California, Los Angeles	36,300
Kaiser Permanente	27,600
The Boeing Company	23,500
Ralph’s Grocery	17,200
Bank of America Corporation	11,900
Walt Disney Company	11,200
Target	11,000
SBC Pacific Bell	10,700
CPE	10,200
Northrop Grumman Corporation	10,000
University of Southern California	9,300
ABM Industries, Inc.	9,300
Cedars-Sinai Medical Center	8,600
Federated Department Stores	7,300
Kelly Services	7,300
Medical Management Consultants, Inc.	6,400
Washington Mutual, Inc.	6,200
Edison International	5,600
Sempra Energy	5,100
Provident Health System	5,000
Countrywide Credit Industries, Inc.	3,900
Lockheed Martin Corporation	3,800

Source: LosAngelesAlmanac.com, Economy.com, Cushman & Wakefield Analytics

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LOS ANGELES REGIONAL ANALYSIS

FORTUNE 500 COMPANIES
Los Angeles PMSA
2002

Rank	Company Name	Rank	Company Name

61	The Walt Disney Company	305	Amgen, Inc.
99	Northrop Grumman Corporation	316	Unocal Corporation
103	Wellpoint Health Networks Inc.	332	KB Home
163	Edison International	337	Mattel, Inc.
167	Computer Sciences Corporation	359	Jacobs Engineering Group Inc.
185	Health Net Inc.	371	Dole Food Company, Inc.
209	Countrywide Credit Industries, Inc.	384	Avery Dennison Corporation
252	Occidental Petroleum Corporation	416	Hilton Hotels

Source: Fortune, Cushman & Wakefield Analytics

Like its total employment trends, Los Angeles’s office-using employment growth consistently lagged the Top 100’s average growth rate during the 1990s by significant margins. Los Angeles experienced negative office-using employment growth for three consecutive years from 1991 to 1993. The 2001 national recession, however, had a somewhat less adverse effect on Los Angeles’s office-using employment, but growth is expected to remain negative through 2003.

Between 1992 and 2002, office-using employment growth in Los Angeles averaged just 0.9 percent per year – roughly one-third the pace of the Top 100. Looking forward through 2007, office using employment is expected to continue to significantly lag the Top 100 at 1.4 percent average annual growth, compared to 2.1 percent for the Top 100.

TOTAL OFFICE-USING EMPLOYMENT GROWTH BY YEAR
Los Angeles PMSA vs. Top 100 Metros
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

The office-using employment is concentrated in numerous clusters within the county, generally along the major freeways. Significant concentrations are located in: the Los Angeles CBD/Financial District, Downtown Non-CBD along the I-10 and I-5; Mid-Wilshire and Miracle Mile in the Los Angeles Central market north of the I-10; Warner Center, Encino and Westlake Village in the Los Angeles North market; Glendale and Pasadena in the Tri-Cities market; El Segundo/Manhattan Beach, Los Angeles Airport in the Los Angeles South market along the

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LOS ANGELES REGIONAL ANALYSIS

405; and Century City, Santa Monica and Beverly Hills in the Los Angeles West market at the intersection of I-10 and I-405.

OFFICE-USING EMPLOYMENT CONCENTRATION BY ZIP CODE
Los Angeles PMSA
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Transportation Network

Without a doubt, the automobile has been key in the evolution of Los Angeles’s transportation infrastructure. The local communities are connected through a complex system of freeways. This has led to a congested, car-oriented culture in Los Angeles, where people schedule their days around the three-hour morning and evening rush hours. While the Metropolitan Transportation Authority operates the 59.4-mile Metro Rail service and a fleet of over 2,300 busses serving over 1.1 million passengers per day, the car remains the mode of choice.

Three major airports serve the Los Angeles PMSA: Los Angeles International (LAX), Burbank/Glendale/Pasadena and Long Beach. Other major airports in the region, but outside

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LOS ANGELES REGIONAL ANALYSIS

the PMSA itself are John Wayne Airport in Orange County and Ontario International Airport in Riverside County. LAX is among the world’s busiest airports, having served 56.2 million passengers and processed 1.9 million tons of air cargo for 2002. These figures represent 91 percent of passenger volume and 100 percent of air cargo processed by LAX through the same period in 2001. The decline in passenger volume is largely due to the economic downturn, which has affected tourism and business travel through LAX.

The combined Port of Los Angeles-Long Beach is the third largest port complex in the world in terms of tonnage, behind only Hong Kong and Singapore. Individually, the Port of Los Angeles and the Port of Long Beach rank first and second in the U.S., respectively. Combined, these terminals annually handle more than 185 million metric revenue tons of cargo, representing some $190 billion in 2002.

With cargo volume forecast to dramatically increase through the early 21st century, the Port has embarked on extensive modernization of existing facilities and development of new terminals.

Quality of Life/Amenities

Major Attractions and Amenities

Los Angeles’s quality of life has historically been one of its selling points, offering its residents a variety of outdoor recreational and cultural amenities. Both the San Gabriel Mountains and miles of ocean beaches are close by. The climate is mild, generally dry and warm year round.

As Southern California’s cultural center, not to mention the entertainment capital of the world, Los Angeles has a tradition rich in the arts. Its menu of attractions and cultural amenities, which has grown and diversified with its population over the past decade, includes the Getty Center, Huntington Botanical Gardens, Hollywood, Universal Studios, Beverly Hills, Rodeo Drive, Farmers Market, Olvera Street, Santa Monica, and Venice Boardwalk to name but a fraction.

Los Angeles’s major professional sports franchises include the Los Angeles Dodgers and the Anaheim Angels (just south in Orange County) baseball teams, the Los Angeles Lakers and Clippers (NBA) and the Los Angeles Kings (NHL). Ironically, in one of the largest media markets in the country, there is no professional football team. Its collegiate sports offerings include the nationally ranked USC Trojans and UCLA Bruins. Its world-class sports facilities include Dodger Stadium, Staples Center and the Rose Bowl in Pasadena.

Additional recreational facilities in the Los Angeles PMSA include the nationally recognized Six Flags Magic Mountain amusement park. Also nearby, the world-famous Disneyland is located in Orange County, roughly an hour to the south.

Education

Educational opportunities abound within the metro area. With 27 major institutions of higher learning educating nearly a quarter-million students, the metropolitan area has one of the largest student populations in the nation. Nationally recognized programs in engineering, business, and medicine are found throughout Los Angeles’s educational system at universities such as the University of California, Los Angeles (UCLA), University of Southern California (USC) and California Institute of Technology.

Medical Facilities

Anchored by the world famous Cedars-Sinai Health System, the Los Angeles metro area has a comprehensive healthcare network, including 41 general medical/surgical facilities, five psychiatric hospitals, and hospitals specializing in tuberculosis/respiratory disease, obstetrics/ gynecology, orthopedics, children’s general and children’s orthopedic.

VALUATION SERVICES	20	ADVISORY GROUP

LOS ANGELES REGIONAL ANALYSIS

Regional Summary

Los Angeles is a mature economy that has been undergoing structural changes since its downturn in the mid-1990s. It has transitioned from the 1980s economy that was highly dependent on the massive defense outlays to a few large defense contractors, and a more balanced economy increasingly comprised of diverse, smaller and more entrepreneurial firms, especially within in the technology and services sectors.

The Los Angeles economy faces some downside risks in the near term. California’s current budget shortfall will cause a reduction in state-funded infrastructure projects, affecting employment in the near term and economic growth over the long term. If the global economic rebound is delayed or is lethargic, international business and travel to and from Los Angeles could be limited. Finally, Los Angeles’s large share of consumer-oriented industries could falter should the U.S economy dip back into recession.

The Los Angeles economy also has a number of strengths. As the global entertainment capital, Los Angeles is expected to maintain its primacy in the entertainment industry that supports high- paying, high-technology jobs. In addition, the improved outlook for defense aerospace is also expected to support both high-tech and manufacturing employment levels through 2007 and beyond.

Los Angeles’s long term growth is tied to its two major shipping ports. Increased activity at the Ports of Los Angeles and Long Beach will have a multiplier effect on the local economy. That, along with ongoing infrastructure improvements to the ports, is expected to result in Los Angeles capturing an increasing share of west coast shipping traffic. Projected concurrent economic recoveries in both Asia and the U.S. are expected to have positive effects on travel and tourism in Los Angeles.

As the California and Los Angeles economies rebound, Los Angeles is expected to experience strong growth trends in population, employment and gross product as companies are attracted by the county’s high quality of life and relatively low (for California) business costs.

VALUATION SERVICES	21	ADVISORY GROUP

LOCAL AREA MAP

LOCAL AREA MAP

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LOCAL AREA ANALYSIS

Location

The property is located in Los Angeles County, within the city of Covina. Covina is a low-density community with slightly over 45 percent of the city is housing. There are eight major parks, two softball facilities and one neighborhood pocket park, in the city of just seven square miles.

Covina is a community with quality schools. Charter Oak Unified School District and Covina Valley Unified School District provide schools that have been recognized for excellence. The city’s Cedargrove Elementary School and Ben Lomond Elementary School have both been named California Distinguished Schools by the State

Covina is a community of homeowners. The great majority of housing is single family detached, and homes are 58 percent owner occupied. Homes are affordable, as the median value is just over $200,000 with the median mortgage payment at $1,091 per month. Housing options range from affordable to executive homes.

There are four major retail areas, three sizable industrial areas, an office park and an office high rise. Covina is served by the Inter-Community Medical Center, Charter Oak Hospital, and Magan Medical Clinic.

Access

Local area accessibility is generally good, relying on the following arteries:

Local:	Major arterial thoroughfares running east/west in the subject area are San Bernardino, Badillo and Garvey Avenues. Irwindale, Puente and Azusa Avenue are north/south commercial arterial streets.

Regional:	Interstates 10 and 210 provide east and west access through the metropolitan Los Angeles Area. Interstate 605 provides north and south access through the area.

Covina has bus, rail and air transportation. All forms of ground and air shipping are available. San Bernardino Avenue is a moderately traveled arterial. No known changes in the planning or construction of local arterials or nearby highway is known or reported.

Nearby and Adjacent Uses

The subject’s local area is composed of residential and supportive uses.

Development north and east of the subject is primarily residential. On the north side of San Bernardino Road traveling east are single-family home. A few of the homes have been converted to commercial uses.

South and west of the subject along San Bernardino Road, the street is developed with commercial improvements. Directly south of the subject across San Bernardino Road is a shopping center anchored by Savon-On Drugs. Azusa Avenue and San Bernardino Road is a major commercial intersection 0.5 blocks to the west.

Surrounding secondary connector streets are generally improved with residential development.

VALUATION SERVICES	23	ADVISORY GROUP

LOCAL AREA ANALYSIS

Special Hazards or Adverse Influences

There are no detrimental uses in the local area that would impact the subject’s use. The general area is outside of the 100 and 500-year flood plains as identified on the FEMA maps. No unusual noise pollution was noted. No noxious odors were noted at or near the subject and none were reported.

Land Use Changes

No known land use changes were reported or observed. No demolition or closing of senior housing was known.

Demographics

Population

The area’s demographic characteristics within the Covina region were reviewed. Claritas, Inc. provides historical, current and forecasted population estimates for the area.

The population of the City of Covina was 48,261 in 2002. Between 2000 and 2002, the population within Covina increased by an annual rate of 1.51 percent. The rate of growth is projected to remain essentially stable during the next five years. By the year 2007, the population of Covina is expected to increase to 51,497 persons, representing annual average growth of 13.1 percent between 2002 and 2007.

The 2002 population within a 5-mile radius surrounding the subject site is 339,874. Between 2000 and 2002, the population within this radius increased by an annual rate of 0.63 percent. The rate of growth is projected to increase slightly during the next five years. By the year 2007, the population within this radius will have increased to 494,661 persons, representing annual average growth of 1.39 percent between 2002 and 2007.

Households

A household consists of all the people occupying a single housing unit. According to Claritas, Inc., the persons per household in Covina averaged 2.92 people and averaged 3.53 people within a 5-mile radius in 2002. The areas average household size is less than the county and state as a whole at 2.99 and 2.88 persons per household, respectively.

Income

Income levels, either on a per capita, per family or household basis, of the residents of the market area form an important component of this total analysis. According to Claritas, Inc., the average household within Covina has an average income of $67,916 per capita and $68,870 per household within a 5-mile radius. The average household income for the county and state was $71,353 and $75,364, respectively for 2002.

Conclusions

In summary, the subject site is located in an established residential and commercial area. The trends for the local area appear stable but healthy. A moderate supply of vacant land is available for development. No known land use changes were reported or observed. No demolition or closing of senior housing facilities was identified. We anticipate the neighborhood will achieve moderate growth in property values into the foreseeable future.

VALUATION SERVICES	24	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

Independent Living

Congregate care or independent living units are designed for seniors who pay for some congregate services (i.e. housekeeping, transportation, meals, etc.) as part of the monthly fee or rental rate, and who require little, if any, assistance with activities of daily living. Residents of congregate/independent living units may have some health care-type services provided to them by in-house staff or an outside agency. Congregate units may be part of a congregate residence, a property that provides congregate and assisted living services, or a continuing care retirement community.

The retirement housing industry overall has matured considerably over the past two decades as the elderly population has increased and seniors have come to accept and seek alternatives to remaining in their homes. Retirement housing has expanded beyond the early dominance of life care and continuing care retirement communities (CCRCs). These communities, which typically included independent living and nursing care on a single campus, typically charged residents an entrance fee and a monthly fee. Rental retirement communities represented a major area of growth in the 1980s, fueled in part by the Department of Housing and Urban Development’s 221(d)(4) Retirement Service Center mortgage insurance program. Although the program no longer exists, the rental model is still a popular option for newly developed retirement communities. In addition, a small but definite increase in the number of cooperatives and condominiums has taken place, particularly among communities targeting a more affluent segment of the elderly population.

The retirement community of today is a smaller complex consisting of 100 to 200 independent living units versus the 200 to 300 independent living units that characterized the early CCRCs. In some cases, the communities are being developed in stages to avoid some of the up front risk associated with initial lease-up and to allow the facility to be more responsive to the market needs and preferences.

The rental retirement communities of the early 1980s typically offered no nursing care or assistance with daily living. These facilities were designed to provide hospitality services such as meals, housekeeping, transportation, and activities. These facilities met with slow lease-up rates and exceedingly high turnover due to their inability to meet changing resident needs.

Independent living communities, particularly rental communities, are least heavily monitored and governed by state regulations. In some states, this has resulted in a fair degree of flexibility in providing additional services.

It has become quite clear over the past ten years that the retirement communities are attracting an older and somewhat frailer population than originally anticipated. The average age of entrance into independent living units is between the late 70’s and early 80’s, rather than the late 60’s and early 70’s originally anticipated. As a result of the change in resident profile as well as the experience gained in the 1980s, it is clear that some form of health care or supportive services for the frail elderly is a necessary component of a retirement community.

Assisted Living

The emergence of assisted living as an option in the long-term care continuum for elders in the 1990’s represented the convergence of social, political, economic and treatment trends. Prior to this, most dependent seniors had only two long-term care options: be cared for by a family member or enter a nursing home. Today, as the number of elders and their frailty increases, these options have proven inadequate for seniors, their families and society. For many elderly, nursing homes are overly intensive and expensive. Therefore, for the segment of seniors with

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SENIOR LIVING INDUSTRY OVERVIEW

moderate to intermediate care needs, assisted living has become a favored form of long-term care.

The Assisted Living Facilities Association of America (ALFAA) defines assisted living as a special combination of housing, personalized supportive services and health care designed to respond to the individual needs of those who require help in activities of daily living, but do not need the skilled medical care provided in a nursing home. Assisted living care promotes the maximum independence of dignity for each resident and encourages the involvement of a resident’s family, neighbors and friends.

Although industry proponents are clear as to the general characteristics and philosophy of an assisted living community, there is no national agreement on the details and legal definition of assisted living. As the assisted living industry becomes increasingly standardized, and as the industry expands, it can expect to acquire a defined legal status with respect to licensure, reimbursement and financing.

Some states have enacted laws using the term assisted living, however, in most jurisdictions licensure statutes combine a variety of terms and programs. In referring to residential housing and services, most state licensing laws use terms such as: rest homes, homes for the aged, supportive living facilities, residential care facilities, board and care homes, elderly group homes, congregate care housing and senior housing.

Assisted living programs are located in a variety of environments. They may be housed in newly constructed freestanding facilities, retrofitted buildings such as former hotels, units attached to nursing homes, senior apartments with services, units within CCRC developments and congregate care units. Whatever the environment, there must be private, or at a minimum companion suite residential living space.

Typically, a resident will have a compact studio or efficiency apartment. Living space will almost always include a private bathroom. The living space may or may not include a kitchen or kitchenette, washer and dryer, a living room or storage space. Economics generally dictate the size of the private living space, which can range from a small one-room efficiency of less than 300 square feet to a large one-bedroom apartment of 750 square feet.

Assisted living residences also provide for a considerable amount of common space for the residents to share. Newer assisted living facilities generally allocate from 30 percent to 40 percent of all gross square footage of the building to common area. Such space includes dining rooms, libraries, lounges, activity centers, kitchens and laundry rooms. The size of an assisted living facility depends on many variables including market forces and site constraints. Most newer freestanding facilities typically fall into the range of 40 to 80 units.

The level of service in assisted living facilities varies. However, within a broad range, there are certain basic services offered:

•	24-hour a day on-site supervision or access to an emergency call system;

•	Two or three meals and regular snacks are available;

•	Light housekeeping and laundry services are available;

•	Residents are entitled to some level of personal care each day from the facility staff;

•	A personalized health care plan delineates how health care needs may be addressed; and;

•	Activity, social service and transportation resources are made available.

Because it is a goal of assisted living to enable residents to age- in- place, the level of personal care, food services or health care may be adjusted upwards as needed. However, arranging

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SENIOR LIVING INDUSTRY OVERVIEW

services to allow aging- in- place can be difficult if residents need increasing amounts of nursing care and the states limit or prohibit skilled nursing care in assisted living facilities. With this in mind, it should be noted that there is a growing trend by states to extend the scope of assisted living services far into the long-term care continuum.

The typical resident of assisted living is 83 years old, is a woman and is single or widowed. Today’s assisted living residents have care needs and characteristics that were associated with patients in intermediate care facility nursing homes in the 1970’s and 1980’s. Senior care needs are gauged by the extent to which an individual requires regular assistance with ongoing activities of daily living (ADLs) such as bathing, eating, walking, toileting and dressing. In order to determine that there is an ADL dependency, a clinician must determine that an individual cannot safely or routinely perform a specific activity unless he or she has help. Unless such help is provided, the individual is at risk of not meeting an essential daily need.

While the number of ADLs with which a person needs help is used clinically as a measure of dependency, having such dependency does not mean that medical care is required. In assisted living facilities, residents generally have at least one ADL dependency, and it is not uncommon that they have as many as three or four.

Assisted living fees are typically structured around a fixed monthly amount that covers both housing and services. The monthly amount generally includes a base level of personal care with additional personal care charged separately. There also may be entrance fees, typically equivalent to the first and last month’s rent. Assisted living facilities do not require the large endowment type entrance fees required in some CCRCs.

Occupancy Patterns

Occupancy data compiled by the American Seniors Housing Association for the various senior housing community types (congregate, assisted and CCRCs) has been summarized in the following table.

Median Occupancy Rates
For Profit Senior Housing Facilities

Property Type	1995	1996	1997	1998	1999	2000	2001	2002

Independent	95.0%	98.0%	96.0%	98.0%	95.0%	95.0%	94.5%	93.1%
Assisted Living	97.0%	95.0%	95.0%	92.0%	94.0%	90.0%	93.8%	94.2%
CCRCs	95.0%	95.0%	94.0%	95.0%	93.2%	93.2%	93.1%	92.4%
All Communities	95.0%	96.0%	95.0%	95.0%	93.7%	93.7%	94.0%	93.5%

Source: American Seniors Housing Association

As seen, assisted living facilities in 2002 exhibited the highest occupancy rate of any of the property types. This was in contrast to the other property types that saw median occupancy rates decline slightly over 2001.

The average length of stay in a senior facility also varies as to the property type. In the following table is average length of stay data compiled by the American Seniors Housing Association.

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SENIOR LIVING INDUSTRY OVERVIEW

Average Resident Length of Stay
(Stated In Months)

Property Type	1998	1999	2000	2001	2002

Independent	45.5	43.4	38.1	43.1	33.4
Assisted Living	24.8	18.5	20.5	28.0	17.7
All CCRCs
Independent	61.0	45.4	59.8	37.3	37.0
Assisted Living	16.0	18.2	16.8	12.8	12.0
Nursing	20.0	23.2	18.6	9.0	9.0

Source: American Seniors Housing Association

As shown, the average length of stay in an assisted living facility in 2002 was 17.7 months and which reflected a notable decline over the length of stay average for 2001. Both assisted and independent living facilities showed declines, while CCRCs maintained generally similar occupancies over 2001. Much of the reasoning for the decline is from increased lateral movement of residents between existing facilities caused by such factors as facility operations (management, staffing, etc.), as well as foreclosures and closings of poorly operated facilities.

Absorption Trends

Net absorption data compiled by the American Seniors Housing Association (ASHA) for senior housing facilities is summarized in the following table.

2001 National Average Net Absorption Rates
Senior Housing Facilities

	1st	Months	Months	2nd	3rd
Property Type	Month	2 - 6	7 - 12	Year	Year

Independent	25.5	6.7	3.7	2.8	2.9
Assisted Living	11.7	5.2	2.9	2.2	5.3
CCRCs	37.4	18.9	9.0	5.5	4.1
All Communities	28.4	10.3	5.2	3.5	4.1

Figures based on number of residents

Source: American Seniors Housing Association

As seen, initial absorption of new residents for all facility types is strong in the first month, then it tapers off during the following months.

VALUATION SERVICES	28	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

California Assisted Living Environment

The California Department of Social Services, Community Care Licensing Division, is the state agency responsible for approving, monitoring and regulating residential care facilities for the elderly, which provide temporary or long-term, 24-hour non-medical residential care services to the elderly, who are substantially unable to live independently. Resident dependence may be the result of physical or other limitations associated with age, physical or mental disabilities or other factors.

Residential facilities are group living facilities with shared bedrooms for the residents. Services provided typically include three meals daily, recreation, housekeeping, security and personal services. Personal services in general include assistance with bathing and dressing and dispensing of medications.

Regulation of residential care facilities in California is documented by the State Department of Social Services (“Department”), contained in Residential Care Facilities for the Elderly, Title 22, Division 6, Chapter 8. Included in these regulations are application procedures, license requirements, enforcement provisions, continuing requirements, physical environment and health related services. Unless a facility is exempt from licensure as specified in regulatory Section 80007, no adult, firm, partnership, association, corporation, county, city, public agency or other government entity shall operate, establish, manage, conduct or maintain a community care facility without first obtaining a valid license.

General Requirements

The following is an outline of the basic requirements for residential care facilities in the State of California:

Admission

Prior to accepting a resident for care, the facility shall conduct an interview with the applicant and responsible person, perform a pre-admission appraisal, and evaluate a recent medical assessment. The licensee is to complete and maintain individual written admission agreements with all persons admitted to the facility or their designated representatives. The agreement shall specify basic services to be made available, payment provisions, modification conditions, refund conditions, general facility policies, and that the Department or licensing agency has the authority to examine residents’ records. The agreement must also specify conditions under which the agreement may be terminated.

Medical Assessment

Prior to a person’s acceptance as a resident, the licensee shall obtain and keep on file, documentation of a medical assessment, signed by a physician, made within the last year. The medical assessment shall include a physical examination of the resident, documentation of prior medical services and history, and a current medical status. There should be a record of current prescribed medications, identification of physical limitations of the person, and a determination of the person’s ambulatory status. The licensee shall obtain an updated medical assessment when required by the Department.

VALUATION SERVICES	29	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

Resident Records

A separate record shall be maintained for each resident. The record shall be current and complete and be generally accessible. A current register of all residents in the facility shall be maintained and kept in a central location.

Personal Rights

Each person shall have personal rights, which include but are not limited to:

1.	To be accorded dignity in his/her personal relationships with staff, residents, and other persons.

2.	To be accorded safe, healthful and comfortable accommodations, furnishings and equipment.

3.	To be free from corporal or unusual punishment, humiliation, intimidation, mental abuse or other actions of a punitive nature, which interfere with daily living and functions.

4.	To leave or depart the facility at any time and to not be locked in any room, building, or on the premises by day or night.

All persons accepted to facilities or their responsible persons, shall be personally advised and given a copy of these rights at admissions.

Incidental Medical and Dental Care

Each facility shall have a plan for incidental medical and dental care. The plan shall encourage routine medical and dental care and provide for assistance in obtaining such care by compliance with the following:

The licensee shall arrange, or assist in arranging, for medical and dental care appropriate to the condition and needs of the residents.

The licensee shall provide assistance in meeting necessary medical and dental needs. This includes transportation to the nearest available medical or dental facility.

There shall be arrangements for separation and care of residents, whose illness requires separation from others.

When residents require prosthetic devices, vision and hearing aids, the staff shall be familiar with the use of these devices, and shall assist the resident with the utilization of them.

The licensee shall provide for assisting residents with self-administered medications as needed.

There shall be adequate privacy for first aid treatment of minor injuries and for examination by a physician if necessary.

If the facility has no medical unit, a complete first aid kit shall be maintained and readily available.

Food Service

Meals on the premises shall be served in one or more dining rooms or similar areas in which the furniture, fixtures and equipment necessary for meal service are provided. Such dining areas shall be located near the kitchen so that food may be served quickly and easily. The dining rooms are to be attractive to promote socialization among the diners. Tray service shall be provided in case of temporary need.

VALUATION SERVICES	30	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

In facilities with 50 or more residents and providing three meals a day to these residents, a full- time employee qualified by formal training or experience shall be responsible for the operation of the food service. If this person is not a dietician, then a provision should be made for regular consultation. The food should be of a good quality.

Personal Accommodations and Services

The facility shall be safe, clean, sanitary and in good repair at all times for the safety and well- being of residents, employees and guests. The facility should be large enough to provide comfortable living accommodations and privacy for the residents, staff and others. There should be common rooms such as living rooms, dining rooms, dens or other activity rooms. Bedrooms shall sleep no more than two residents and be large enough to allow for easy passage and comfortable use of any required resident assistance devices. Bedrooms are not to be used as passageways and no room for any other use can double as a bedroom.

Equipment and supplies necessary for personal care and maintenance of adequate hygiene practice shall be readily available to each resident.

Each resident is to be provided with a bed in good repair, a chair, a nightstand, a lamp for reading, and adequate closets and drawer space. Clean linen and towels in good repair are to be provided weekly at a minimum, and more often if necessary. Toilets and bathrooms are to be located near the resident’s bedrooms. There is to be at least one toilet and sink for each six persons, and at least one tub or shower for each ten persons, with adequate privacy.

A comfortable temperature must be maintained at all times. All windows are to be in good repair and free of insects, dirt and other debris. There should be adequate lighting throughout the facility for the safety and comfort of all persons in the facility.

Personal Services

Licensees shall provide necessary personal assistance and care with activities of daily living including, but not limited to dressing, eating, and bathing.

Activities

The licensee shall ensure that planned recreational activities are provided for the resident. These activities include physical activities such as games, sports and exercise, as well as group interaction.

Evaluation Visits

Every licensed community care facility is periodically inspected and evaluated for quality of care. Evaluations are to be conducted at least once a year to ensure the quality of care. The Department shall notify the facility in writing of all deficiencies and shall set a reasonable timeframe for compliance by the facility. Upon a finding of noncompliance, the Department may levy a civil penalty not to exceed $50 per day for each day until the Department finds the facility in compliance. If the facility fails to comply in the allotted time, then the amount collected shall be forfeited to the Department. Reports shall be kept on file in the Department and open to public inspection. A follow up visit is required to determine if the deficiency has been corrected.

Corrective action is taken by the Department when a licensee fails to protect the health, safety and personal rights of individuals in its care, or is unwilling or unable to maintain substantial compliance with licensing regulations.

VALUATION SERVICES	31	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

Enforcement is maintained through:

1.	Fines and civil penalties (vary according to the violation)

2.	Non-compliance office conferences

Administrative legal actions as follows:

•	Denial of applications

•	Compliance plans

•	Probationary license

•	Temporary suspension of license

•	Revocation of license

•	License and employee exclusions

The Department may suspend or revoke any license on any of the following grounds stipulated in Health and Safety Code Sections 1569.1515(c) and 1569.50:

•	The Department may revoke the license of any corporate licensee that has a member of the board of directors, the executive director or an officer who is not eligible for licensure pursuant to regulations.

•	Violations of the specifics rules and regulations.

•	Aiding, abetting or permitting the violation of the rules and regulations.

•	Conduct which is inimical to the health, morals or safety of either an individual in or receiving services from the facility or the people of the State of California.

•	The conviction of a licensee, or individuals in contact with residents at any time before or during licensure, of a crime as defined in the regulations.

•	Engaging in acts of financial malfeasance concerning the operation of a facility, including, but not limited to, improper use or embezzlement of resident monies and property or fraudulent appropriation for personal gain of facility moneys and property, or willful or negligent failure to provide services for the care of the residents.

When the Department intends to seek revocation of a license, the Department shall notify the licensee of the proposed action and at the same time shall serve such licensee with an accusation. The licensee has a right to a hearing prior to the revocation or suspension of a license, except when an “Immediate Temporary Suspension Order” is written.

The Immediate Temporary Suspension Order temporarily suspends any license prior to any hearing when in the Department’s opinion such action is necessary to protect the residents in the facility from any physical or mental abuse or any other substantial threat to health and safety. When the Department intends to temporarily suspend a license prior to a hearing, the Department shall notify the licensee of the temporary suspension and the effective date thereof and at the same time serve the licensee with an accusation.

For either a revocation or a revocation and temporary suspension action, the Department shall within 15 days of receipt of notice of defense ask the Office of Administrative Hearings to set the matter for hearing.

For a revocation and temporary suspension action, the Department shall ask the Office of Administrative Hearings to hold the hearings as soon as possible but not later than 30 days after receipt of the Notice of Defense.

VALUATION SERVICES	32	ADVISORY GROUP

MANAGEMENT AND OPERATIONS OVERVIEW

Management Overview

The subject is managed by ARV Assisted Living, Inc. (ARV). Covina Villa was constructed in 1977. There have not been any recent major renovations to the facility over the past three years. Revenues have been declining over the last three years, while expenses have been increasing and which was due to declining occupancies between 2000 and 2002. For 2003, however, occupancy has been increasing which is being reflected in increased revenues. Aggressive marketing will be required going forward to maintain the current higher occupancy levels, especially as the property is somewhat dated and offers unit similar to smaller than the competition. We believe that ARV is competent to manage the property.

Operations Overview

Services

Covina Villa is designed for assisted living and offers all the services typical of these types of facilities. This facility has been designed as a rental community and provides most services under a fixed monthly rate. All resident contracts are for the term of stay. According to the terms of the agreement, a thirty (30) day written notice is required prior to any increase in fees for additional charges or for increases due to increased cost of operations. Included in the monthly rates are:

•	Three meals daily and snacks;

•	Base level of personal care for assisted living

•	All utilities except for personal telephone

•	Scheduled Transportation;

•	Twenty-four (24) hour security and numerous safety features throughout the apartments;

•	Weekly housekeeping services;

•	Linen services;

•	Organized individual and group activities

In addition to the monthly fee there are optional services available at an additional charge. These services include additional personal care, guest meals, beauty shop fees and additional transportation fees. There are regularly scheduled health assessments that help determine which level of services each individual patient receives.

Regulations and Health Matters

The facility has a license for a capacity of 90 assisted living beds and is regulated by the State of California Department of Social Services. A copy of the Regulations is posted in a conspicuous place in the facility and the residents acknowledge at the time of entry that the operation of this facility is governed by these regulations. Furthermore, if the licensing entity amends these regulations, the resident and the provider must obey by the amended regulations.

State Monitoring

The State of California conducts annual surveys of licensed assisted living facilities. The most recent survey for the subject was conducted on September 23, 2002. The survey reported that the facility met all requirements with no deficiencies. A new license, dated October, 2002 was issued for the facility.

Admission Policies

Covina Villa requires all potential assisted living residents to undergo a health evaluation by a physician before entrance into the facility. The operator has the right to terminate the

VALUATION SERVICES	33	ADVISORY GROUP

MANAGEMENT AND OPERATIONS OVERVIEW

agreement at any time when they feel that the resident’s personal care needs cannot be adequately served by the facility.

There is to be a chart for each resident in assisted living. At the time of admission, a dated and signed medical evaluation, which conforms to the licensing regulations, must be on file. Thereafter, a medical evaluation, which also conforms to licensing regulations, must be made at least every twelve (12) months.

The operator may seek appropriate evaluation and assistance and may arrange for the transfer of a resident to an appropriate and safe location, prior to termination of an admission agreement and without ninety (90) days notice or court review for the following reasons:

•	When a resident fails to pay the monthly rent 30 days prior to written notice of such absence;

•	When the operator feels that the resident’s mental or physical needs cannot be adequately met by the facility;

•	In the event a resident’s behavior poses an imminent risk of death or serious physical injury to himself/herself or to others;

•	Breach of contract for any reason by the resident or operator;

•	Any prolonged health-related or other absence.

Covina Villa caters to the full range of needs of seniors requiring assisted living services. The administrator develops and maintains a personalized service plan, which is amended if necessary. Furthermore, the aging-in-place and out-placement policies appear to be reasonable and well implemented. Services at the facility are standard for this type of complex and are in keeping with the residential make-up at the subject.

Marketing

Covina Villa has a full time marketing director. Marketing personnel are actively involved in the community, as well as with discharge planners for area hospitals. They do not do any telemarketing. Direct mailings, scheduled community events, and networking, on the other hand are a routine part of marketing efforts.

Overall, given the history of the subject, it appears that the marketing efforts are adequate. The subject’s reputation and marketing campaign are considered to be part of the reason behind the current performance at the subject facility.

Conclusion

Overall, based on our inspection of the facility, discussions with some of the personnel and our review of the Policies and Procedures, it is our opinion that the facility is being operated in an inconsistent manner. Turnover of executive staff appears to have been a problem in the past and it appears to be ongoing. The facility has been adequately maintained and the residents appear to be content.

VALUATION SERVICES	34	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Primary Market Area

The first step in analyzing the competitive market for the subject is delineating its primary market area (PMA). The primary market area is typically described as either a defined radius around the subject, zip codes, or the subject’s county. In order to delineate the subject’s primary market area, we have interviewed the subject’s Executive Director as well as the competitive properties we have used in our analysis.

Our discussions indicated that approximately 70 percent of the subject’s residents come from the primary market area. This encompasses an area of approximately seven miles. The remaining 30 percent emanate from the surrounding area. Residents relocate to Covina to either retire or be near their adult children that work in the area. The following chart details the competitors primary market areas (PMA), as well as the estimated percentage that comes from their PMA.

		% of Residents
Name	PMA	from PMA

Regent West Covina	5.0 Miles	70%
Rancho Park Villa	7.0 Miles	75%
Villa Colima	7.0 Miles	75%
Brighton Gardens Assisted Living	10.0 Miles	80%
SUBJECT	7.0 Miles	70%

In the case of the subject, we have determined the primary market area to encompass an area of approximately seven miles with 70 percent of the residents emanating from this PMA. Although a project like the subject may also attract residents from outside of the area, the geographic market area within a radius of seven miles of the subject is considered to represent the primary draw for the subject. As indicated on the chart, the subject’s primary market area of seven miles is similar to the comparables.

Most of the marketing directors we interviewed also indicated that adult children in this market are the driving forces in the decision making process for their parents.

Supply/New Construction

Existing Facilities

Because of the subject’s levels of personal care services, and type of amenities, the personal care homes in the market with less than 25 units do not generally compete directly with the subject. However, the following charts detail the number of assisted living units in the subject’s market area that pose direct and indirect competition to the subject. We note that the table includes facilities located in both the subject’s primary and secondary market area in Covina.

VALUATION SERVICES	35	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

MARKET AREA SUPPLY

	Total AL
Name	Units	PMA/SMA*

Regent West Covina	130	PMA
Rancho Park Villa	149	PMA
Villa Colima	93	SMA
Brighton Gardens Assisted Living	113	PMA
SUBJECT	62

Totals	547

*     PMA - Primary Market Area; SMA - Secondary Market Area

Rancho Park Villa and Villa Colima are sister facilities to the subject as they are also owned and operated by ARV. Regent West Covina is a Premier Senior Living facility and Brighton Gardens Assisted Living was a Marriott property that was acquired by Sunrise Assisted Living in March 2003. Rancho Park Villa and Villa Colima are considered similar to the subject in terms of age, condition, appeal and amenities. Regent West Covina and Bright Gardens Assisted Living are superior in terms of age, condition, appeal and amenities offered.

Proposed Units

Regarding planned or pending projects in the subject’s primary market area, discussions with local providers and planning departments indicated that there are no facilities planned at this time. However, because of the large retirement draw of the market area, it would be reasonable to assume that the primary market area could possibly see some new development through the mid-term.

Occupancy Patterns

Industry Statistics

Assisted living facilities generally exhibit the lowest overall occupancy patterns of any of the senior housing community types (congregate, assisted and CCRCs). As was noted in the Senior Housing Industry Overview presented earlier, assisted living facilities indicated an average occupancy rate of 94.2 percent in 2002, which represented an increase from 93.8 percent in 2001. Assisted living facilities in 2002, according to the survey, indicated the highest occupancies of the senior housing property types (independent, assisted and CCRCs).

Competitive Market Area

The senior living facilities we surveyed for our analysis totaled approximately 547 units and the current available occupancy of those properties, which were not in lease-up was from 89 to 91 percent. Covina Villa is noted as having been at 97 percent occupancy at the time of inspection. The subject appears to have an above average reputation in the market and should continue based on its living options. A summary showing the competitive properties and their overall average occupancy levels is shown below. Please note that not all of these properties may fall within the defined market area of the subject, however, in the Elderly Demographics section we have defined the total supply in the competitive market area.

VALUATION SERVICES	36	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

DEFINED COMPETITIVE FACILITIES

		Total AL
Name		Units	Occupancy Level

Regent West Covina	*	130	91%
Rancho Park Villa	*	149	98%
Villa Colima		93	89%
Brighton Gardens Assisted Living	*	113	91%
SUBJECT		62	97%

*     Denotes facilities located in subject’s primary market area.

Regent West Covina, Rancho Park Villa and Brighton Gardens are located within the subject’s primary market area, while Villa Colima is located within the secondary market area.

Rental Rates

Current rental rates for assisted living units in the Covina area begin at around $1,825 per month for a studio unit and go up to around $2,738 for a studio unit. For the most part, assisted living facilities provide three meals per day, weekly to bi-weekly housekeeping, weekly laundry, all utilities including cable TV except telephone, activities, transportation, as well as a base level of assisted living or personal care services.

Rent Increases

Most assisted living facilities in the Covina market area have been instigating annual rent increases over the last several years. Although no specific data was available, discussions with several providers indicated that they have been routinely increasing rents between three and five percent per year. Discussions with the subject’s Executive Director indicated that the facility has also been increasing rents annually over the last several years.

Concessions

Rent concessions, or incentives, provide a good indication of the condition, or strength of current market conditions. Rent concessions are generally found in markets exhibiting high vacancy and diminished absorption levels, as well as being used by new projects as a part of their overall marketing programs. At the time of our investigation of the Covina market area, no specific concessions were noted. Similar to the market, Covina Villa reported that they are not offering concessions for leasing vacant units. Concession will not likely be part of the market and used only to stimulate any unforeseen vacancies. They should, however, not be of any major significance to a property like the subject.

Absorption Trends

Assisted living facility generally exhibits lower initial absorption patterns during the first year of any of the senior housing community types (independent, assisted and CCRCs). Occupancy data compiled by the American Seniors Housing Association (ASHA) was previously summarized in the Assisted Living Industry Overview. The industry data indicated that initial absorption of new residents for all facility types is strong in the first month, then it tapers off dramatically during the following months. Specifically, net absorption averaged 11.7 residents for the Month 1, 5.2 residents for Months 2 – 6, 2.9 residents for Months 7 – 12, and 2.2 residents during Year 2.

VALUATION SERVICES	37	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Covina Villa opened in 1977. Its occupancy levels have been inconsistent over the last few years. Occupancy averaged 94 percent in 2000, 60 percent in 2001, 80 percent in 2002 and for year-to-date 2003, it equated to 91 percent. We note that at the time of inspection, occupancy of the facility was 97 percent.

Senior Demographics

We have evaluated the current and future market potential by analyzing demographic trends and the supply of elderly housing in the facility’s market area. Most market areas for assisted living are considered to comprise up to five miles for the primary area and up to 10 to 20 miles for the secondary area. As was discussed earlier, the primary market area for the subject is considered to effectively encompass a radii of approximately seven miles and a secondary area of approximately ten miles. This assumption was based on our review of the demographics of the area, trends on where most of the competition is being constructed, as well as from discussions with facility’s Executive Director regarding its primary market area.

The demographic data used in our analysis was compiled by Claritas, Inc. The data includes figures for the most recent census year in 2002 estimates and projections for the year 2007. For purposes of this analysis, we have relied upon the 2002 estimates for current demographic information. Additional state and national information has also been obtained from A Profile of Older Americans: 2001, prepared by the American Association of Retired Persons and the Administration on Aging and based on data from the U.S. Bureau of the Census.

Senior Population/Growth Rates

Population and growth statistics for the subject’s primary and secondary market area is shown in the following chart.

Population Statistics

	PMA		SMA
	7 Miles		10 Miles

	Population	%	Population	%

2000
Total *	731,505		1,221,410
65+	65,933	9.0%	114,701	9.4%
75+	28,884	3.9%	51,092	4.2%
85+	6,811	0.9%	12,470	1.0%
2002	Estimate
Total *	754,024		1,257,731
65+	67,605	9.0%	117,171	9.3%
75+	30,350	4.0%	53,378	4.2%
85+	7,644	1.0%	13,838	1.1%
2007	Projection
Total *	805,224		1,340,217
65+	72,779	9.0%	125,576	9.4%
75+	32,335	4.0%	56,737	4.2%
85+	8,797	1.1%	15,959	1.2%

* Total population unadjusted for age

Source: Claritas, Inc.

Growth Rates

	PMA		SMA
	7 Miles		10 Miles

	Total	Annual	Total	Annual

2000-2007
Total *	10.1%	1.4%	9.7%	1.3%
65+	10.4%	1.4%	9.5%	1.3%
75+	11.9%	1.6%	11.0%	1.5%
85+	29.2%	3.7%	28.0%	3.6%
2000-2002
Total *	3.1%	1.5%	3.0%	1.5%
65+	2.5%	1.3%	2.2%	1.1%
75+	5.1%	2.5%	4.5%	2.2%
85+	12.2%	5.9%	11.0%	5.3%
2002-2007
Total *	6.8%	1.3%	6.6%	1.3%
65+	7.7%	1.5%	7.2%	1.4%
75+	6.5%	1.3%	6.3%	1.2%
85+	15.1%	2.8%	15.3%	2.9%

* Total population unadjusted for age

Source: Claritas, Inc.

The population in the subject’s market area indicates a moderate level of demand for senior housing. As seen from the data, the elderly population is growing in terms of absolute numbers and as a percentage of total population. Comparatively, the national average of residents age

VALUATION SERVICES	38	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

65+ constituted 13.0 percent of the total population in 2000 according to Claritas, Inc. The subject’s primary market area indicates a smaller ratio of similar aged older population to the national average.

Adult Children Population/Growth Rates

We have also analyzed population trends for what the industry refers to as “adult children”. This segment of the population generally plays a significant role in the placement of a senior in a senior housing facility. This is especially true as many seniors or elderly will relocate to be near their adult children or relatives. This fact is widely recognized by senior housing operators who indicate that market areas exhibiting a higher concentration of adults between the age of 45 and 65 can generally support a much larger supply of senior housing than would be shown through analyzing only the percentage of seniors currently residing in the market area. This situation is more prevalent with regard to higher levels of care such as assisted living and nursing. Population and growth statistics for the subject’s primary market (PMA), as well as the secondary market (SMA) areas for these age groups are shown in the following page.

Population Statistics - Adult Children

	7 Miles		10 Miles

	Population	%	Population	%

2000
Total *	731,505		1,221,410
45 - 54	89,346	12.2%	155,828	12.8%
55 - 59	30,289	4.1%	53,275	4.4%
60 - 64	24,020	3.3%	41,289	3.4%
2002	2002
Total *	754,024		1,257,731
45 - 54	95,566	12.7%	166,269	13.2%
55 - 59	34,048	4.5%	59,821	4.8%
60 - 64	25,872	3.4%	44,347	3.5%
2007	2007
Total *	805,224		1,340,217
45 - 54	107,700	13.4%	186,795	13.9%
55 - 59	41,899	5.2%	73,206	5.5%
60 - 64	33,419	4.2%	57,013	4.3%

* Total population unadjusted for age

Source: Claritas, Inc.

Growth Rates - Adult Children

	7 Miles		10 Miles

	Total	Annual	Total	Annual

2000-2007
Total *	10.1%	1.4%	9.7%	1.3%
45 - 54	20.5%	2.7%	19.9%	2.6%
55 - 59	38.3%	4.7%	37.4%	4.6%
60 - 64	39.1%	4.8%	38.1%	4.7%
2000-2002
Total *	3.1%	1.5%	3.0%	1.5%
45 - 54	7.0%	3.4%	6.7%	3.3%
55 - 59	12.4%	6.0%	12.3%	6.0%
60 - 64	7.7%	3.8%	7.4%	3.6%
2002-2007
Total *	6.8%	1.3%	6.6%	1.3%
45 - 54	12.7%	2.4%	12.3%	2.4%
55 - 59	23.1%	4.2%	22.4%	4.1%
60 - 64	29.2%	5.3%	28.6%	5.2%

* Total population unadjusted for age

Source: Claritas, Inc.

As shown, the 45 to 64 age group showed strong growth between 2000 and 2002 in both the primary and secondary market area. Going forward, this age group is forecast to grow at higher rates. Overall, adult children are expected to contribute positively towards living options for the subject and its market area.

Income and Households

In addition to the absolute number and growth of the elderly population, the number of households with appropriate income levels will dictate the actual population available to support the subject. Statistics on income levels are typically presented by the household. We note that in the case of the elderly, most households include a single adult. For comparison purposes it is therefore reasonable to utilize the household statistics. Furthermore, the housing cost and income requirements for a second person are significantly less than the primary occupant.

VALUATION SERVICES	39	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Compared with the local competition, the subject has monthly rates in the middle portion of the range. To afford the various accommodations at the subject, it is estimated that an average annual income of $25,100 would be necessary. We have utilized the average projected revenue per resident of approximately $21,300 as calculated in the Income Capitalization Approach to value. We have assumed that a resident would spend approximately 85 percent of their income on housing, meals and utilities. The balance of the income is required for taxes, insurance, and personal needs. By dividing the $21,300 by 85 percent we arrive at an average income of $25,100, rounded.

Assuming no child subsidy, it is estimated that most residents would require an annual income of $25,100 or more to afford the majority of the accommodations at the subject. We note that this is a conservative assumption given that there are a significant number of elderly who are receiving some form of child subsidy. Furthermore, these indicators are somewhat skewed given that there are recent findings suggesting that the elderly are indeed spending down their assets other than income from their house while residing in senior living facilities. Given the relatively short term of stay anticipated in these facilities, it is reasonable to assume that there would be a greater spend-down of assets. Reference is made to the findings in the State of Seniors Housing Report, 2002 published by the Americans Senior Housing Association, which cites the average length of stay in an assisted living facility to be 18 months.

We also note that the indicated income level does not account for child subsidies or a sale of a home. According to the Claritas report, 66.3 percent of the 65+-householder population owns their own residences in the primary market area and the median housing value was reported to be $216,329 in 2002 . Given that the elderly population typically own their residence free and clear, it is reasonable to assume that there would be additional income available from the sale of a residence which could be amortized over the length of stay. Given the average price of a house and that the majority of the elderly own their houses free and clear, we have assumed that this cash would provide for additional income of say $12,980 annually or a safe rate of return of 6.0 percent of the investment (6.0 percent x $216,329).

After accounting for this ($25,100 - $12,980 = $12,100), we have considered still considered an income qualifier of $25,000 to be a reasonable threshold for entrance to the subject facility due to the rent structure at the property. Reference is made to the table below for a summary of household income for the income qualifiers in the $25,000+ range.

Income Statistics

Households With Incomes Greater Than	$25,000

	PMA		SMA
	7 Miles		10 Miles

	Total	%	Total	%

2002
* Total 65+	34,777	—	60,131	—
65+	21,256	61.1%	48,792	81.1%
75+	7,729	22.2%	20,287	33.7%
85+	1,557	4.5%	4,442	7.4%
2007
* Total 65+	36,335	—	62,685	—
65+	24,130	66.4%	53,623	85.5%
75+	9,036	24.9%	22,607	36.1%
85+	1,999	5.5%	5,447	8.7%

* Unadjusted for Income

Source: Claritas, Inc.

Income Statistics - Growth Rates

Households With Incomes Greater Than	$25,000

	PMA		SMA
	7 Miles		10 Miles

	Total	Annual	Total	Annual

2002-2007
* Total 65+	4.5%	0.9%	4.2%	0.8%
65+	13.5%	2.6%	9.9%	1.9%
75+	16.9%	3.2%	11.4%	2.2%
85+	28.4%	5.1%	22.6%	4.2%

* Unadjusted for Income Source: Claritas, Inc.

VALUATION SERVICES	40	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

We have found that for households over $25,000 within our primary market area in 2002 (7-mile radius), there were 21,256 for the 65+ age group, 7,729 for the 75+ age group and 1,557 for the 85+ age group. The number of households earning $25,000 or more in the primary market area is anticipated to increase over the next five years at an annual average rate of 2.57 percent for age 65+ households, 3.17 percent per year for age 75+ and 5.12 percent for the age 85+ households. Overall, these figures appear to be consistent with the population trends.

Penetration Rates

A market penetration analysis provides insight into project feasibility. It indicates the ability of a project to lease-up or maintain stabilized operation based on a ratio analysis of other geographic areas (units to population) applied to the subject’s market area. The applicability of the penetration analysis is dependent on the similarities of the area analysis to the subject area. Other factors may cause variations in the penetration rates in an individual market such as competition from similar property types (assisted versus independent living) and unique market demand characteristics (urban versus rural). Given the relatively small number of units and population in an individual area, some divergence from the macro ratio is not unlikely.

In this analysis we have defined the penetration rate to be the percentage of primary market assisted living units to age and income-qualified residents. The 2002 penetration rate is compared to that projected for 2007 based on a supply increase of 25 percent. While there are no firm industry standards for penetration rates, studies across the country suggest that assisted living penetration rates up to 7.0 percent reflect good markets or markets in equilibrium. These percentages have been provided by the MDS Research Company, Inc., who specializes in the market and feasibility analysis of senior housing facilities. Furthermore, a Cushman & Wakefield survey of over 120 senior housing markets across the nation supports acceptable penetration rates of 7.0 percent or below.

Through a review of senior demographics, industry surveys noted above and local market characteristics; we have utilized the following criteria to determine the subject’s market area characteristics.

MARKET CLASSIFICATIONS

	Market Wide	Market Penetration	Rent
Type of Market	Occupancy	Rate	Concessions

Good	90%+	Up to 3.9%	None
Equilibrium	80 – 89%	4.0% - 6.9%	Nominal
Saturation	70 – 79%	7.0% - 9.9%	Moderate
Saturated (Over Built)	69% and Below	10% and Above	Substantial

Nationally, it is generally anticipated that 60 to 70 percent of residents will come from the primary market area and an additional 15 to 20 percent will be from the secondary market area. The remainder of the residents will generally be from other areas and have relocated to be closer to family members. Primary market residents lost to other market areas generally offset residents coming from the secondary market.

The demand for elderly housing is determined by analyzing the relationship between the supply of senior housing units and the number of qualified residents with adequate income to afford the

VALUATION SERVICES	41	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

units. In general, a higher ratio of qualified residents, coupled with a high overall occupancy in the area indicates a strong demand for senior housing. At the same time, a low ratio of units to available households coupled with a high occupancy also indicates a high demand. A low occupancy for the area always indicates a low demand. In other words, the ratio of qualified residents is only one component.

We have calculated the market wide occupancy as of the date of inspection for the subject’s primary market area. The primary competing facilities in the PMA, including the subject, are shown in the following table. We acknowledge that the following summary of properties may not represent all of the facilities in the market area, but are what we believe to be the most competitive to the subject.

MARKET OCCUPANCY CHARACTERISTICS
Primary Market Area

Name	No. Units	Occupancy	Occupied Units

Regent West Covina	130	91%	118
Rancho Park Villa	149	98%	146
Brighton Gardens Assisted Living	113	91%	103
SUBJECT	62	97%	60

Totals	454	94%	427

These, along with the previous factors shown will be used in our age and income qualified penetration analysis that follows.

Age and Income Qualified Penetration Analysis

In our analysis we have assumed that 70 percent of the residents will come from the primary market area. We note that the population in the area is moderate and that the general population is increasing and the elderly population is on the rise. This suggests that the subject facility will have to place greater weight on attracting residents to move to be close to family members. We note that areas where the younger population is expanding would be more apt to attract residents from outside the community to move to be closer to their children.

VALUATION SERVICES	42	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Based on the population and income data presented earlier, the following chart shows our market penetration analysis for the subject.

Market Penetration Analysis

Primary Market Area
7 Miles

	2002	2007
65+ Income Qualified Households	21,256	24,130
Average Household Size*	1.94	2.00

Available Persons	41,321	48,332
Total Supply**	454	568
Required Resident % From PMA	70%	70%

Required Residents	318	397
Available Persons	41,321	48,332
Indicated Penetration Rate***	0.77%	0.82%

*	Total 65+ Population Divided by Total 65+ Households

**	No. of assisted living units (includes dementia) in primary market area. 2007 figure accounts for 25 percent new or forecast competition

***	Required Residents divided by Available Persons

Source: Claritas, Inc.

Based on the data, the indicated penetration rate for the subject in 2002 is 0.77 percent. The projected growth of 25 percent in the unit supply in the next five years indicates a penetration rate of 0.82 percent in 2007.

Based on the market classification chart presented earlier, penetration rates of up to 3.9 percent were classified for good markets, 4.0 to 6.9 percent signifies the market is at equilibrium, 7.0 to 9.9 percent indicates a market is nearing saturation and rates above 10 percent signify the market is saturated.

The subject’s indicated penetration rate for 2002 signifies that there is good demand in the primary market area. Even assuming a 25 percent increase in supply over the next five years indicates good demand in the primary market area.

Conclusion

Overall, these findings suggest that there appears to be good demand for the subject facility in the primary market area from both the general population base and the project specific targeting. Based on the current inventory, the subject’s primary market area is not close to reaching a saturation point. Also, the lack of rent concessions is positive. Further, current statistics appear to be leaning towards a greater spend down of assets by the elderly and that traditional income levels may be conservative. With this in mind, and based on the indicated penetration rate of .77 percent for the general population, there appears to be an adequate marketplace for the subject facility.

VALUATION SERVICES	43	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Market Rate Comparisons

On the following pages are data sheets of the facilities we have compared with the subject. A map showing their location follows these pages. Exclusive of Villa Colima, all of the facilities are noted as being located in the subject’s primary market area (PMA). Villa Colima is located within the secondary market area (SMA).

VALUATION SERVICES	44	ADVISORY GROUP

COMPETITIVE MARKET ANALYSYS

Senior Housing Rent No. 1

Regent West Covina 150 S. Grand Ave. West Covina, CA 91791	Photograph Unavailable

Property Type:	ALF

Verification:	Gloria Paul, Retirement Counselor 626-332-3344 10/17/03

No. Units	Unit Types	Occupancy

130	Assisted Living Units	91%
	Alzheimer Units/Beds	0%

130	Total Units/Beds	91%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$2,160	to	$2,160	400	to	400	$3,345	to	$4,050	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	$2,615	to	$2,615	—	to	—	—	to	—	—	to	—
Two-Bedroom	$3,105	to	$3,105	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	$750	to	$750				—	to	—
Additional Personal Care	$125	to	$700				$700	to	$700
Community Fee	$1,500	to	$1,500

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:
Utilities:	Water/Sewer Electricity Cable TV Telephone	X X X	Additional Personal Care Charges Incontinence Care:	Ala Carte Yes
Housekeeping: Activities: Transportation: Security (Hrs): Nursing Staff:	Weekly Daily Bus Van Limo 24 CNA RN LPN	X X X	Dressing Assistance: Bathing Assistance: Medication Assistance: Alzheimer Dementia Area:	Yes Yes Yes Secured

Improvement Description

Year Opened	2000	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath	X
Roofing	Shingles		Kitchenettes	No
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central/Wall Units
Effective Age (Yrs):	2	Covered Parki	No

Remarks:	Regent West Covina is located approximate five miles east of the subject. Facility is owned by Premier Senior Living. The site is suitable for senior housing development. Visibility is and access is good. This facility is superior to the subject is age, condition and appeal.

VALUATION SERVICES	45	ADVISORY GROUP

COMPETITIVE MARKET ANALYSYS

Senior Housing Rent No. 2

Rancho Park Villa
801 Cypress Way
San Dimas, CA91773

Property Type:	ALF

Verification:	Tricia Elliker Community Sales Director 10/17/03

No. Units	Unit Types	Occupancy

149	Assisted Living Units	98%
0	Alzheimer Units/Beds	0%

149	Total Units/Beds	98%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$1,825	to	$1,825	300	to	300	—	to	—	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	$2,500	to	$2,500	500	to	500	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	$750	to	$750				—	to	—
Additional Personal Care	$225	to	$1,425				—	to	—
Community Fee	$1,000	to	$1,000				—	to	—

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:
Utilities:	Water/Sewer	X	Additional Personal Care Charges	Points and Levels
	Electricity	X
	Cable TV	X
	Telephone		Incontinence Care:	Yes
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus Van Limo		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	No
Nursing Staff:	CNA RN LPN

Improvement Description

Year Opened	N/A	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Stucco		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Average
Construction Quality	Average	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Stucco		Pvt Bath	X	Shared Bath	No
Roofing	Shingles		Kitchenettes	No
Building Area (Sq.Ft.)	Nj/A
Condition	Average	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	Rancho Park Villa is a sister facility of the subject and is located approximately 6.5 miles east of the subject. This property is also operated by ARV Assisted Living. The site is suitable for senior housing development. Visibility and access is good. Adjacent development is complimentary.

VALUATION SERVICES	46	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No.	3

Villa Colima
19850 E. Colima Road
Walnut, CA 91789

Property Type:	ALF/ALZ

Verification:	Market Director
909-595-5030
10/17/03

No. Units	Unit Types	Occupancy

93	Assisted Living Units	89%
0	Alzheimer Units/Beds	0%

93	Total Units/Beds	89%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$1,600	to	$1,750	300	to	300	—	to	—	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	$2,200	to	$2,200	500	to	500	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	$750	to	$750				—	to	—
Additional Personal Care	$225	to	$1,425				—	to	—
Community Fee	$1,800	to	$1,800

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:
Utilities:	Water/Sewer	X	Additional Personal Care Charges	Points & Levels
	Electricity	X
	Cable TV	X
	Telephone		Incontinence Care:	Yes
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily	X	Bathing Assistance:	Yes
Transportation:	Bus Van Limo	X	Medication Assistance:	Yes
Security (Hrs):	24	X	Alzheimer Dementia Area:	Yes
Nursing Staff:	CNA RN LPN	X

Improvement Description

Year Opened	N/A	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Stucco		Pvt Bath	X	Shared Bath	No
Roofing	Shingles		Kitchenettes	No
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	Villa Colima is a sister facility of the subject and is located approximately 10 miles east of the subject. This property is also operated by ARV Assisted Living. The site is suitable for senior housing development. Visibility and access is good. Adjacent development is complimentary. Villa Colima also offers Alheimer care which is located in a secure wing on the first floor.

VALUATION SERVICES	47	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No.	4

Brighton Gardens Assisted Living
1740 San Dimas Avenue
San Dimas, CA 91773

Property Type:	ALF/ALZ/SNF

Verification:	Judy Leslie
Director of Community Relations
909-394-0304
10/17/03

No. Units	Unit Types	Occupancy

90	Assisted Living Units	89%
23	Alzheimer Units/Beds	100%

113	Total Units/Beds	91%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	$2,008	to	$2,008	—	to	—	$4,015	to	$4,015	—	to	—
Studio	$2,738	to	$2,738	311	to	362	$4,654	to	$4,654	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	$2,890	to	$2,890	—	to	—	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	$832	to	$832				—	to	—
Additional Personal Care	$274	to	$1,551				$395	to	$395
Community Fee	1 Mo Rent	to	1 Mo Rent

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:
Utilities:	Water/Sewer	X	Additional Personal Care Charges	Levels
	Electricity	X
	Cable TV	X
	Telephone		Incontinence Care:	Yes
Housekeeping:	Bi-Weekly	X	Dressing Assistance:	Yes
Activities:	Daily	X	Bathing Assistance:	Yes
Transportation:	Bus Van Limo	X	Medication Assistance:	Yes
Security (Hrs):	24	X	Alzheimer Dementia Area:	Secured
Nursing Staff:	CNA RN LPN	X

Improvement Description

Year Opened	1999	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	3		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Stucco		Pvt Bath	X	Shared Bath	X
Roofing	Tile		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	Brighton Gardens is located approximately 7 miles south of the subject. This facility was owned and operated by Marriott until March 2003 when it was acquired by Sunrise Assisted Living. This property offers three levels of care, assisted living, Alzheimer’s and skilled nursing. The site is suitable for senior housing development. Visibility and access is good. Adjacent development is complimentary.

VALUATION SERVICES	48	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

RENT COMPARABLE MAP

VALUATION SERVICES	49	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Direct Comparisons

As a basis for comparing the subject’s asking rental rates to the comparables shown in the previous summary, we have classified each comparable in relation to the subject as either similar, inferior, or superior. The overall classification was based on the five primary factors (aside from pricing) used by potential residents in choosing an assisted living facility. These factors are based on our discussions with hundreds of marketing directors and administrators across the nation. The five main factors in order of importance are as follows: reputation for quality care or social status of the facility; age and condition of the building; unit sizes; amenities and planned activities; and location.

Based on our physical inspection of the comparables and the subject, discussion with local market participants, and interviews with marketing directors, we have classified the comparables as follows:

Rental No.	Comparison To Subject

1	Superior
2	Similar
3	Similar
4	Superior

Rental Rate Analysis

The assisted living rates at Covina Villa include three meals per day, weekly housekeeping/laundry, utilities (except for telephone), activities and scheduled transportation.

A summary of the asking or street rents for the subject, as well as the rates for the competitive properties are shown below.

Studio Units – Assisted Living

The following chart indicates the asking rates for assisted living studio units at the subject, as well as the comparables:

Studio Units - AL

Facility Name	Unit Size (SF)			Rental Range

Regent West Covina	400	-	400	$2,160	-	$2,160
Rancho Park Villa	300	-	300	$1,825	-	$1,825
Villa Colima	300	-	300	$1,600	-	$1,750
Brighton Gardens Assisted Living	311	-	362	$2,738	-	$2,738
SUBJECT	300	-	300	$1,890	-	$2,245

Range (Excluding Subject)	300	-	400	$1,600	-	$2,738

The comparables indicate a range of asking rents from $1,600 to $2,738 per month, with the subject’s asking rent of $1,890 to $2,245 per month falling within the indicated range. According to the rent roll, actual rents being paid for a studio apartment at the subject range from $1,100 to $2,300 with an average rate of $1,685 per month. The current average asking rent at the subject is $2,068 per month. Based on the subject’s historical performance as well local market conditions, a monthly rent of $1,775 per month has been used in our analysis for studio units.

VALUATION SERVICES	50	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Summary/Conclusion

The subject is one of several competing facilities in the marketplace and offers assisted living units. The subject’s occupancy level over the last several years has been inconsistent. The subject rates are generally at the lower end of the range indicated by the competition, however, based on its age, they appear to be reflective of market rates. Concessions are not prevalent in the marketplace. The subject’s current occupancy of 97 percent is positive in light of the occupancy over the last two years, however, some degree of concessions were utilized to achieve this occupancy level. We believe that there is an adequate marketplace for this type of facility. The positioning of the property is such that going forward it will serve the lower income senior resident or those do not have the means or the desire to reside in the higher priced newer assisted living facilities.

VALUATION SERVICES	51	ADVISORY GROUP

SITE DESCRIPTION

Location:	825 W. San Bernardino Road
Covina, Los Angeles County, California 91722

The site is an interior parcel located on the north side of San Bernardino Road.

Shape:	Rectangular

Topography:	Level

Land Area:	1.0900 gross acres (1.0900 net acres)

198,26037 gross square feet (47,437 net square feet)

Frontage, Access, Visibility:	The subject site has 238 feet of front along the north side of San Bernardino Road. The site is an interior parcel and access is provided via a curb cut on the east side of the lot. Visibility is good and access is considered average.

Soil Conditions:	We did not receive nor review a soil report. However, we assume that the soil’s load-bearing capacity is sufficient to support existing and/or proposed structure(s). We did not observe any evidence to the contrary during our physical inspection of the property. Drainage appears to be adequate.

Utilities

Water:	Southern California Department of Water & Power

Sewer:	Los Angeles County

Electricity:	Southern California Department of Water & Power

Gas:	Southern California Gas

Telephone:	Varies

Site Improvements:	The site improvements include asphalt paved parking areas, concrete walkways, landscaping, yard lighting and drainage.

Land Use Restrictions:	We were not given a title report to review. We do not know of any easements, encroachments, or restrictions that would adversely affect the site’s use. However, we recommend a title search to determine whether any adverse conditions exist.

Flood Map:	National Flood Insurance Rate Map Community Map 065024. There is no panel number or panel date.

Flood Zone:	Flood Zone X-Areas outside of the 100-and 500-year floodplains

Wetlands:	We were not given a Wetlands survey. If subsequent engineering data reveal the presence of regulated wetlands, it could materially affect property value. We did not note any presence of wetlands during our inspection We recommend a wetlands survey by a competent engineering firm.

Seismic Hazard:	The site is not located in a Special Study Zone as established by California’s Alquist-Priolo Geological Hazards Act.

VALUATION SERVICES	52	ADVISORY GROUP

SITE DESCRIPTION

Hazardous Substances:	We observed no evidence of toxic or hazardous substances during our inspection of the site. However, we are not trained to perform technical environmental inspections and recommend the services of a professional engineer for this purpose.

Overall Functionality:	The subject site is functional for the current use.

VALUATION SERVICES	53	ADVISORY GROUP

IMPROVEMENTS DESCRIPTION

The following description of improvements is based upon our physical inspection of the improvements along with our discussions with the Executive Director. Please refer to the development plan and floor plans in the Addenda.

The facility was constructed in 1977 and contains 36,486 square feet of gross building area within one, two-story building. The facility contains 62 units and is licensed for 90 beds. The unit mix for the development is as follows.

Covina Villa

	No.	Unit	Total
Description	Units	Sq.Ft.	Sq.Ft.

Assisted Living
Studio	62	300	18,600
Total	62	300	18,600

The first level of the subject improvements contain the lobby, living room, dining room, private dining room, kitchen, employee lounge, administrative offices, two public restrooms and resident units. All the units on the first floor have access to the outdoors. None of the units on the second floor has this access. The second floor contains a beauty shop, library, activity room, administrative office, maintenance office, two public restrooms and resident units. Access to the floors is provided by one elevator and three stairwells.

General Description

Year Built:	1977

Number of Buildings:	One

Number of Stories:	Two

Gross Building Area:	36,486 square feet

Number of Units:	62

Number of Licensed Beds:	90

Design and Functionality:	The building is an assisted living property of wood frame construction. The improvements have average appeal to prospective assisted living residents.

Amenities:	Dining Room, Private Dining Room, Living Room, Wellness Center, Sitting Areas, Administrative Offices, Activity Rooms, Resident Laundry, Commercial Laundry, Kitchen, Beauty Salon, Library, Enclosed Courtyard.

Construction Detail

Basic Construction:	Wood frame

Foundation:	Poured concrete slab

VALUATION SERVICES	54	ADVISORY GROUP

IMPROVEMENTS DESCRIPTION

Framing:	Wood frame construction.

Floors:	Reinforced concrete poured over gravel. The upper floor is bridged by wood stud floor beams.

Exterior Walls:	The exterior facade of the building consists of stucco.

Roof Cover:	Wood truss roofing system covered with a composition shingle cover.

Windows:	Units have thermal windows in aluminum frames. The windows are single pane with sliders.

Mechanical Detail

Heating:	Heating and cooling to the building is supplied by roof mounted gas HVAC systems.

Plumbing:	The plumbing system is assumed to be adequate for existing use and in compliance with local law and building codes. The plumbing system is typical of other assisted living properties in the area with a combination of copper supply lines and plastic or cast iron waste and vent lines throughout the improvements.

Electrical Service:	Electricity for the building is obtained through low voltage underground power lines. Electrical service appears adequate.

Emergency Power:	The building’s electrical system is backed by one emergency natural gas generator serving all building safety and support systems.

Elevator Service:	The building contains one elevator.

Fire Protection:	The building is fire sprinklered. Each apartment has electric smoke detectors in compliance with local code.

Security:	Resident call systems in all of the resident living areas and bathrooms, as well as emergency battery back-up lighting system and corridor handrails on both sides.

Interior Detail

Layout:	The building is designed in a rectangular shape. The resident living units are all of a studio design and do not have kitchenettes. All units have baths with a sink, toilet and prefabricated shower stalls.

Overall, the unit sizes and layouts are small for assisted living. Reference is made to the unit and floor plans in the Addenda.

Floor Covering:	Carpet in the unit with sheet vinyl tile in the bathroom.

Walls:	Painted and textured gypsum board.

Ceilings:	Acoustical tile.

Bathrooms:	Each resident unit is equipped with a full bathroom. All bathrooms consist of a walk-in shower with wall-mounted showerhead, toilet and sink and sheet vinyl floor covering, and a combination wall papered gypsum board walls.

VALUATION SERVICES	55	ADVISORY GROUP

IMPROVEMENTS DESCRIPTION

Kitchen Facilities:	All meals for the residents are prepared in a central kitchen. Equipment includes a gas range, steel hood with fire suppression system, dishwashers, stainless steel preparation tables, walk-in coolers and walk-in freezers.

Site Improvements

Parking:	29 spaces (0.47: Unit).

Onsite Landscaping:	A variety of trees, shrubbery and grass.

Other:	Other site improvements include paved asphalt parking areas, concrete walkways, landscaping, yard lighting and drainage as well as fencing.

Summary

Condition:	The subject improvements are considered to be in average condition. The improvements, because of their age, however, are considered dated relative to most of the competing properties and newer assisted living product in the marketplace.

We did not inspect the roof of the building or make a detailed inspection of the mechanical systems. The appraisers, however, are not qualified to render an opinion as to the adequacy or condition of these components. The client is urged to retain an expert in this field if detailed information is needed about the adequacy and condition of mechanical systems.

Quality:	The overall quality of the improvements is rated as average and is consistent with the competition in the market area.

Layout & Functional Plan:	Average. The facility is considered to be functional for its intended use. There are adequate common areas, however, the units are small, the facility is dated and the corridors are narrower than newer competing facilities. The furnishings and fixtures appear to be of average quality. The living area of the facility equates to around 50 percent of the total area. This equates to around 50 percent of the facility being designated common area, somewhat similar to today’s design of around 40 percent to 60 percent common area.

Year Built:	1977

Effective Age:	26 years

Expected Economic Life:	50 years

Remaining Economic Life:	24 years

VALUATION SERVICES	56	ADVISORY GROUP

IMPROVEMENTS DESCRIPTION

Americans With Disabilities Act

The Americans With Disabilities Act (ADA) became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have not been provided with the results of a survey, we did not analyze the results of possible non-compliance.

Hazardous Substances

We are not aware of any potentially hazardous materials (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials), which may have been used in the construction of the improvements. However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist.

VALUATION SERVICES	57	ADVISORY GROUP

REAL PROPERTY TAXES AND ASSESSMENTS

Taxes are levied against all real property in this locale for the purpose of providing funding for the various municipalities. The amount of ad valorem taxes is determined by the current assessed value for the property in conjunction with the total combined tax rate for the municipalities. The property is subject to the taxing jurisdiction of Los Angeles County. The assessors’ parcel identification number is 8432-016-027.

Under the provisions of Article XIIIA of the California Tax and Revenue Code, properties are assessed their market value as of March 1, 1975, the base year lien date. This value may be increased only 2.0 percent per year, with few exceptions. Events such as a transfer of ownership, or significant new construction will trigger a reassessment of the property. The county assessor usually accepts the sale price, or the cost of improvements, in calculating assessed value. Assessed values are usually poor indicators of actual market value and are useful only to estimate effective tax rates.

The 2003 fiscal tax year is the most recent year for both assessed value and tax information for the subject. This data is shown below.

PROPERTY ASSESSMENT/TAX DATA

2003

Assessor’s Market Value:
Land	$1,012,083
Improvements	1,326,954

Assessor’s Market Value:	$2,339,037
Equalization/Assessment Ratio	100.00%

Assessed Value	$2,339,037
Tax Rate ($/$1,000 AV)	12.6437

Total Property Taxes	$29,574.00
Building Area	36,486
Property Taxes per Square Foot	$0.81
No. of Units	62
Property Taxes per Unit	$477.00

The definition of market value used in this report assumes a sale of the property. If the property were sold, it would be reassessed according to the county assessor’s opinion of its market value, which is typically the sale price. The current assessment of the property of $2,339,037 is considered reasonable based on our market value estimates determined herein. For our Year 1 proforma, we have increased the current taxes by 3.0 percent and which equates to $30,461 or $30,500 rounded. This figure will be utilized reflected in our proforma model in the Income Capitalization Approach.

VALUATION SERVICES	58	ADVISORY GROUP

ZONING

The property is zoned CVC (Regional Shopping Center District) by the City of Covina. Permitted uses within this district include retail use. Senior housing or assisted living facilities are permitted with a conditional use per unit.

We are not experts in the interpretation of complex zoning ordinances but the property appears to be a legal, non-conforming use based on our review of public information. The determination of compliance is beyond the scope of a real estate appraisal.

We know of no deed restrictions, private or public, that further limit the subject property’s use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions do exist.

VALUATION SERVICES	59	ADVISORY GROUP

HIGHEST AND BEST USE

Definition Of Highest And Best Use

According to The Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use is defined as:

The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

Highest And Best Use Criteria

We evaluated the site’s highest and best use both as currently improved and as if vacant. In both cases, the property’s highest and best use must meet four criteria described above.

Legally Permissible

The first test concerns permitted uses. According to our understanding of the zoning ordinance, noted earlier in this report, the site may legally be improved with structures that accommodate retail uses. A senior housing facility can be developed only with a conditional use permit. Aside from the site’s zoning and regulations, we are not aware of any legal restrictions that limit the potential uses of the subject.

Physically Possible

The second test is what is physically possible. As discussed in the “Property Description,” the site’s size, soil, topography, etc. do not physically limit its use. The subject site is of adequate shape and size to accommodate almost all urban land uses.

Financial Feasibility and Maximal Productivity

The third and fourth tests are, respectively, what is feasible and what will produce the highest net return. After analyzing the physically possible and legally permissible uses of the property, the highest and best use must be considered in light of financial feasibility and maximum productivity. For a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital over alternative forms of investment. A positive net income or acceptable rate of return would indicate that a use is financially feasible.

As stated in the Competitive Market Analysis section, population, income and age statistics would indicate that demand for senior living options in the subject area is considered moderate. This relates to the economic feasibility of developing a property similar to the subject. The stabilized facilities in the subject’s market area are exhibiting occupancies above 90 percent. As such, market conditions for senior living in the subject’s primary market area is considered adequate .

Highest and Best Use of Site As Though Vacant

Considering the subject site’s size, configuration and topography, location among other assisted living properties and state of the local assisted living market, it is our opinion that the Highest and Best Use of the subject site as though vacant is for retail development consistent with the local area trends.

VALUATION SERVICES	60	ADVISORY GROUP

HIGHEST AND BEST USE

Highest and Best Use of Property As Improved

According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

As discussed, an assisted living facility exists on the site. The design, layout, as well as average unit size of the facility is good and there is no functional obsolescence in the improvements. As will be demonstrated in the Sales Comparison Approach and the Income Capitalization Approach, the operating characteristics of an assisted living facility represents a viable facility from a revenue-producing standpoint.

Alternative uses for the existing improvements, however, would be limited due to the overall design (smaller rooms and no individual cooking facilities). As a result, any conversion to an alternative use would be costly.

It is our opinion that the existing complex adds value to the site as if vacant, and rent levels of existing leases encumbering the subject property would dictate a continuation of the current use. However, the property is subject to an operating lease and may likely not be able to be utilized for any other type of use during the term of the lease. Therefore, it is our opinion that the Highest and Best Use of the subject property as improved is for an assisted living in the interim until the improvements become economically infeasible.

VALUATION SERVICES	61	ADVISORY GROUP

VALUATION PROCESS

Methodology

There are three generally accepted approaches available in developing an opinion of value: the Cost, Sales Comparison and Income Capitalization approaches. We have considered and analyzed each in this appraisal to develop an opinion of the market value of the subject property, because this is a complete appraisal. In appraisal practice, an approach to value is included or eliminated based on its applicability to the property type being valued and the quality of information available. Each approach is discussed below, and applicability to the subject property is briefly addressed in the following summary.

Land Value

Developing an opinion of land value is typically accomplished via the Sales Comparison Approach by analyzing sites of comparable utility adjusted for differences, to indicate a value for the subject parcel. Valuation is typically accomplished using a unit of comparison such as price per square foot or acre. Adjustments are applied to the units of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a total value.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of nontypical conditions affecting the sales price.

Cost Approach

The Cost Approach is based upon the proposition that an informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements, which represent the highest and best use of the land; or when relatively unique or specialized improvements are located on the site, for which there exist few sales or leases of comparable properties.

In the Cost Approach, the appraiser forms an opinion of the cost of all improvements, depreciating them to reflect value loss from physical, functional and external causes. Land value, entrepreneurial profit and depreciated improvement costs are then added for a total value.

Sales Comparison Approach

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using a unit of comparison such as price per square foot, effective gross income multiplier or net income multiplier. Adjustments are applied to the units of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a total value.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of nontypical conditions affecting the sales price.

Income Capitalization Approach

This approach first determines the income-producing capacity of a property by utilizing contract rents on leases in place and by estimating market rent from rental activity at competing properties. Deductions then are made for vacancy and collection loss and operating expenses. The resulting net operating income is capitalized at an overall capitalization rate to derive an

VALUATION SERVICES	62	ADVISORY GROUP

VALUATION PROCESS

opinion of value. The capitalization rate represents the relationship between net operating income and value.

Related to the Direct Capitalization Method is the Discounted Cash Flow Method. In this method, periodic cash flows (which consist of net operating income less capital costs) and a reversionary value are developed and discounted to a present value using an internal rate of return that is determined by analyzing current investor yield requirements for similar investments.

The reliability of the Income Capitalization Approach depends upon whether investors actively purchase the subject property type for income potential, as well as the quality and quantity of available income and expense data from comparable investments.

Summary

This Appraisal employs only the Income Capitalization Approach as we are valuing the leasehold position in the property. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that this approach would be considered necessary and applicable for market participants. Therefore, we have not employed the Cost Approach or the Sales Comparison Approach to develop an opinion of market value.

VALUATION SERVICES	63	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Methodology

The Income Capitalization Approach is a method of converting the anticipated economic benefits of owning property into a value through the capitalization process. The principle of “anticipation” underlies this approach in that investors recognize the relationship between an asset’s income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be projected, and the most appropriate capitalization method must be selected.

The two most common methods of converting net income into value are Direct Capitalization and Discounted Cash Flow. In direct capitalization, net operating income is divided by an overall capitalization rate to indicate an opinion of market value. In the discounted cash flow method, anticipated future cash flows and a reversionary value are discounted to an opinion of net present value at a chosen yield rate (internal rate of return).

In our opinion, direct capitalization is appropriate to value the subject property as we are valuing the leasehold interest.

Historical Financial Performance of the Subject Property

The subject is an existing assisted living facility. We were provided with financial statements for 2000, 2001, 2002, and year-to-date 2003. The financial statements have been summarized on a following chart.

Potential Gross Income

There is only one type of payment source at the subject for assisted living services; private pay residents. This type of payor is generally considered the most desirable since private pay rates allow for greater profitability than any fixed government rate plans. Therefore, revenue for the subject is received from the monthly rentals of the living units, as well as from other sources such as second person (double occupancy) fees, move-in or processing fees, as well as other miscellaneous revenue.

VALUATION SERVICES	64	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Covina Villa
INCOME AND OPERATING EXPENSE SUMMARY

	2000				2001
	(January - December)				(January - December)
		$/Resident	PRD	% of EGI	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$1,096,209	$18,736	$51.33	76.23%	$944,480	$18,994	$52.04	76.24%
Additional Personal Care	$318,566	$5,445	$14.92	22.15%	$279,941	$5,630	$15.42	22.60%
Second Occupant	Inc. Below	N/A	N/A	N/A	Inc. Below	N/A	N/A	N/A
New Resident Fees	Inc. Below	N/A	N/A	N/A	Inc. Below	N/A	N/A	N/A
Other Income	$23,172	$396	$1.09	1.61%	$14,480	$291	$0.80	1.17%

GROSS POTENTIAL REV.	$1,437,947	$24,576	$67.33	100.00%	$1,238,901	$24,916	$68.26	100.00%
Vacancy/Collection Loss	Inc. Above				Inc. Above

TOTAL NET REVENUE	$1,437,947	$24,576	$67.33	100.00%	$1,238,901	$24,916	$68.26	100.00%
OPERATING EXPENSES
Departmental
General/Administrative	$21,924	$375	$1.03	1.52%	$50,490	$1,015	$2.78	4.08%
Payroll (Wages)	$449,116	$7,676	$21.03	31.23%	$442,891	$8,907	$24.40	35.75%
Payroll Taxes & Benefits	$138,890	$2,374	$6.50	9.66%	$144,119	$2,898	$7.94	11.63%
Resident Care	$2,466	$42	$0.12	0.17%	$3,592	$72	$0.20	0.29%
Food Services	$109,481	$1,871	$5.13	7.61%	$103,153	$2,075	$5.68	8.33%
Activities	$8,585	$147	$0.40	0.60%	$7,342	$148	$0.40	0.59%
Housekeeping/Laundry	$22,319	$381	$1.05	1.55%	$17,270	$347	$0.95	1.39%
Plant Operations	$56,234	$961	$2.63	3.91%	$54,091	$1,088	$2.98	4.37%
Utilities	$76,210	$1,303	$3.57	5.30%	$88,692	$1,784	$4.89	7.16%
Marketing/Promotions	$29,064	$497	$1.36	2.02%	$32,903	$662	$1.81	2.66%
Ground Lease	$115,140	$1,968	$5.39	8.01%	$122,301	$2,460	$6.74	9.87%
Non-Departmental
Real Estate Taxes	$26,623	$455	$1.25	1.85%	$76,612	$1,541	$4.22	6.18%
Insurance	$12,298	$210	$0.58	0.86%	$20,183	$406	$1.11	1.63%
Management Fees (5% of EGI)	$71,897	$1,229	$3.37	5.00%	$61,945	$1,246	$3.41	5.00%
Replacement Reserves ($/Unit)	$21,700	$371	$1.02	1.51%	$21,700	$436	$1.20	1.75%

TOTAL ALL EXPENSES	$1,161,947	$19,859	$54.41	80.81%	$1,247,284	$25,084	$68.72	100.68%
EXPENSE RATIO	80.8%				100.7%
NET OPERATING INCOME	$276,000	$4,717	$12.92	19.19%	$(8,383)	$(169)	$(0.46)	-0.68%
OCCUPANCY	94.4%				80.2%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2002				Annualized 2003
	(January - December)				(January - August)
	Amount	$/Resident	PRD	% of EGI	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$796,146	$19,192	$52.58	72.76%	$1,059,492	$18,694	$51.22	70.72%
Additional Personal Care	$279,789	$6,744	$18.48	25.57%	$394,362	$6,958	$19.06	26.32%
Second Occupant	Inc. Below	N/A	N/A	N/A	Inc. Below	N/A	N/A	N/A
New Resident Fees	Inc. Below	N/A	N/A	N/A	Inc. Below	N/A	N/A	N/A
Other Income	$18,200	$439	$1.20	1.66%	$44,267	$781	$2.14	2.95%

GROSS POTENTIAL REV.	$1,094,135	$26,375	$72.26	100.00%	$1,498,121	$26,434	$72.42	100.00%
Vacancy/Collection Loss	Inc. Above				Inc. Above

TOTAL NET REVENUE	$1,094,135	$26,375	$72.26	100.00%	$1,498,121	$26,434	$72.42	100.00%
OPERATING EXPENSES
Departmental
General/Administrative	$44,986	$1,084	$2.97	4.11%	$38,433	$678	$1.86	2.57%
Payroll (Wages)	$442,467	$10,666	$29.22	40.44%	$549,762	$9,700	$26.58	36.70%
Payroll Taxes & Benefits	$167,542	$4,039	$11.06	15.31%	$232,317	$4,099	$11.23	15.51%
Resident Care	$1,581	$38	$0.10	0.14%	$1,929	$34	$0.09	0.13%
Food Services	$88,972	$2,145	$5.88	8.13%	$103,442	$1,825	$5.00	6.90%
Activities	$9,785	$236	$0.65	0.89%	$9,746	$172	$0.47	0.65%
Housekeeping/Laundry	$17,928	$432	$1.18	1.64%	$21,326	$376	$1.03	1.42%
Plant Operations	$78,083	$1,882	$5.16	7.14%	$65,733	$1,160	$3.18	4.39%
Utilities	$91,890	$2,215	$6.07	8.40%	$108,572	$1,916	$5.25	7.25%
Marketing/Promotions	$26,279	$633	$1.74	2.40%	$33,710	$595	$1.63	2.25%
Ground Lease	$127,416	$3,071	$8.41	11.65%	$127,416	$2,248	$6.16	8.51%
Non-Departmental
Real Estate Taxes	$29,535	$712	$1.95	2.70%	$33,630	$593	$1.63	2.24%
Insurance	$36,114	$871	$2.39	3.30%	$35,619	$628	$1.72	2.38%
Management Fees (5% of EGI)	$54,707	$1,319	$3.61	5.00%	$74,906	$1,322	$3.62	5.00%
Replacement Reserves ($/Unit)	$21,700	$523	$1.43	1.98%	$21,700	$383	$1.05	1.45%

TOTAL ALL EXPENSES	$1,238,985	$29,866	$81.83	113.24%	$1,458,239	$25,730	$70.49	97.34%
EXPENSE RATIO	113.2%				97.3%
NET OPERATING INCOME	$(144,850)	$(3,492)	$(9.57)	-13.24%	$39,882	$704	$1.93	2.66%
OCCUPANCY	66.9%				91.4%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	C&W Forecast
	Stabilized Year
	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$1,320,600	$21,300	$63.01
Additional Personal Care	$446,400	$7,200	$21.30
Second Occupant	$18,000	$290	$0.86
New Resident Fees	$21,700	$350	$1.04
Other Income	$—	$—	$—

GROSS POTENTIAL REV.	$1,806,700	$29,140	$87.34
Vacancy/Collection Loss	$(180,670)

TOTAL NET REVENUE	$1,626,030	$28,318	$77.58
OPERATING EXPENSES
Departmental
General/Administrative	$50,000	$871	$2.39	3.07%
Payroll (Wages)	$470,000	$8,185	$22.43	28.90%
Payroll Taxes & Benefits	$220,000	$3,831	$10.50	13.53%
Resident Care	$5,000	$87	$0.24	0.31%
Food Services	$105,000	$1,829	$5.01	6.46%
Activities	$10,000	$174	$0.48	0.61%
Housekeeping/Laundry	$25,000	$435	$1.19	1.54%
Plant Operations	$80,000	$1,393	$3.82	4.92%
Utilities	$110,000	$1,916	$5.25	6.76%
Marketing/Promotions	$35,000	$610	$1.67	2.15%
Ground Lease	$135,380	$2,358	$6.46	8.33%
Non-Departmental
Real Estate Taxes	$30,500	$531	$1.46	1.88%
Insurance	$50,000	$871	$2.39	3.07%
Management Fees (5% of EGI)	$81,302	$1,416	$3.88	5.00%
Replacement Reserves ($/Unit)	$21,700	$378	$1.04	1.33%

TOTAL ALL EXPENSES	$1,428,881	$24,885	$68.18	87.88%
EXPENSE RATIO	87.9%
NET OPERATING INCOME	$197,149	$3,433	$9.41	12.12%
OCCUPANCY	90.0%

VALUATION SERVICES	65	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Assisted Living Rate Analysis

The subject contains 62 studio units. The facility is of average quality construction with a dated layout and design. The following is a description of the types of accommodations that are available at the subject.

We note that the units are small and reflect a design and layout typical of its age which makes marketing a challenge relative to its competition. The units contain private bathrooms, no kitchenettes and small closet area. All of the residents are provided with three daily meals, weekly housekeeping, utilities (except telephone), activities, and scheduled transportation included in their monthly rent.

The subject’s actual rental rates (rent roll) were tested for reasonableness against similar facilities in the subject’s market area. In the Competitive Market Analysis section, we identified several existing facilities considered to provide competition for the subject. Data sheets were provided in the Competitive Market Analysis section presented previously. The complexes we surveyed are all considered comparable given that they all provide assisted living units. We note that the facilities are all adequately maintained and they all have a similar amenity package. All of the competing facilities have been discussed in detail in the Competitive Market Analysis section of the report.

The table below summarizes the subject’s unit types and the actual and asking monthly rents.

Covina Villa

			In House Rents		Asking Rents

	No.	Occ.	Monthly	$/Unit	Monthly	$/Unit
Unit	Units	Units	Revenue	Per Mo.	Revenue	Per Mo.

Assisted Living
Studio	62	58	$97,716	$1,685	$128,216	$2,068

Assisted Total	62	58	$97,716	$1,685	$128,216	$2,068

The current in-house average rates generally falls below the asking rates at the subject. This is because the rents of the existing tenants have not increased as rapidly as the asking rates. Overall, the average actual rate is $1,685 per month, which is approximately 19 percent below the average asking rate of $2,068. In the Competitive Market Analysis section of this report, we concluded on a market rate of $1,775 per month for the subject studio units. This represents a 5.3 percent increase for the in-house rates, which is believed reasonable, noting that an additional rate increase occurred October 1, 2003. We do not believe that this increase would adversely affect the stabilized occupancy level at the subject.

VALUATION SERVICES	66	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Base Rental Rates

The following chart details our reconciled base rental rates for all unit types at the subject. These rates were concluded to in the Competitive Market Analysis section of the report.

Covina Villa
Reconciled Market Rental Rates

	Resident	No.	Market
Unit Type	Type	Units	Rent

Studio	AL	62	$1,775

Totals		62

Other Revenues

In addition to room revenues, the subject receives additional income from additional personal care, new resident fees (entrance fees), second person fees, as well as miscellaneous revenue from such items as barber/beauty income, laundry services, cable TV revenue, meal and guest fees, food catering, health supplies, etc.

Additional Personal Care

This relates to the additional costs for personal care to those residents who require additional care. The historical, current and forecast revenue from this source is shown below.

Year	Total	$/Resident	PRD

2000	$318,566	$5,445	$14.92
2001	$279,941	$7,499	$20.55
2002	$279,789	$6,744	$18.48
Annualized 2003	$394,362	$6,958	$19.06
C&W Forecast	$446,400	$7,200	$21.30

The base monthly rates at the subject do not include any personal care. All personal care at the subject is charged in addition to the base monthly rental rate. Specifically, there are eight base levels or tiers of care services available (based on a point system) that are determined from a monthly need assessment basis. The levels of personal care range from $225 per month (Level A) up to an additional $1,425 per month for Level 7 services. If a resident requires services above Level 7, there is an additional charge of $5.00 per point.

Review of the rent roll showed that of the existing residents, 48 residents (83 percent of existing total) were paying for personal care services. The average charge equated to $875 per month, which would indicate an average Level 3 care level. Based on the current and historical revenue, we have forecast that 65 percent of the resident mix will pay an average of $800 per month for personal care. While the percentage falls below the current average, we believe this

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INCOME CAPITALIZATION APPROACH

is reasonable as acuity levels can vary year-to-year. This equates to Year 1 revenue at $446,400

New Resident Fees

The historical revenue data for the subject did not include any line item breakdown for this category. New resident fees at the subject are $1,800 per resident, which is at the upper end of the range indicated by the comparables ($1,000 to $1,800). This amount is considered high in relationship to its market rates.

The typical turnover in an assisted living facility is between 20 and 28 months with a midrange of two years. This is equivalent to 35 to 50 percent of the census turning over each year. For the subject, we are estimating that 35 percent of the residents will pay entry or new resident fees of $1,000. Based on the data, we have forecast Year 1 new resident fees at $21,700.

Second Person Fees

The subject charges a fee of $750 per month for a double occupant in the same unit. This would be applicable to a spouse or sibling. The historical revenue data for the subject did not include any line item breakdown for this category. At the time of inspection, there were 2 double occupancies at the subject. We have forecast Year 1 second person occupancy of 2 residents at $750 per month. This equates to $18,000 on an annual basis.

Other Income

The historical revenue for Other Income includes Second Person Fees and New Resident Fees as well as revenue received from the subject’s barber/beauty income, cable TV revenue, meal and guest fees. No revenue has been attributed to this category as the revenue was considered in the categories above.

Concessions/Rental Allowances

At the time of inspection, the subject was not offering any rent concessions other than a reduction in the new resident fee if necessary. Although concessions will not likely be seen consistently in the market going forward, newer product will likely use them to stimulate any unforeseen vacancies, while older properties like the subject may use concessions more frequently. Nonetheless, no allowance for rent concessions will be applied to the subject as we have accounted for this potential through a lower occupancy rate and rental rate forecast.

Vacancy and Collection Loss

Both the investor and the appraiser are primarily interested in the annual revenue an income property is likely to produce over a specified period of time, rather than the income it could produce if it were always 100 percent occupied and all tenants were paying their rent in full and on time. A normally prudent practice is to expect some income loss as tenants vacate, fail to pay rent, or pay their rent late. Model units or other rent loss, if necessary, is addressed separately.

The subject, as of the most current rent roll provided, was 97 percent occupied. This is slightly higher than than current average occupancy levels for the market area overall. Rent comparable occupancies range from 91 to 98 percent with an average of 94 percent. Historical occupancy at the subject is presented below:

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Historical Occupancy

					Current
				Annualized	Rent Roll
Year	2000	2001	2002	2003	Annualized

Occupancy	94.4%	80.2%	66.9%	91.4%	97.0%

Historical occupancy decreased in 2001 and 2002 from 2000 level. Occupancy increased again in 2003 and was 97 percent occupied at the time of our inspection. Based on the subject’s inconsistent occupancy pattern, we have forecasted a stabilized vacancy and collection loss of 10.00 percent for the subject.

Effective Gross Income

The following table summarizes the projected estimate of stabilized income based on the above findings. The stabilized revenues reflect what we believe would be anticipated by a purchaser of the subject and are based on current market rents and trends.

Covina Villa
STABILIZED OPERATING INCOME

						PER
	RESIDENT	NO.	NO.	MONTHLY		ACTUAL
UNIT TYPE	TYPE	UNITS	BEDS	RATE	INCOME	RESIDENT

Studio	AL	62	62	$1,775	$1,320,600

Total		62	62		$1,320,600	$21,300
Additional Personal Care			75%	$800	$446,400	$7,200
Second Person			2	$750	$18,000	$290
New Resident Fees			35%	$1,000	$21,700	$350
Other					$—	$—

TOTAL POTENTIAL GROSS INCOME					$1,806,700	$29,140
LESS: VACANCY @			10.0%		$(180,670)

EFFECTIVE GROSS INCOME					$1,626,030	$29,140

Opinion of Expenses

We have developed an opinion of the property’s annual operating expenses after reviewing its historical performance and reviewing the operating statements of similar senior living properties. We were provided with operating statements for 2000, 2001, 2002, and year-to-date 2003. This information was previously summarized.

We were not provided with the staffing requirements for the facility and we were not able to analyze the expenses on this basis. Furthermore, we have supported our estimate of projected expenses with other senior living facilities in the region, as well as from overall industry statistics. We also note that the reader is cautioned when reviewing the comparable expenses

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for individual facilities, in that the reporting of expenses varies by property and that different congregate living facilities offer different services. All comparisons will be made on an actual resident basis.
Expense Comparables

The expense comparables have been summarized on the following page.

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SUMMARY OF COMPARABLE OPERATING EXPENSES
ASSISTED LIVING FACILITIES

				ASHA		ASHA
				Lower	ASHA	Upper
				Quartile	Median	Quartile
Facility	Confidential	Confidential	Confidential
Reporting Period	2002	2002	2002	2002	2002	2002
Year Built	1999	2001	1990	N/A	N/A	N/A
No. of IL Units	0	42	176	N/A	N/A	N/A
No. of AL Units	89	72	11	N/A	N/A	N/A
No. of ALZ Units	13	0	0	N/A	N/A	N/A

Total Units	102	114	187	N/A	N/A	N/A
Occupancy	83%	85%	98%	N/A	N/A	N/A
Resident Days	30,901	35,493	66,890

	Per		% of	Per		% of	Per		% of
	Resident	$/RD	EGI	Resident	$/RD	EGI	Resident	$/RD	EGI

TOTAL NET REVENUES	$37,505	$102.75		$25,443	$69.71		$34,768	$95.26
EXPENSES
General & Administrative	$756	$2.07	2.02%	$1,110	$3.04	3.25%	$1,129	$3.09	3.25%
Payroll (Wages/Salaries)	$11,593	$31.76	30.91%	$8,553	$23.43	23.52%	$8,179	$22.41	23.52%
Payroll Taxes & Benefits	$3,815	$10.45	10.17%	$2,144	$5.88	8.62%	$2,996	$8.21	8.62%
Resident Care	$219	$0.60	0.59%	$609	$1.67	0.82%	$286	$0.78	0.82%
Food Services	$1,786	$4.89	4.76%	$1,207	$3.31	6.32%	$2,196	$6.02	6.32%
Activities	$58	$0.16	0.16%	$58	$0.16	0.53%	$184	$0.50	0.53%
Housekeeping	$119	$0.32	0.32%	$101	$0.28	0.86%	$299	$0.82	0.86%
Plant Operations	$644	$1.77	1.72%	$510	$1.40	4.05%	$1,409	$3.86	4.05%
Utilities	$1,536	$4.21	4.09%	$1,180	$3.23	5.19%	$1,805	$4.94	5.19%
Marketing/Promotions	$527	$1.44	1.41%	$439	$1.20	1.57%	$546	$1.49	1.57%
Real Estate Taxes	$705	$1.93	1.88%	$520	$1.43	3.62%	$1,257	$3.45	3.62%
Insurance	$611	$1.67	1.63%	$400	$1.10	3.32%	$1,154	$3.16	3.32%
ADJUSTED OPERATING
EXPENSES	$22,369	$73.84	59.64%	$16,832	$55.56	61.66%	$21,439	$70.77	61.66%
Management Fee	$1,875	$5.14	5.00%	$1,272	$3.49	5.00%	$1,738	$0.00	5.00%
Expense Ratio Before
Reserves	65%			71%			67%
Reserves	—	—	—	—	—	—	—	—	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

TOTAL NET REVENUES	$29,046	$34,264	$38,878
EXPENSES
General & Administrative	$1,115	$1,433	$1,889
Payroll (Wages/Salaries)	N/A	N/A	N/A
Payroll Taxes & Benefits	$1,575	$2,068	$3,003
Resident Care	$4,253	$6,123	$7,259
Food Services	$2,704	$3,529	$4,892
Activities	N/A	N/A	N/A
Housekeeping	$532	$815	$1,130
Plant Operations	$580	$916	$1,356
Utilities	$1,086	$1,306	$1,526
Marketing/Promotions	$858	$1,349	$2,008
Real Estate Taxes	$648	$1,011	$1,597
Insurance	$278	$463	$726
ADJUSTED OPERATING
EXPENSES	$20,959	$24,058	$29,438
Management Fee	$1,249	$1,713	$2,082
Expense Ratio Before Reserves	76%	75%	81%
Reserves	$181	$326	$525

Source: The State of Seniors Housing, 2002, ASHA. (Data is for Assisted Living Facilities)

Note: Each line expense for ASHA derived from seperately sorted data columns and may not add up under totals.

* All comparable categories based on Actual Unit (Per Resident)

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INCOME CAPITALIZATION APPROACH

General & Administrative

These costs, for the basis of the subject analysis, include office supplies, licenses/permits, dues/subscriptions, travel/meals, communications/telephone, resident activities, transportation, as well as the payroll costs for the administrative staff. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$21,924	$375	$1.03	1.52%
2001	$50,490	$1,353	$3.71	4.08%
2002	$44,986	$1,084	$2.97	4.11%
Annualized 2003	$38,433	$678	$1.86	2.57%
C&W Forecast	$50,000	$871	$2.39	3.07%

The expense comparables showed expenses for this category from $ 756 to $1,129 per resident (average of $ 999 per resident), while the industry data showed a range from $1,115 to $1,889 per resident (median of $1,433 per resident). The subject’s actual expenses are less than that of the comparable properties. This is because the subject’s accounting format posts payroll and benefits in a separate expense category. Our projection is consistent with historical trends. We have forecast Year 1 general and administrative costs at $50,000 or $ 871 per resident.

Payroll (Wages and Salaries)

These costs, for the basis of the subject analysis, include all wage and salary costs for the employees. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$449,116	$7,676	$21.03	31.23%
2001	$442,891	$11,864	$32.50	35.75%
2002	$442,467	$10,666	$29.22	40.44%
Annualized 2003	$549,762	$9,700	$26.58	36.70%
C&W Forecast	$470,000	$8,185	$22.43	28.90%

The expense comparables showed expenses for this category from $8,179 to $11,593 per resident (average of $9,442 per resident), while the no data was available from the ASHA industry data. The subject’s actual expenses are greater than that of the comparable properties. This is because the subject’s accounting format posts payroll and benefits in a separate expense category. Our projection is consistent with historical trends. We have forecast Year 1 wages and salary costs at $470,000 or $8,185 per resident.

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INCOME CAPITALIZATION APPROACH

Payroll Taxes and Benefits

These costs, for the basis of the subject analysis, include cost for the employee pension plan, employee incentives, vacation pay, employee benefits and payroll taxes. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$138,890	$2,374	$6.50	9.66%
2001	$144,119	$3,861	$10.58	11.63%
2002	$167,542	$4,039	$11.06	15.31%
Annualized 2003	$232,317	$4,099	$11.23	15.51%
C&W Forecast	$220,000	$3,831	$10.50	13.53%

The expense comparables showed expenses for this category from $2,144 to $3,815 per resident (average of $2,985 per resident), while the industry data showed a range from $1,575 to $3,003 per resident (median of $2,068 per resident). The subject’s actual expenses fall slightly above the range by the comparable properties, but are considered reasonable. We have forecast Year 1 payroll taxes and benefits costs at $220,000 or $3,831 per resident.

Resident Care

This expense is for the costs associated with the personal or assisted living services for the assisted living residents. These include all health care and special needs supplies and related activities, as well as payroll. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident		PRD	% of EGI

2000	$2,466	$42	$0.12		0.17%
2001	$3,592	$96	$0.26		0.29%
2002	$1,581	$38	$0.10		0.14%
Annualized 2003	$1,929	$34	$0.09		0.13%
C&W Forecast	$5,000	$87	$0.24		0.31%

The expense comparables showed expenses for this category from $ 219 to $ 609 per resident (average of $ 371 per resident), while the industry data showed a range from $4,253 to $7,259 per resident (median of $6,123 per resident). Our projection is consistent with historical trends. We have forecast Year 1 resident care costs at $5,000 or $ 87 per resident.

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INCOME CAPITALIZATION APPROACH

Food Services

These costs include raw food costs, as well as kitchen supplies and all payroll costs for the food service staff. The residents at the subject are provided with three complete meals per day. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$109,481	$1,871	$5.13	7.61%
2001	$103,153	$2,763	$7.57	8.33%
2002	$88,972	$2,145	$5.88	8.13%
Annualized 2003	$103,442	$1,825	$5.00	6.90%
C&W Forecast	$105,000	$1,829	$5.01	6.46%

The expense comparables showed expenses for this category from $1,207 to $2,196 per resident (average of $1,729 per resident), while the industry data showed a range from $2,704 to $4,892 per resident (median of $3,529 per resident). Our projection is consistent with historical trends. We have forecast Year 1 food services costs at $105,000 or $1,829 per resident.

Activities

This category is for the activities and recreation costs, as well as transportation costs and the payroll costs for the activities staff. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$8,585	$147	$0.40	0.60%
2001	$7,342	$197	$0.54	0.59%
2002	$9,785	$432	$1.18	1.64%
Annualized 2003	$9,746	$172	$0.47	0.65%
C&W Forecast	$10,000	$174	$0.48	0.61%

The expense comparables showed expenses for this category from $ 58 to $ 184 per resident (average of $ 100 per resident), while no data was provided by the ASHA industry data. Our projection is consistent with historical trends. We have forecast Year 1 activities costs at $10,000 or $ 174 per resident.

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INCOME CAPITALIZATION APPROACH

Housekeeping/Laundry

This category is for all housekeeping costs, including all supplies requisite to housekeeping and laundry services, as well as the payroll costs for the housekeeping/laundry staff. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$22,319	$381	$1.05	1.55%
2001	$17,270	$463	$1.27	1.39%
2002	$17,928	$432	$1.18	1.64%
Annualized 2003	$21,326	$376	$1.03	1.42%
C&W Forecast	$25,000	$435	$1.19	1.54%

The expense comparables showed expenses for this category from $ 101 to $ 299 per resident (average of $ 173 per resident), while the industry data showed a range from $ 532 to $1,130 per resident (median of $ 815 per resident). Our projection is consistent with historical trends. We have forecast Year 1 housekeeping costs at $25,000 or $ 435 per resident.

Plant Operations

These costs include general repairs and maintenance, elevator contracts, supplies and equipment purchases for the facility, as well as the payroll costs for the maintenance staff. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$56,234	$961	$2.63	3.91%
2001	$54,091	$1,449	$3.97	4.37%
2002	$78,083	$1,882	$5.16	7.14%
Annualized 2003	$65,733	$1,160	$3.18	4.39%
C&W Forecast	$80,000	$1,393	$3.82	4.92%

The expense comparables showed expenses for this category from $ 510 to $1,409 per resident (average of $ 854 per resident), while the industry data showed a range from $ 580 to $1,356 per resident (median of $ 916 per resident). The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 plant operations costs at $80,000 or $1,393 per resident.

VALUATION SERVICES	75	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Utilities

This expense is for the annual cost for natural gas, electricity, water/sewer, cable TV and trash removal. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$76,210	$1,303	$3.57	5.30%
2001	$88,692	$2,376	$6.51	7.16%
2002	$91,890	$2,215	$6.07	8.40%
Annualized 2003	$108,572	$1,916	$5.25	7.25%
C&W Forecast	$110,000	$1,916	$5.25	6.76%

The expense comparables showed expenses for this category from $1,180 to $1,805 per resident (average of $1,507 per resident), while the industry data showed a range from $1,086 to $1,526 per resident (median of $1,306 per resident). Our projection is consistent with historical trends. We have forecast Year 1 utility costs at $110,000 or $1,916 per resident.

Ground Lease

This expense is for the ground lease payment. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$115,140	$1,968	$5.39	8.01%
2001	$122,301	$3,276	$8.98	9.87%
2002	$127,416	$3,071	$8.41	11.65%
Annualized 2003	$127,416	$2,248	$6.16	8.51%
C&W Forecast	$135,380	$2,358	$6.46	8.33%

The term of the ground lease is for 60 years with a termination date of June 30, 2037. There are no options to renew. The annual base rent began at $42,000 per year in 1977 with a CPI adjustment made every four years. This is a net lease with all operating expenses including property taxes and utilities paid by the lessee. The lease contractually increases by 25 percent every four years or 6.25 percent per year. We have forecast Year 1 ground lease costs at $135,380 or $2,358 per resident and which represents a 6.25 percent increase over the 2002 amount.

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INCOME CAPITALIZATION APPROACH

Marketing/Promotions

This expense is directly connected to the advertising and marketing of the complex for such things as newspapers and brochures, resident retention, etc. These costs also include the payroll costs of the marketing staff. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$29,064	$497	$1.36	2.02%
2001	$32,903	$881	$2.41	2.66%
2002	$26,279	$633	$1.74	2.40%
Annualized 2003	$33,710	$595	$1.63	2.25%
C&W Forecast	$35,000	$610	$1.67	2.15%

The expense comparables showed expenses for this category from $ 439 to $ 546 per resident (average of $ 504 per resident), while the industry data showed a range from $ 858 to $2,008 per resident (median of $1,349 per resident). Our projection is consistent with historical trends. We have forecast Year 1 marketing costs at $35,000 or $ 610 per resident.

Real Estate Taxes

This cost is for the annual real and personal property tax liability for the subject. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$26,623	$455	$1.25	1.85%
2001	$76,612	$2,052	$5.62	6.18%
2002	$29,535	$712	$1.95	2.70%
Annualized 2003	$33,630	$593	$1.63	2.24%
C&W Forecast	$30,500	$531	$1.46	1.88%

The expense comparables showed expenses for this category from $ 520 to $1,257 per resident (average of $ 828 per resident), while the industry data showed a range from $ 648 to $1,597 per resident (median of $1,011 per resident). Please refer to the Real Estate Taxes and Assessments section of the report for a discussion on how the Year 1 taxes were estimated. We have forecast the Year 1 real estate tax expense at $30,500 or $ 531 per resident.

VALUATION SERVICES	77	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Insurance

This cost is for the annual liability insurance for the property. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$12,298	$210	$0.58	0.86%
2001	$20,183	$541	$1.48	1.63%
2002	$36,114	$871	$2.39	3.30%
Annualized 2003	$35,619	$628	$1.72	2.38%
C&W Forecast	$50,000	$871	$2.39	3.07%

The expense comparables showed expenses for this category from $ 400 to $1,154 per resident (average of $ 722 per resident), while the industry data showed a range from $ 278 to $ 726 per resident (median of $ 463 per resident). Insurance costs for senior living properties have increased significantly over the last one to two years. The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 insurance costs at $50,000 or $ 871 per resident.

Management Fee

The subject is managed by ARV at a rate equal to 5.0 percent of effective gross income. According to data by The 2002 State of Senior Housing Report, the median management fee for congregate living facilities is 5.0 percent, with a general range from 5.0 to 7.0 percent. We have concluded to a 5.0 percent management fee.

Replacement Reserves

Replacement reserves are necessary for replacement of roof covering, mechanical systems, furnishings, appliances, etc. For a facility such as the subject, it is reasonable to deduct one to two percent of net resident revenues for replacement reserves. The ASHA industry data shows a range of reserve unit allowances from $ 181 to $ 525 per unit with a median of $ 326 per unit. In the case of the subject and its date of construction, we have deducted an amount equal to $350 per unit and which equates to a total cost of $21,700 or $ 378 per resident, which is well supported by the industry data.

Expense Summary

Overall, the first year expenses for the subject (including management fees and reserves) are projected at $1,428,881 ($24,885 per resident) and 87.88 percent of effective gross income. The expense comparables indicated expense ratios from 67.00 to 77.00 percent (average of 70.00 percent), while the industry data showed a range from 76 to 81 percent (median of 75 percent). Additionally, the subject has operated at expense ratios ranging from 80.6 to 113 percent.

We note that, according to The Senior Care Acquisition Report 2003, that the average expense ratio for assisted living facilities was 75.8 percent in 2002 and which represented an approximately eight percent increase from 70.4 percent in 2001. The survey noted, however,

VALUATION SERVICES	78	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

that many of the properties used in the sampling were troubled which resulted in a higher reported operating expense basis.

Furthermore, operating margins for assisted living facilities were reported at 30.8 percent for the median, 18.4 percent for the lower quartile and 34.7 percent for the upper quartile according to the State of Senior Housing Report 2002.

Although our net operating income estimate is higher the historical amounts, our estimate equates to a net operating income per resident of $3,433 which is above the most recent operating year (2002) of <$3,492> per resident. The increase is due to the higher occupancy seen during 2003 in relation to the average occupancy of 67 percent in 2002. As such, our expense and resultant net operating income estimate is considered reasonable in light of the historical data. A summary of our Year 1 proforma is presented below.

Covina Villa
STABILIZED OPERATING STATEMENT

			Total	PR	PRD	% of EGI

EFFECTIVE GROSS INCOME			$1,626,030	$29,140	$77.58
EXPENSES
General/Administrative			$50,000	$871	$2.39	3.07%
Payroll (Wages)			$470,000	$8,185	$22.43	28.90%
Payroll Taxes & Benefits			$220,000	$3,831	$10.50	13.53%
Resident Care			$5,000	$87	$0.24	0.31%
Food Services			$105,000	$1,829	$5.01	6.46%
Activities			$10,000	$174	$0.48	0.61%
Housekeeping/Laundry			$25,000	$435	$1.19	1.54%
Plant Operations			$80,000	$1,393	$3.82	4.92%
Utilities			$110,000	$1,916	$5.25	6.76%
Marketing/Promotions			$35,000	$610	$1.67	2.15%
Ground Lease			$135,380	$2,358	$6.46	8.33%
Real Estate Taxes			$30,500	$531	$1.46	1.88%
Insurance			$50,000	$871	$2.39	3.07%

TOTAL OPERATING EXPENSES		81.5%	$1,325,880	$23,091	$63.26	81.54%
Management Fees	5.0%		$81,302	$1,416	$3.88	5.00%
Replacement Reserves	$350		$21,700	$378	$1.04	1.33%

TOTAL EXPENSES			$1,428,881	$24,885	$68.18	87.88%
NET OPERATING INCOME			$197,149	$3,433	$9.41	12.12%

(*) Per Actual Resident

Direct Capitalization Rate Analysis

In determining an appropriate capitalization rate, the rates of return have been derived by applying three different methods: market extraction from the sales comparables, our findings reported in The Senior Care Acquisition Report, 2003, published by Irving Levin Associates, Inc., findings from the Senior Care Participants Survey completed by Cushman & Wakefield, Inc., and from Band-of-Investment.

VALUATION SERVICES	79	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

The capitalization rate was determined by analyzing investment rates of return acceptable to buyers. The rate of return on an investment is determined by analyzing several aspects of that investment and then assigning a risk associated with those aspects. Elements usually considered are:

•	Reliability of the gross income prediction. How certain is it that the income will be forthcoming? Income is more dependable when the property is leased on a long-term basis to financially responsible tenants than when rented on a month-to-month basis to less reliable tenants.

•	Reliability of the expense prediction. Is there great danger of having expenses increase materially, or is there a fair chance that they will remain about the same or even decrease?

•	Expense ratio. If the expenses are low in relation to gross income, the quality of the net income may be better, because a moderate reduction in gross income or a moderate increase in expenses does not affect the net income substantially.

•	Burden of management. Even when real estate management is employed, a property that requires constant attention, because of either maintenance or rent collection problems, is less desirable than one that needs minimal management. A long-term lease that requires a tenant to take care of all repairs and to pay taxes and insurance presents a situation that is relatively free from this burden of management.

•	Marketability of the property. An investment that has marketability and liquidity appeals to a wider group of investors than one lacking those attributes.

•	Stability of value. The value or market price of a piece of real property tends to remain within a narrower range for longer periods of time than do most other commodities.

As described previously, the gross income projected for the property is subject to such uncertainties as competition from other facilities and fluctuations in demand for the subject’s services. Moreover, the subject property has limited marketability and liquidity because a purchaser must have the appropriate operating license from the applicable state regulatory agencies, which limit the number of potential investors and would, in any potential sale of the property, create impediments and delays.

VALUATION SERVICES	80	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Going-In Capitalization Rate

The first method used to derive the capitalization rate was a review of comparable sales that have occurred in the subject’s regional area. The following table summarizes the overall capitalization rates of several recent transactions of similar assisted living properties that provide an indication of current rates.

CAPITALIZATION RATE SUMMARY

		Date	Year		Capitalization
No.	Property Name	of Sale	Built	Occupancy	Rate

1	Carmel Village	01/03	1986	97%	11.14%
2	Emerald Hills	09/02	1999	100%	11.19%
3	Woodmark at Summit	02/02	1998	60%	12.63%
4	Mapleridge of Laguna Creek	01/02	1999	76%	10.55%
5	Atria Redding	07/01	1997	95%	12.50%
6	Aegis of Napa	06/01	1999	N/A	10.76%
Low			1986	60%	10.55%
High			1999	100%	12.63%
Median			1999	95%	11.16%
Average			1996	86%	11.46%

The overall capitalization rates of the comparable sales range from 10.55 to 12.63 percent, with an average indicated of 11.46 percent. These rates are reported to be after management fee and reserves. The capitalization rates reflect actual buyer expectations of existing facilities and are directly applicable to the subject and the spread in the capitalization rates is 208 basis points. As such, the sales are felt to provide a good comparison of estimating a market capitalization rate.

Industry Findings

To further test the capitalization rates, data on assisted living acquisition trends in The Senior Care Acquisition Report, Eighth Edition, 2003, was consulted. The report indicated that after two years of declining capitalization rates for assisted living properties, 2002 saw an increase in rates to a reported average of 12.20 percent. This information is summarized in the graph below.

VALUATION SERVICES	81	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

In addition, Cushman & Wakefield, Inc. has surveyed senior care participants regarding their investment parameters for senior housing properties. This recent information has been summarized in the following table.

2003 Participants Survey

			Change From 2002		Change From 2001
		Survey
Property Type	Survey Range	Average	Basis Point	%	Basis Point	%

Capitalization Rates
55+ Senior Apartments	7.00% - 10.25%	8.15%	-7	0.9%	-68	-7.6%
Independent Living	9.00% - 10.50%	9.55%	-5	0.5%	-30	-3.0%
Assisted Living	10.00% - 12.25%	10.85%	-17	1.6%	-8	-7.2%
Skilled Nursing	11.50% - 18.00%	14.15%	16	-1.1%	-61	-4.2%
Continuing Care Retirement Community	9.00% - 11.50%	10.40%	-35	3.4%	-15	-1.4%
Internal Rates of Return
55+ Senior Apartments	9.50% - 15.00%	10.60%	-15	1.4%	-20	-1.8%
Independent Living	10.00% - 15.00%	11.90%	-25	2.1%	-65	-5.7%
Assisted Living	12.00% - 17.00%	15.30%	42	-2.7%	-22	-1.5%
Skilled Nursing	13.00% - 20.00%	16.30%	-25	1.5%	-165	-9.1%
Continuing Care Retirement Community	9.00% - 17.00%	13.00%	-25	1.9%	-135	-9.2%

Source: Senior Care Participants Survey, 2003 by Cushman & Wakefield, Inc.

In reviewing the 2003 survey, capitalization rates for assisted living facilities ranged from 10.00 to 12.25 percent with an average indication of 10.85 percent. This data is seen as being nearly 135 basis points below that reported previously in The Senior Care Acquisition Report, Eighth Edition, 2003. The 2003 C&W survey also shows that capitalization rates have declined slightly over those reported in 2002 and 2001.

VALUATION SERVICES	82	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

In choosing the appropriate capitalization rate for the subject, we have considered its location, occupancy, as well as the overall condition and utility of the property. The subject is a mid-sized assisted living facility located in a favorable demographic area in California. The market area is considered to be at an equilibrium basis at this time. Based on the data and characteristics of the subject and marketplace, we believe a market capitalization rate of between 11.00 to 12.00 percent to be appropriate for the property.

Band of Investment

The Band of Investment technique accounts for the combination of equity and prevailing financing which are banded together to finance this type of real estate. The rate developed is a weighted average, the weights being percentages of the total value, which are occupied by the mortgage and equity positions.

After surveying several commercial mortgage lenders and consulting the most recent Senior Care Participants Survey, published by Cushman & Wakefield, Inc. and the Senior Care Acquisition Report, published by Irving Levin Associates, it is our opinion that a typical creditworthy owner could obtain financing from a lending source in an amount equal to 75 percent of value at an annual interest rate of 8.50 percent. A typical loan period for this type of real estate ranges from 20 to 30 years. Utilizing a 25-year amortization period at an 8.50 percent interest rate (payable monthly) yields a mortgage constant of 0.0966273.

For a review of investor rates of return, reference is made to the previous table, which showed investment parameters for assisted living properties.

As shown in the table, internal rates of return or equity dividend rates for senior housing properties ranged from 9.50 to 20.00 percent. Independent living facilities fall within the lower to middle portion of the range from 10.00 to 15.0 percent with an average indicated rate of 11.90 percent. Assisted living facilities fall within the middle portion at 12.00 to 17.0 percent with an average indicated rate of 15.30 percent.

Based on the data, we believe a prudent investor in a senior housing property like the subject would accept an initial annual return of between 10 percent and 15 percent of an equity investment in anticipation of a stable income flow and property appreciation over time. From this, and based on the subject’s physical, locational and competitive structure, a rate from within the middle portion of the latter range, or 14.0 percent would be reasonable.

It should be emphasized that the equity dividend rate is not necessarily the same as an equity yield rate or true rate of return on equity capital. The equity dividend rate is an equity capitalization that reflects all benefits that can be recognized by the equity investor as of the date of purchase. The overall capitalization rate is developed as follows:

Band of Investment Technique

75.0%	MORTGAGE	X	0.0966273 Mortgage Constant	=	0.0724

25.0%	Equity	X	0.1400 Equity Dividend	=	0.0350

100.0%	Total				0.1074

			OAR = 10.74%

VALUATION SERVICES	83	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Direct Capitalization Method Conclusion

We estimated a capitalization rate of 10.55 to 12.63 percent through our direct comparison analysis, while the band-of-investment technique correlated to 10.74 percent. Utilizing both methods to develop a capitalization rate, tempered with investor criteria and the specific attributes of the subject, we feel a rate of 11.50 percent would be warranted under a fee simple basis.

However, as we are valuing only the leasehold interest in the property, we believe that the increased risk in the property would warrant a higher capitalization rate. We have increased our market rate capitalization rate of 11.50 percent by 50 to 125 basis points which would indicate an adjusted rate of between 12.00 and 12.50 percent for the leasehold position in the subject. We have concluded to a rate of 12.25 percent is warranted for the property based on the subject age and condition. We note that this rate is applied after reserves. Our conclusion via the Direct Capitalization Method is as follows:

DIRECT CAPITALIZATION METHOD

Net Operating Income	$197,149

Sensitivity Analysis (0.25% OAR Spread)	Value	$/Unit

Based on Low-Range of 12.00%	$1,642,908	$26,499
Based on Most Probable Range of 12.25%	$1,609,380	$25,958
Based on High-Range of 12.50%	$1,577,192	$25,439
Reconciled Value	$1,609,380	$25,958
Rounded to nearest $25,000	$1,600,000	$25,806

VALUATION SERVICES	84	ADVISORY GROUP

RECONCILIATION AND FINAL VALUE OPINION

Valuation Methodology Review and Reconciliation

This Appraisal employs only the Income Capitalization Approach as we are valuing the leasehold position in the property. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that this approach would be considered necessary and applicable for market participants. Therefore, we have not employed the Cost Approach or the Sales Comparison Approach to develop an opinion of market value.

The Income Capitalization Approaches indicated the following value:

Cost Approach:	N/A
Sales Comparison Approach:	N/A
Income Capitalization Approach:	$1,600,000

The Income Capitalization Approach is typically considered the most appropriate approach to utilize when valuing going concerns such as nursing homes and assisted living facilities. This approach considers the income potential of the property. In our Income Capitalization Approach to value, the anticipated monetary benefits of ownership were converted into a value estimate. Within the Income Capitalization Approach, direct capitalization was used as it is the most common method used by investors and purchasers in acquiring leasehold properties of this nature.

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the “as-is” going concern market value of the leasehold estate of the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, on October 17, 2003 was:

ONE MILLION SIX HUNDRED THOUSAND DOLLARS

$1,600,000

Personal Property Allocation

Included in the above estimate of market value is the contributing value of the personal property at the subject property, or the furnishings, fixtures and equipment (FF&E). FF&E is generally considered to be part of the assisted living facility and is typically sold with the building. It is therefore considered to be a part of the property’s total value. FF&E includes the unit and public area furnishings, kitchen equipment, service/maintenance equipment and other machinery. We estimated the value of the FF&E. According to the Marshall Valuation Service Manual, the cost new for FF&E for an assisted living facility is approximately $3,500 per unit.

Physical deterioration (depreciation) must be deducted for the FF&E. The subject was completed in 1977. Based on our physical inspection of the property, we are of the opinion that the personal property is currently in average physical condition. We have estimated that the subject’s FF&E has a useful life of 10 years and we have estimated the current effective age at 8 years. This equates to a 80 percent depreciation factor, as summarized in the following table.

Furniture, Fixtures and Equipment

VALUATION SERVICES	85	ADVISORY GROUP

RECONCILIATION AND FINAL VALUE OPINION

Value of FF&E Per Unit As New	$3,500
Number of Units	62
Total Value of FF&E As New (Including 15% Profit factor)	$249,550
Physical Life (Year)	10
Average Effective Age (Years)	8
Percent Depreciated (%)	80%
Percent Value Remaining (%)	20%
Depreciated Value (Rounded)	$50,000

The contributing value of the FF&E is believed to be the cost of the FF&E less its accrued depreciation or $50,000, rounded.

Business Value (Going Concern)

Assisted living facilities are undisputedly a combination of business and real estate; the day-to-date operation of an assisted living facility represents a business over and above the real estate value. Numerous theories have been developed over time in an attempt to isolate the business component of a senior housing facility. As the property is subject to an operating lease and we are valuing only the leasehold interest, this indicates that all of the value is attributable to $1,600,000 in business value.

VALUATION SERVICES	86	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

“Report” means the appraisal or consulting report and conclusions stated therein, or a letter opinion, to which these Assumptions and Limiting Conditions are annexed.

“Property” means the subject of the Report

“C&W” means Cushman & Wakefield, Inc. or its subsidiary that issued the Report.

“Appraiser(s)” means the employee(s) of C&W who prepared and signed the Report.

The Report has been made subject to the following assumptions and limiting conditions:

1.	No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters that are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2.	The information contained in the Report or upon which the Report is based has been gathered from sources the Appraiser assumes to be reliable and accurate. The owner of the Property may have provided some of such information. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters. Any authorized user of the Report is obligated to bring to the attention of C&W any inaccuracies or errors that it believes are contained in the Report.

3.	The opinions are only as of the date stated in the Report. Changes since that date in external and market factors or in the Property itself can significantly affect the conclusions.

4.	The Report is to be used in whole and not in part. No part of the Report shall be used in conjunction with any other analyses. Publication of the Report or any portion thereof without the prior written consent of C&W is prohibited. Reference to the Appraisal Institute or to the MAI designation is prohibited. Except as may be otherwise stated in the letter of engagement, the Report may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Report shall be conveyed to the public through advertising, or used in any sales or promotional or offering or SEC material without C&W’s prior written consent.

Any authorized user of this Report who provides a copy to, or permits reliance thereon by, any person or entity not authorized by C&W in writing to use or rely thereon, hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers and employees, harmless from and against all damages, expenses, claims and costs, including attorneys’ fees, incurred in investigating and defending any claim arising from or in any way connected to the use of, or reliance upon, the Report by any such unauthorized person or entity.

5.	Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6.	The Report assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to

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ASSUMPTIONS AND LIMITING CONDITIONS

discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Report; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Report is based.

7.	The physical condition of the improvements considered by the Report is based on visual inspection by the Appraiser or other person identified in the Report. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8.	The forecasted potential gross income referred to in the Report may be based on lease summaries provided by the owner or third parties. The Report assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9.	The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser’s best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser’s task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Report, envisages for the future in terms of rental rates, expenses, and supply and demand.

10.	Unless otherwise stated in the Report, the existence of potentially hazardous or toxic materials that may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11.	Unless otherwise stated in the Report, compliance with the requirements of the Americans with Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the Property. C&W recommends that an expert in this field be employed.

12.	If the Report is submitted to a lender or investor with the prior approval of C&W, such party should consider this Report as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in this Report.

13.	In the event of a claim against C&W or its affiliates or their respective officers or employees or the Appraisers in connection with or in any way relating to this Report or this engagement, the maximum damages recoverable shall be the amount of the monies

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ASSUMPTIONS AND LIMITING CONDITIONS

actually collected by C&W or its affiliates for this Report and under no circumstances shall any claim for consequential damages be made.

14.	If the Report is referred to or included in any offering material or prospectus, the Report shall be deemed referred to or included for informational purposes only and C&W, its employees and the Appraiser have no liability to such recipients. C&W disclaims any and all liability to any party other than the party which retained C&W to prepare the Report.

15.	By use of this Report each party that uses this Report agrees to be bound by all of the Assumptions and Limiting Conditions stated herein.

Extraordinary Assumptions

An extraordinary assumption is defined as “an assumption, directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis.” (USPAP 2001 Edition, ASB of The Appraisal Foundation, 1/1/2001, page 2).

This appraisal assumes that the property meets the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions

A hypothetical condition is defined as “that which is contrary to what exists, but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis.” (USPAP 2001 Edition, ASB of The Appraisal Foundation, 1/1/2001, page 3).

This Appraisal employs no Hypothetical Conditions.

VALUATION SERVICES	89	ADVISORY GROUP

CERTIFICATION OF APPRAISAL

We certify that, to the best of our knowledge and belief:

1.	The statements of fact contained in this report are true and correct.

2.	The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and is our personal, impartial, and unbiased professional analyses, opinions, and conclusions.

3.	We have no present or prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.

4.	We have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

5.	Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

6.	Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

7.	Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8.	Sally U. Haft, MAI made a personal inspection of the property that is the subject of this report.

9.	No one provided significant real property appraisal assistance to the persons signing this report.

10.	The use of this report is subject to the requirements appraisal of the Appraisal Institute relating to review by its duly authorized representatives.

11.	As of the date of this report, Appraisal Institute continuing education for Sally U. Haft, MAI is current.

Sally U. Haft, MAI
Director
Senior Housing/Healthcare Industry Group
California Certified General Appraiser
License No. AG003905

VALUATION SERVICES	90	ADVISORY GROUP

ADDENDA

Addenda Contents

ADDENDUM A:	Letter of Engagement/Legal Description

ADDENDUM B:	Demographics

ADDENDUM C:	Property Exhibits

ADDENDUM D:	Financial Data

ADDENDUM E:	Comparable Land Sale Data Sheets

ADDENDUM F:	Comparable Improved Sale Data Sheets

ADDENDUM G:	Lease

ADDENDUM H:	Qualifications of the Appraiser

VALUATION SERVICES	92	ADVISORY GROUP

ADDENDUM A: Letter of Engagement/Legal Description

Cushman & Wakefield of Georgia, Inc.
3300 One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309
404-853-5361 Tel
404-874-8046 Fax
Norman_LeZotte@Cushwake.com

September 30, 2003

Mr. Douglas Armstrong
General Counsel
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Re: 12 Assisted Living Facilities
       In California and Arizona

Dear Mr. Armstrong:

Thank you for requesting our proposal for appraisal services. This proposal letter, with its attachments, will become, upon your acceptance, our letter of engagement to provide the services outlined herein.

THE PARTIES TO THIS AGREEMENT: Cushman & Wakefield of Georgia, Inc. Cushman & Wakefield of California, Inc, and Cushman & Wakefield of Arizona, Inc. will prepare the appraisals. We understand that ARV Assisted Living, Inc. (“ARV”) and its affiliates are the clients in this assignment and will be referred to herein, collectively, at times as the “Client” and the report will be addressed to ARV and/or one or more of its affiliates as requested by ARV.

The appraisal will be prepared and submitted to the Client for use only in connection with the proxy solicitation/tender offers filed with the SEC and distributed to the holders of limited partnership interests in American Retirement Villas Properties II and American Retirement Villas Properties III, L.P. (the “Partnerships”). Unless we otherwise consent in writing, the appraisal cannot be used (other than in the material related to the proxy solicitation/tender offer referred to above) for any purpose. If the Appraisal is submitted to a lender or Investor with the prior approval of C&W, such party should consider this Appraisal as only one factor together with its independent investment considerations and underwriting criteria, In its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in the Appraisal.

REPORTING REQUIREMENTS: We have agreed to prepare a Complete Appraisal in a Self-Contained format. The market value of the Fee Simple or Leasehold Interest will be presented As Is. You have also requested that we include the Going Concern Value as of the specified date of value. The valuation methods utilized in these reports will include the Income Approach, Sale Comparison Approach, and Cost Approach if all deemed applicable in producing a credible value estimate. The appraisal reports will be signed by an Appraisal Institute member holding the title of MAI (Member Appraisal Institute). Any appraisal report will

VALUATION SERVICES	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

“Appraisal” means the appraisal report and opinion of value stated therein, to which these Assumptions and Limiting Conditions are annexed.

“Property” means the subject of the Appraisal.

“C&W” means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

“Appraiser” or “Appraisers” means the employee(s) of C&W who prepared and signed the Appraisal.

General Assumptions

This appraisal is made subject to the following assumptions and limiting conditions:

1.	No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser, Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2.	The Information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of opinions, dimensions, sketches, exhibits and factual matters.

3.	The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4.	The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W’s prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited, except as it relates to the collaboration between C&W and the Appraisal Institute relative to the Real Estate Outlook publication.

5.	Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6.	The Appraisal assumes (a) responsible ownership and competent management of the Property: (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and analyzed in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value opinion contained in the Appraisal is based.

7.	The physical condition of the improvements analyzed within the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no

VALUATION ADVISORY SERVICES

ASSUMPTIONS AND LIMITING CONDITIONS

responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8.	The projected potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser has not reviewed lease documents and assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9.	The projections of income and expenses are not predictions of the future. Rather, they are the Appraiser’s opinion of current market thinking on future Income and expenses. The Appraiser and C&W make no warranty or representation that these projections will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser’s task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10.	Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not analyzed in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances, C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11.	Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been analyzed in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

12.	Additional work requested by the client beyond the scope of this assignment will be billed at our prevailing hourly rate. Preparation for court testimony, update valuations, additional research, depositions, travel or other proceedings will be billed at our prevailing hourly rate, plus reimbursement of expenses.

13.	The reader acknowledges that Cushman & Wakefield of California, Inc. has been retained hereunder as an independent contractor to perform the services described herein and nothing in this agreement shall be deemed to create any other relationship between us. This assignment shall be deemed concluded and the services hereunder completed upon delivery to you of the appraisal report discussed herein.

14.	This study has not been prepared for use in connection with litigation and this document is not suitable for use in a litigation action. Accordingly, no rights to expert testimony, pretrial or other conferences, deposition, or related services are included with this appraisal. If, as a result of this undertaking, C&W or any of its principals, its appraisers or consultants are requested or required to provide any litigation services, such shall be subject to the provisions of the C&W engagement letter or, if not specified therein, subject to the reasonable availability of C&W and/or said principals or appraisers at the time and shall further be subject to the party or parties requesting or requiring such services paying the then-applicable professional fees and expenses of C&W either in accordance with the provisions of the engagement letter or arrangements at the time, as the case may be.

VALUATION ADVISORY SERVICES

ADDENDUM B: Demographics

Senior Life Report
Area(s): Radius 7.0

825 W SAN BERNARDINO RD	Latitude:	34.089300
COVINA, CA 91722-3621	Longitude:	-117.905762

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Population	731,505		754,024		805,224
Age 45 - 54	89,364	12.22%	95,566	12.67%	107,700	13.38%
Age 55 - 59	30,289	4.14%	34,048	4.52%	41,899	5.20%
Age 60 - 64	24,020	3.28%	25,872	3.43%	33,419	4.15%
Age 65 - 69	19,653	2.69%	20,029	2.66%	23,103	2.87%
Age 70 - 74	17,396	2.38%	17,226	2.28%	17,341	2.15%
Age 75 - 79	13,859	1.89%	13,838	1.84%	14,049	1.74%
Age 80 - 84	8,214	1.12%	8,868	1.18%	9,489	1.18%
Age 85 and over	6,811	0.93%	7,644	1.01%	8,797	1.09%
Age 55 and over	120,241	16.44%	127,526	16.91%	148,096	18.39%
Age 65 and over	65,932	9.01%	67,605	8.97%	72,778	9.04%
Total Population, Male	359,616		370,391		395,144
Age 45 - 54	42,761	11.89%	45,666	12.33%	51,629	13.07%
Age 55 - 59	14,379	4.00%	16,213	4.38%	19,878	5.03%
Age 60 - 64	11,163	3.10%	11,947	3.23%	15,465	3.91%
Age 65 - 69	8,769	2.44%	8,902	2.40%	10,295	2.61%
Age 70 - 74	7,496	2.08%	7,441	2.01%	7,454	1.89%
Age 75 - 79	5,579	1.55%	5,566	1.50%	5,654	1.43%
Age 80 - 84	3,105	0.86%	3,305	0.89%	3,542	0.90%
Age 85 and over	1,937	0.54%	2,114	0.57%	2,434	0.62%
Age 55 and over	52,429	14.58%	55,487	14.98%	64,722	16.38%
Age 65 and over	26,887	7.48%	27,327	7.38%	29,379	7.44%
Total Population, Female	371,889		383,632		410,080
Age 45 - 54	46,603	12.53%	49,901	13.01%	56,071	13.67%
Age 55 - 59	15,910	4.28%	17,835	4.65%	22,021	5.37%
Age 60 - 64	12,857	3.46%	13,925	3.63%	17,953	4.38%
Age 65 - 69	10,883	2.93%	11,127	2.90%	12,808	3.12%
Age 70 - 74	9,900	2.66%	9,786	2.55%	9,887	2.41%
Age 75 - 79	8,280	2.23%	8,272	2.16%	8,394	2.05%
Age 80 - 84	5,108	1.37%	5,563	1.45%	5,947	1.45%
Age 85 and over	4,874	1.31%	5,531	1.44%	6,363	1.55%

Prepared on: October 15, 2003 01:04 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 1 of 24

Senior Life Report
Area(s): Radius 7.0

825 W SAN BERNARDINO RD	Latitude:	34.089300
COVINA, CA 91722-3621	Longitude:	-117.905762

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Age 55 and over	67,812	18.23%	72,039	18.78%	83,374	20.33%
Age 65 and over	39,045	10.50%	40,278	10.50%	10,50	10.58%

Prepared on: October 15, 2003 01:04 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 2 of 24

Senior Life Report
Area(s): Radius 7.0

825 W SAN BERNARDINO RD	Latitude:	34.089300
COVINA, CA 91722-3621	Longitude:	-117.905762

	2000		2002		2007
Population by Single Race Classification	Census	Pct.	Estimate	Pct.	Projection	Pct.

White Alone	359,350		353,947		345,390
Age 65 and over	45,873	12.77%	46,344	13.09%	47,348	13.71%
Black or African American Alone	27,624		27,684		27,686
Age 65 and over	1,915	6.93%	1,991	7.19%	2,048	7.40%
American Indian and Alaska Native Alone	7,498		8,360		10,389
Age 65 and over	367	4.89%	391	4.68%	526	5.06%
Asian Alone	109,938		117,403		130,241
Age 65 and over	9,766	8.88%	10,266	8.74%	11,920	9.15%
Native Hawaiian and Other Pacific Islander Alone	1,175		1,196		1,285
Age 65 and over	49	4.14%	50	4.15%	50	3.89%
Some Other Race Alone	191,761		209,754		249,862
Age 65 and over	6,224	3.25%	6,734	3.21%	8,738	3.50%
Two or More Races	34,159		35,679		40,372
Age 65 and over	1,739	5.09%	1,829	5.13%	2,148	5.32%

	2000		2002		2007
Population by Hispanic or Latino	Census	Pct.	Estimate	Pct.	Projection	Pct.

Hispanic or Latino	393,134		416,766		471,443
Age 65 and over	19,010	4.84%	20,873	5.01%	25,744	5.46%
Not Hispanic or Latino	338,371		337,258		333,781
Age 65 and over	46,922	13.87%	46,732	13.86%	47,034	14.09%

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 55 - 64	27,199		31,041		37,895
Income less than $15,000	3,994	14.68%	2,404	7.71%	2,287	6.04%
Income $15,000 - $24,999	3,363	12.36%	2,408	7.76%	2,824	7.45%
Income $25,000 - $34,999	3,584	13.18%	2,804	9.03%	3,126	8.25%
Income $35,000 - $49,999	5,645	20.76%	4,475	14.42%	5,109	13.48%
Income $50,000 - $74,999	6,230	22.91%	7,429	23.93%	8,469	22.35%
Income $75,000 - $99,999	2,604	9.58%	4,863	15.67%	6,100	16.10%
Income $100,000 - $149,999	1,628	5.99%	4,354	14.03%	5,861	15.47%
Income $150,000 - $249,999	399	1.47%	1,749	5.63%	2,847	7.51%
Income $250,000 - $499,999	139	0.51%	430	1.39%	1,012	2.67%
Income $500,000 and more	25	0.09%	126	0.40%	260	0.69%
Median Household Income	42,610		61,539		66,535

Prepared on: October 15, 2003 01:04 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 3 of 24

Senior Life Report
Area(s): Radius 7.0

825 W SAN BERNARDINO RD	Latitude:	34.089300
COVINA, CA 91722-3621	Longitude:	-117.905762

Prepared on: October 15, 2003 01:04 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 4 of 24

Senior Life Report
Area(s): Radius 7.0

825 W SAN BERNARDINO RD	Latitude:	34.089300
COVINA, CA 91722-3621	Longitude:	-117.905762

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 65 - 69	11,371		10,460		11,701
Income less than $15,000	3,171	27.89%	1,552	14.83%	1,336	11.41%
Income $13,000- $24,999	2,213	19.46%	1,667	15.94%	1,782	15.23%
Income $25,000 - $34,999	1,809	15.91%	1,520	14.53%	1,640	14.02%
Income $35,000 - $49,999	1,607	14.13%	1,878	17.95%	2,077	17.75%
Income $50,000 - $74,999	1,156	10.17%	1,937	18.52%	2,219	18.96%
Income $75,000 - $99,999	498	4.38%	885	8.46%	1,219	10.42%
Income $100,000 - $149,999	233	2.05%	710	6.79%	893	7.63%
Income $150,000 - $249,999	58	0.51%	232	2.22%	380	3.25%
Income $250,000 - $499,999	28	0.25%	50	0.48%	112	0.96%
Income $500,000 and more	8	0.07%	27	0.26%	44	0.38%
Median Household Income	25,033		38,922		42,890
Householder Age 70 - 74	7,848		9,056		8,845
Income less than $15,000	2,509	31.97%	1,343	14.83%	1,021	11.55%
Income $15,000 - $24,999	1,723	21.96%	1,426	15.75%	1.315	14.86%
Income $25,000 - $34,999	1,355	17.27%	1,333	14.72%	1,230	13.90%
Income $35,000 - $49,999	1,232	15.70%	1,640	18.11%	1,589	17.97%
Income $50,000 - $74,999	823	10.48%	1,697	18.73%	1.697	19.19%
Income $75,000 - $99,999	344	4.39%	770	8.50%	947	10.70%
Income $100,000 - $149,999	155	1.97%	586	6.47%	653	7.38%
Income $150,000 - $249,999	45	0.57%	191	2.11%	277	3.13%
Income $250,000 - $499,999	19	0.24%	54	0.60%	90	1.01%
Income $500,000 and more	3	0.04%	17	0.19%	27	0.31%
Median Household Income	24,243		38,878		43,085
Householder Age 75 - 79	5,155		7,425		7,348
Income less than $15,000	2,633	51.06%	1,965	26.46%	1,481	20.16%
Income $15,000 - $24,999	985	19.10%	1,645	22.15%	1,598	21.74%
Income $25,000 - $34,999	472	9.16%	1,159	15.61%	1,193	16.23%
Income $35,000 - $49,999	477	9.25%	983	13.23%	1,120	15.25%
Income $50,000 - $74,999	292	5.67%	895	12.05%	937	12.75%
Income $75,000 - $99,999	70	1.36%	386	5.20%	492	6.69%
Income $100,000 - $149,999	53	1.04%	237	3.19%	321	4.37%
Income $150,000 - $249,999	9	0.18%	97	1.31%	125	1.70%
Income $250,000 - $499,999	6	0.12%	37	0.50%	53	0.72%

Prepared on: October 15, 2003 01:04 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 5 of 24

Senior Life Report
Area(s): Radius 7.0

825 W SAN BERNARDINO RD	Latitude:	34.089300
COVINA, CA 91722-3621	Longitude:	-117.905762

Income $500,000 and more	4	0.07%	22	0.29%	29	0.39%
Median Household Income	14.237		25,876		29,975

Prepared on: October 15, 2003 01:04 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 6 of 24

Senior Life Report
Area(s): Radius 7.0

825 W SAN BERNARDINO RD	Latitude:	34.089300
COVINA, CA 91722-3621	Longitude:	-117.905762

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 80 - 84	3,070		4,668		4,853
Income less than $15,000	1,663	54.16%	1,260	26.98%	1,003	20.67%
Income $15,000 - $24,999	592	19.28%	1,054	22.58%	1,084	22.33%
Income $25,000 - $34,999	272	8.85%	737	15.79%	816	16.80%
Income $35,000 - $49,999	299	9.73%	596	12.76%	695	14.31%
Income $50,000 - $74,999	154	5.03%	555	11.88%	615	12.67%
Income $75,000 - $99,999	36	1.18%	226	4.85%	312	6.42%
Income $100,000 - $149,999	29	0.93%	148	3.16%	204	4.21%
Income $150,000 - $249,999	7	0.21%	58	1.24%	73	1.50%
Income $250,000 - $499,999	3	0.10%	20	0.42%	35	0.73%
Income $500,000 and more	5	0.16%	16	0.34%	17	0.35%
Median Household Income	13,778		25,258		29,148
Householder Age 85 and over	2,204		3,164		3,588
Income less than $15,000	1,101	49.95%	869	27.45%	764	21.29%
Income $15,000 - $24,999	401	18.21%	739	23.37%	825	22.99%
Income $25,000 - $34,999	182	8.26%	474	14.98%	569	15.86%
Income $35,000 - $49,999	195	8.83%	403	12.74%	504	14.05%
Income $50,000 - $74,999	98	4.45%	422	13.32%	490	13.67%
Income $75,000 - $99,999	14	0.65%	120	3.78%	229	6.38%
Income $100,000 - $149,999	21	0.96%	81	2.55%	131	3.66%
Income $150,000 - $249,999	0	0.00%	36	1.14%	45	1.25%
Income $250,000 - $499,999	4	0.17%	14	0.44%	20	0.56%
Income $500,000 and more	0	0.00%	7	0.22%	11	0.31%
Median Household Income	13,719		24,628		28,603

Prepared on: October 15, 2003 01:04 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 7 of 24

Senior Life Report
Area(s): Radius 7.0

825 W SAN BERNARDINO RD	Latitude:	34.089300
COVINA, CA 91722-3621	Longitude:	-117.905762

	1990*		2002		2007
Households by Household Income	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Households	196,772		207,991		218,454
Income less than $15,000	29,361	14.92%	17,205	8.27%	14,300	6.55%
Income $15,000 - $24,999	25,436	12.93%	18,778	9.03%	18,676	8.55%
Income $25,000 - $34,999	29,478	14.98%	20,758	9.98%	19,962	9.14%
Income $35,000 - $49,999	41,138	20.91%	33,234	15.98%	32,390	14.83%
Income $50,000 - $74,999	43,699	22.21%	49,451	23.78%	49,056	22.46%
Income $75,000 - $99,999	16,692	8.48%	31,409	15.10%	33,844	15.49%
Income $100,000 - $149,999	8,352	4.24%	26,038	12.52%	31,407	14.38%
Income $150,000 - $249,999	1,898	0.96%	8,624	4.15%	13,523	6.19%
Income $250,000 - $499,999	627	0.32%	1,870	0.90%	4,186	1.92%
Income $500,000 and more	183	0.09%	625	0.30%	1,110	0.51%
Average Household Income	$46,039		$68,385		$77,977
Median Household Income	$40,162		$57,088		$62,180
Per Capita Income	$13,471		$18,685		$20,855

	1990*		2002		2007
Specified Owner-Occupied Housing Unit Values	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Specified Owner-Occupied Housing Unit Values	114,302		120,987		126,864
Value less than $25,000	779	0.68%	658	0.54%	615	0.48%
Value $25,000 - $49,999	802	0.70%	873	0.72%	904	0.71%
Value $50,000 - $74,999	1,074	0.94%	813	0.67%	794	0.63%
Value $75,000 - $99,999	4,350	3.81%	3,037	2.51%	2,809	2.21%
Value $100,000 - $149,999	22,040	19.28%	15,919	13.16%	14,788	11.66%
Value $150,000 - $199,999	36,608	32.03%	32,463	26.83%	30,519	24.06%
Value $200,000 - $299,999	31,838	27.85%	41,217	34.07%	44,927	35,41%
Value $300,000 - $399,999	9,383	8.21%	13,418	11.09%	15,528	12.24%
Value $400,000 - $499,999	3,963	3.47%	6,246	5.16%	7,520	5.93%
Value $500,000 Or More	3,467	3.03%	6,343	5.24%	8,461	6.67%
Median Specified Owner-Occupied Housing Unit Value	188,391		216,329		228,947

Prepared on: October 15, 2003 01:04 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 8 of 24

Senior Life Report
Area(s): Radius 7.0

825 W SAN BERNARDINO RD	Latitude:	34.089300
COVINA, CA 91722-3621	Longitude:	-117.905762

	2000		2002		2007
Group Quarters by Population Type	Census	Pct.	Estimate	Pct.	Projection	Pct.

Institutionalized:	4,043		4,314		5,190
Correctional Institutions	10	0.24%	100	2.31%	386	7.43%
Nursing Homes	2,890	71.50%	2,980	69.09%	3,280	63.20%
Other Institutions	1,142	28.26%	1,233	28.59%	1,525	29.37%
Noninstitutionalized	7,854		8,174		9,232

	2000	2002	2007
Tenure of Occupied Housing Units	Census	Estimate	Projection

Owner Occupied	134,821	137,927	144,702
Renter Occupied	68,401	70,065	73,752

	Pop 65
1990* Census Household Type and Relationship	and Over	Pct.

Total	52,385
In Family Households	36,795	70.24%
Householder	17,393	33.20%
Spouse	10,375	19.80%
Other relative	8,377	15.99%
Non-Relative	651	1.24%
In Group Quarters	3,591	6.85%
Institutionalized	3,332	6.36%
Other	259	0.49%
In Non-Family Households	11,999	22.9l %
Male Householder	2,372	4.53%
Living Alone	2,197	4.19%
Not Living Alone	175	0.33%
Female Householder	9,258	17.67%
Living Alone	8,976	17.13%
Not Living Alone	281	0.54%
Non-Relative	370	0.71%

Prepared on: October 15, 2003 01:04 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 9 of 24

Senior Life Report
Area(s): Radius 7.0

825 W SAN BERNARDINO RD	Latitude:	34.089300
COVINA, CA 91722-3621	Longitude:	-117.905762

1990* Census Household Income - Monthly Owner			65 Yrs
Costs as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	116,704		18,771
Less than 20%	50,548	43.31%	12,905	68.75%
20 to 24%	15,057	12.90%	1,214	6.47%
25 to 29%	13,251	11.35%	1,128	6.01%
30 to 34%	9,915	8.50%	704	3.75%
35% or more	27,110	23.23%	2,655	14.14%
Not Computed	823	0.71%	165	0.88%

1990* Census Household Income			65 Yrs
Gross Rent as a Percent 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	65,591		7,069
Less than 20%	14,478	22.07%	644	9.10%
20 to 24%	9,017	13.75%	480	6.79%
25 to 29%	9,182	14.00%	1,032	14.59%
30 to 34%	6,217	9.48%	690	9.76%
35% or more	24,371	37.16%	3,705	52.41%
Not Computed	2,327	3.55%	519	7.34%

			65 Yrs
1990* Census Occupied Housing Units	Total Units	Pct.	and Over	Pct.

Owner Occupied Units	130,950	66.49%	23,223	76.64%
Renter Occupied Units	65,994	33.51%	7,077	23.36%
Complete Plumbing facilities	196,165	99.60%	30,161	99.54%
Lacking Plumbing Facilities	779	0.40%	123	0.41%
With Telephone	191,230	97.10%	29,832	98.46%
No Telephone	5,716	2.90%	457	1.51%
One or more Vehicles	186,440	94.67%	25,760	85.02%
No Vehicles Available	10,504	5.33%	4,532	14.96%

Prepared on: October 15, 2003 01:04 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 10 of 24

Senior Life Report
Area(s): Radius 7.0

825 W SAN BERNARDINO RD	Latitude:	34.089300
COVINA, CA 91722-3621	Longitude:	-117.905762

1990* Census Poverty Status					75 Yrs
By Household Type By Age of Householder	Total	Pct.	Age 65 - 74	Pct.	and Over	Pct.

Total Households	196,863		18,994		10,051
Married Couple Family	122,442	62.20%	10,225	53.83%	3,350	33.33%
Other Family	35,556	18.06%	2,734	14.39%	1,101	10.95%
Male Householder	10,630	5.40%	572	3.01%	260	2.58%
Female Householder	24,926	12.66%	2,162	11.38%	841	8.37%
Non-Family	38,865	19.74%	6,035	31.77%	5,601	55.72%
Householder Living Alone	29,948	15.21%	5,728	30.16%	5,451	54.23%
Householder not Living Alone	8,917	4.53%	307	1.62%	150	1.49%
Above Poverty	180,045	91.46%	17,511	92.19%	9,021	89.75%
Married Couple Family	116,378	59.12%	9,726	51.20%	3,202	31.86%
Other Family	29,317	14.89%	2,535	13.35%	980	9.75%
Male Householder	9,719	4.94%	524	2.65%	245	2.44%
Female Householder	19,598	9.96%	2,011	10.59%	735	7.31%
Non-Family	34,350	17.45%	5,250	27.64%	4,838	48.14%
Householder Living Alone	26,385	13.40%	4,959	26.11%	4,701	46.77%
Householder not Living Alone	7,965	4.05%	291	1.53%	138	1.37%
Below Poverty	16,818	8.54%	1,483	7.81%	1,030	10.25%
Married Couple Family	6,064	3.08%	500	2.63%	148	1.47%
Other Family	6,239	3.17%	198	1.04%	120	1.20%
Male Householder	911	0.46%	47	0.25%	14	0.14%
Female Householder	5,328	2.71%	151	0.79%	106	13.89%
Non-Family	4,515	2.29%	785	4.13%	762	7.58%
Householder Living Alone	3,563	1.81%	768	4.05%	750	7.46%
Householder not Living Alone	952	0.48%	17	0.09%	12	0.12%

Prepared on: October 15, 2003 01:04 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 11 of 24

Senior Life Report
Area(s): Radius 7.0

825 W SAN BERNARDINO RD	Latitude:	34.089300
COVINA, CA 91722-3621	Longitude:	-117.905762

1990* Census Mobility and Disability			65 Yrs		75 Yrs
Civilian Noninstitutionalized Persons Age 16 and Over	Total	Pct.	and Over	Pct.	and Over	Pct.

Persons	490,779		48,929		16,291
With Mblty or Care Limits	35,543	7.24%	10,290	21.03%	5,410	33.21%
Mobility Limits Only	8,710	1.77%	3,902	7.97%	2,127	13.05%
Self Care Limits Only	17,947	3.66%	2,344	4.79%	916	5.62%
Both Limits	8,885	1.81%	4,044	8.27%	2,367	14.53%
No Mblty or Care Limits	455,236	92.76%	38,638	78.97%	10,882	66.79%
With a Work Disability	44,630	9.09%	15,824	32.34%
In Labor Force	11,697	2.38%	836	1.71%
Employed	10,071	2.05%	714	1.46%
Unemployed	1,626	0.33%	122	0.25%
Not in Labor Force	32,933	6.71%	14,988	30.63%
Prevented from Working	28,548	5.82%	13,029	26.63%
Not Prevented from Wrk	4,385	0.89%	1,959	4.00%
No Work Disability	446,149	90.91%	33,104	67.66%
In Labor Force	327,420	66.71%	6,408	13.10%
Employed	306,983	62.55%	6,113	12.49%
Unemployed	20,437	4.16%	294	0.60%
Not in Labor Force	118,729	24.19%	26,696	54.56%

*  Census 2000 SF3 (long form) data is not yet available. Data Items [ILLEGIBLE] 1990 Census figures converted to Census 2000 geographics.

Prepared on: October 15, 2003 01:04 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 12 of 24

Senior Life Report
Area(s): Radius 10.0

825 W SAN BERNARDINO RD	Latitude:	34.089300
COVINA, CA 91722-3621	Longitude:	-117.905762

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total population	1,221,410		1,257,731		1,340,217
Age 45 - 54	155,828	12.76%	166,269	13.22%	186,795	13.94%
Age 55 - 59	53,275	4.36%	59,821	4.76%	73,206	5.46%
Age 60 - 64	41,289	3.38%	44,347	3.53%	57,013	4.25%
Age 65 - 69	33,868	2.77%	34,437	2.74%	39,488	2.95%
Age 70 - 74	29,741	2.43%	29,356	2.33%	29,351	2.19%
Age 75 - 79	23,889	1.96%	23,739	1.89%	23,963	1.79%
Age 80 - 84	14,733	1.21%	15,801	1.26%	16,815	1.25%
Age 85 and over	12,470	1.02%	13,838	1.10%	15,959	1.19%
Age 55 and over	209,264	17.13%	221,337	17.60%	255,795	19.09%
Age 65 and over	314,701	9.39%	117,170	9.32%	125,576	9.37%
Total population, Male	600,320		617,794		657,927
Age 45 - 54	74,663	12.44%	79,563	12.88%	89,597	13.62%
Age 55 - 59	25,585	4.26%	28,793	4.66%	35,188	5.35%
Age 60 - 64	19,420	3.23%	20,776	3.36%	26,750	4.07%
Age 65 - 69	15,330	2.55%	15,546	2.52%	17,833	2.71%
Age 70 - 74	13,017	2.17%	12,887	2.09%	12,838	1.95%
Age 75 - 79	9,742	1.62%	9,684	1.57%	9,745	1.48%
Age 80 - 84	5,614	0.94%	5,955	0.96%	6,343	0.96%
Age 85 and over	3,710	0.62%	4,020	0.65%	4,634	0.70%
Age 55 and over	92,417	15.39%	97,662	15.81%	113,330	17.23%
Age 65 and over	47,412	7.90%	48,092	7.78%	51,392	7.81%
Total population, Female	621,090		639,937		682,290
Age 45 - 54	81,165	13.07%	86,706	13.55%	97,198	14.25%
Age 55 - 59	27,689	4.46%	31,028	4.85%	38,018	5.57%
Age 60 - 64	21,869	3.52%	23,570	3.68%	30,262	4.44%
Age 65 - 69	18,538	2.98%	18,891	2.95%	21,656	3.17%
Age 70 - 74	16,724	2.69%	16,469	2.57%	16,514	2.42%
Age 75 - 79	14,148	2.28%	14,054	2.20%	14,218	2.08%
Age 80 - 84	9,119	1.47%	9,846	1.54%	10,472	1.53%
Age 85 and over	8,760	1.41%	9,818	1.53%	11,324	1.66%

Prepared on: October 15, 2003 01:04 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 13 of 24

Senior Life Report
Area(s): Radius 10.0

825 W SAN BERNARDINO RD	Latitude:	34.089300
COVINA, CA 91722-3621	Longitude:	-117.905762

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Age 55 and over	116,847	18.81%	123,676	19.33%	142,464	20.88%
Age 65 and over	67,289	10.83%	69,077	10.79%	10.79	10.87%

Prepared on: October 15, 2003 01:04 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 14 of 24

Senior Life Report
Area(s): Radius 10.0

825 W SAN BERNARDINO RD	Latitude:	34.089300
COVINA, CA 91722-3621	Longitude:	-117.905762

	2000		2002		2007
Population by Single Race Classification	Census	Pct.	Estimate	Pct.	Projection	Pct.

White Alone	578,300		565,356		543,503
Age 65 and over	78,139	13.51%	78,249	13.84%	78,495	14.44%
Black or African American Alone	46,068		46,076		46,010
Age 65 and over	3,253	7.06%	3,384	7.34%	3,485	7.58%
American Indian and Alaska Native Alone	11,493		12,818		15,989
Age 65 and over	571	4.97%	610	4.76%	811	5.07%
Asian Alone	241,318		260,912		297,530
Age 65 and over	20,672	8.57%	22,005	8.43%	26,540	8.92%
Native Hawaiian and other Pacific Islander Alone	1,910		1,960		2,155
Age 65 and over	91	4.79%	94	4.79%	96	4.48%
Some Other Race Alone	287,770		313,776		371,118
Age 65 and over	9,276	3.22%	9,992	3.18%	12,831	3.46%
Two or More Races	54,552		56,833		63,911
Age 65 and Over	2,700	4.95%	2,836	4.99%	3,318	5.19%

	2000		2002		2007
Population by Hispanic or Latino	Census	Pct.	Estimate	Pct.	Projection	Pct.

Hispanic or Latio	589,807		622,292		697,386
Age 65 and over	28,414	4.82%	31,304	5.03%	38,162	5.47%
Not Hispanic or Latino	631,603		635,438		642,831
Age 65 and over	86,287	13.66%	85,866	13.51%	87,414	13.60%

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age of 55 - 64	45,671		54,457		66,246
Income less than $15,000	6,260	13.71%	3,974	7.30%	3,773	5.70%
Income $15,000 - $24,999	5,275	11.55%	4,057	7.45%	4,672	7.05%
Income $25,000 - $34,999	5,845	12.80%	4,672	8.58%	5,274	7.96%
Income $35,000 - $49,999	8,967	19.63%	7,245	13.30%	8,324	12.57%
Income $50,000- $74,999	10,186	22.30%	12,568	23.08%	14,073	21.24%
Income $75,000 - $99,999	4,731	10.36%	8,686	15.95%	10,689	16.13%
Income $100,000 - $149,999	3,216	7.04%	8,141	14.95%	10,702	16.15%
Income $150,000 - $249,999	921	2.02%	3,644	6.69%	5,751	8.68%
Income $250,000 - $499,999	350	0.77%	1,070	1.96%	2,242	3.38%
Income $500,000 and more	109	0.24%	400	0.73%	746	1.13%
Median Household Income	44,285		64,483		69,681

Prepared on: October 15, 2003 01:04 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 15 of 24

Senior Life Report
Area(s): Radius 10.0

825 W SAN BERNARDINO RD	Latitude:	34.089300
COVINA, CA 91722-3621	Longitude:	-117.905762

Prepared on: October 15, 01:04 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 16 of 24

Senior Life Report

Area(s): Radius 10.0

825 W SAN BERNARDINO RD	Latitude:	34.089300
COVINA, CA 91722-3621	Longitude:	-117.905762

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 65 - 69	18,946		17,818		19,861
Income less than $15,000	4,918	25.96%	2,475	13.89%	2,102	10.58%
Income $15,000 - $24,999	3,560	18.79%	2,721	15.27%	2,854	14.37%
Income $25,000 - $34,999	2,895	15.28%	2,555	14.34%	2,778	13.99%
Income $35.000 - $49,999	2,721	14.36%	3,155	17.71%	3,469	17.47%
Income $50,000 - $74,999	2,119	11.19%	3,335	18.72%	3,791	19.09%
Income $75,000 - $99,999	864	4.56%	1,609	9.03%	2,122	10.69%
Income $100,000 - $149,999	506	2.67%	1,284	7.20%	1,617	8.14%
Income $150,000 - $249,999	153	0.81%	498	2.79%	771	3.88%
Income $250,000 - $499,999	67	0.36%	130	0.73%	261	1.32%
Income $500,000 and more	24	0.13%	56	0.32%	95	0.48%
Median Household Income	26,504		40,499		44,497
Householder Age 70 -74	13,796		15,280		14,857
Income Less than $15,000	4,181	30.31%	2,118	13.86%	1,600	10.77%
Income $15,000 - $24,999	2,93l	21.25%	2,307	15.10%	2,079	13.99%
Income $25,000 - $34,999	2,291	16.61%	2,216	14.50%	2,045	13.76%
Income $35,000 - $49,999	2,171	15.73%	2,709	17.73%	2,622	17.65%
Income $50,000 - $74,999	1,621	11.75%	2,881	18.85%	2,868	19.30%
Income $75,000 - $99,999	655	4.75%	1,368	8.95%	1,602	10.78%
Income $100,000 - $149,999	389	2.82%	1,081	7.08%	1,195	8.04%
Income $150,000 - $249,999	128	0.93%	419	2.74%	574	3.86%
Income $250,000 - $499,999	52	0.38%	133	0.87%	206	1.39%
Income $500,000 and more	15	0.11%	48	0.31%	67	0.45%
Median Household Income	25,456		40,521		44,742
Householder Age 75 - 79	9,722		12,726		12,526
Income less than $15,000	4,521	46.50%	3,128	24.58%	2,344	18.72%
Income $15,000 - $24,999	1,877	19.31%	2,688	21.12%	2,552	20.38%
Income $25,000 - $34,999	1.011	10.40%	2,001	15.72%	2,052	16.38%
Income $35,000 - $49,999	980	10.08%	1,765	13.87%	1,955	15.60%
Income $50,000 - $74,999	681	7.01%	1,631	12.82%	1,691	13.50%
Income $75,000 - $99,999	173	1.78%	734	5.77%	906	7.24%
Income $100,000 - $149,999	141	1.45%	457	3.59%	592	4.73%
Income $150,000 - $249,999	44	0.45%	199	1.57%	259	2.07%
Income $250,000 - $499,999	20	0.21%	78	0.61%	113	0.90%

Prepared on: October 15, 2003 01:04 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 17 of 24

Senior Life Report

Area(s): Radius 10.0

825 W SAN BERNARDINO RD	Latitude:	34.089300
COVINA, CA 91722-3621	Longitude:	-117.905762

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Income $500,000 and more	10	0.10%	45	0.35%	61	0.49%
Median Household Income	16,100		27,729		31,652

Prepared on: October 15, 2003 01:04 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 18 of 24

Senior Life Report
Area(s): Radius 10.0

825 W SAN BERNARDINO RD	Latitude:	34.089300
COVINA, CA 91722-3621	Longitude:	-117.905762

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 80-84	5,941		8,343		8,648
Income less than $15,000	2,945	49.58%	2,096	25.12%	1,670	19.31%
Income $15,000 - $24,999	1,127	18.97%	1,783	21.37%	1,783	20.62%
Income $25,000 - $34,999	631	10.62%	1,307	15.66%	1,424	16.47%
Income $35,000 - $49,999	623	10.49%	1,127	13.51%	1,298	15.00%
Income $50,000 - $74,999	408	6.87%	1,057	12.67%	1,169	13.51%
Income $75,000 - $99.999	122	2.06%	456	5.47%	613	7.08%
Income $100,000 - $149,999	86	1.45%	302	3.62%	404	4.67%
Income $150,000 - $249,999	22	0.38%	132	1.58%	166	1.92%
Income $250,000 - $499,999	12	0.21%	51	0.61%	83	0.96%
Income $500,000 - and more	9	0.15%	32	0.38%	39	0.45%
Median Household Income	15,408		27,242		31,102
Householder Age 85 and over	4,463		5,964		6,793
Income less than $15,000	2,035	45.61%	1,522	25.52%	1,346	19.81%
Income $15,000 - $24,999	801	17.95%	1,352	22.67%	1,473	21.69%
Income $25,000 - $34,999	435	9.75%	919	15.41%	1,099	16.18%
Income $35,000 - $49,999	434	9.73%	805	13.50%	1,009	14.85%
Income $50,000 - $74,999	263	5.89%	758	12.71%	927	13.64%
Income $75,000 - $99,999	61	1.36%	276	4.62%	453	6.67%
Income $100,000 - $149,999	62	1.40%	186	3.12%	282	4.16%
Income $150,000 - $249,999	12	0.27%	93	1.55%	124	1.83%
Income $250,000 - $499,999	7	0.16%	38	0.64%	55	0.81%
Income $500,000 and more	4	0.09%	15	0.25%	25	0.37%
Median Household Income	15,262		26,168		30,241

Prepared on: October 15, 2003 01:04 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 19 of 24

Senior Life Report

Area(s): Radius 10.0

825 W SAN BERNARDINO RD	Latitude:	34.089300
COVINA, CA 91722-3621	Longitude:	-117.905762

	1990		2002		2007
Households by Household Income	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Households	337,946		358,602		376,593
Income less than $15,000	50,548	14.96%	29,395	8.20%	24,316	6.46%
Income $15,000 - $24,999	43,945	13.00%	32,680	9.11%	31,788	8.44%
Income $25,000 - $34,999	48,519	14.36%	36,048	10.05%	35,138	9.33%
Income $35,000 - $49,999	66,291	19.62%	54,835	15.29%	54,076	14.36%
Income $50,000 - $74,999	73,699	21.81%	81,062	22.61%	80,271	21.32%
Income $75,000 - $99,999	31,240	9.24%	53,735	14.98%	57,217	15.19%
Income $100,000 - $149,999	17,120	5.07%	47,056	13.12%	55,246	14.67%
Income $150,000 - $249,999	4,615	1.37%	17,650	4.92%	26,596	7.06%
Income $250,000 - $499,999	1,649	0.49%	4,462	1.24%	9,111	2.42%
Income $500,000 and more	554	0.16%	l,681	0.47%	2,834	0.75%
Average Household Income	$48,398		$71,898		$81,974
Median Household Income	$40,901		$58,125		$63,385
Per Capita Income	$14,543		$20,338		$22,760

	1990*		2002		2007
Specified Owner-Occupied Housing Unit Values	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Specified Owner-Occupied Housing Unit Values	192,205		204,221		213,994
Value less than $25,000	1,361	0.71%	1,134	0.56%	1,048	0.49%
Value $25,000 - $49,999	1,765	0.92%	1,894	0.93%	1,951	0.91%
Value $50,000 - $74,999	2,008	1.04%	1,555	0.76%	1,536	0.72%
Value $75,000 - $99,999	7,112	3.70%	4,946	2.42%	4,561	2.13%
Value $100,000 - $149,999	31,988	16.64%	23,750	11.63%	22,044	10.30%
Value $150,000 - $199,999	48,325	25.14%	43,445	21.27%	41,159	19.23%
Value $200,000 - $299,999	55,012	28.62%	63,897	31.29%	67,558	31.57%
Value $300,000 - $399,999	23,590	12.27%	29,872	14.63%	32,795	15.33%
Value $400,000 - $499,999	10,598	5.51%	16,075	7.87%	18,541	8.66%
Value $500,000 Or More	10,445	5.43%	17,655	8.64%	22,803	10.66%
Median Specified Owner-Occupied Housing Unit Value	206,440		239,733		251,363

Prepared on: October 15, 2003 01:04 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 20 of 24

Senior Life Report

Area(s): Radius 10.0

825 W SAN BERNARDINO RD	Latitude:	34.089300
COVINA, CA 91722-3621	Longitude:	-117.905762

	2000		2002		2007
Group Quarters by Population Type	Census	Pct.	Estimate	Pct.	Projection	Pct.

Institutionalized:	7,079		7,402		8,525
Correctional Institutions	149	2.10%	252	3.40%	610	7.15%
Nursing Homes	5,229	73.87%	5,339	72.13%	5,732	67.24%
Other Institutions	1,701	24.02%	1,811	24.47%	2,183	25.61%
Non Institutionalized	10,158		10,522		11,849

	2000	2002	2007
Tenure of Occupied Homing Units	Census	Estimate	Projection

Owner Occupied	228,354	233,538	244,750
Renter Occupied	122,031	125,065	131,843

	Pop 65
1990* Census Household Type and Relationship	and Over	Pct.

Total	92,767
In Family Households	64,824	69.88%
Householder	30,310	32.67%
Spouse	19,114	20.60%
Other relative	14,415	15.44%
Non-Relative	985	1.06%
In Group Quarters	5,807	6.26%
Institutionalized	5,457	5.88%
Other	350	0.38%
In Non-Family Households	22,136	23.86%
Male Householder	4,437	4.78%
Living Alone	4,078	4.40%
Non living Alone	359	0.39%
Female Householder	17,027	18.35%
Living Alone	16,433	17.71%
Not Living Alone	594	0.64%
Non-Relative	672	0.72%

Prepared on: October 15, 2003 01:04 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 21 of 24

Senior Life Report
Area(s): Radius 10.0

825 W SAN BERNARDINO RD	Latitude: 34.089300
COVINA, CA 91722-3621	Longitude: -117.905762

1990* Census Household Income - Monthly Owner			65 Yrs
Costs as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	196,265		33,147
Less than 20%	85,184	43.40%	23,169	69.90%
20 to 24%	24,754	12.61%	2,256	6.81%
25 to 29%	21,972	11.20%	1,830	5.52%
30 to 34%	16,914	8.62%	1,174	3.54%
35% or more	45,889	23.38%	4,410	13.30%
Not Computed	1,551	0.79%	310	0.93%

1990* Census Household Income			65 Yrs
Gross Rent as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	116,539		13,199
Less than 20%	26,319	22.58%	1,334	10.11%
20 to 24%	16,134	13.84%	879	6.66%
25 to 29%	15,439	13.25%	1,744	13.21%
30 to 34%	10,996	9.44%	1,286	9.75%
35% or more	43,424	37.26%	7,003	53.05%
Not Computed	4,227	3.63%	952	7.22%

			65 Yrs
1990* Census Occupied Housing Units	Total Units	Pct.	and Over	Pct.

Owner Occupied Units	220,479	65.25%	40,859	75.46%
Renter Occupied Units	117,437	34.75%	13,285	24.54%
Complete Plumbing Facilities	336,464	99.57%	53,943	99.63%
Lacking Plumbing Facilities	1,453	0.43%	186	0.34%
With Telephone	328,086	97.09%	53,379	98.59%
No Telephone	9,829	2.91%	753	1.39%
One or more Vehicles	319,074	94.42%	46,015	84.99%
No Vehicles Available	18,842	5.58%	8,115	14.99%

Prepared on: October 15, 2003 01:04 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 22 of 24

Senior Life Report
Area(s): Radius 10.0

825 W SAN BERNARDINO RD	Latitude: 34.089300
COVINA, CA 91722-3621	Longitude: -117.905762

1990* Census Poverty Status					75 Yrs
By Household Type By Age of Householder	Total	Pct.	Age 65 - 74	Pct.	and Over	Pct.

Total Households	338,180		32,269		19,534
Married Couple Family	209,271	61.88%	17,460	54.11%	6,779	34.71%
Other Family	58,503	17.30%	4,107	12.73%	1,985	10.16%
Male Householder	17,866	5.28%	915	2.84%	480	2.46%
Female Householder	40,637	12.02%	3,191	9.89%	1,505	7.70%
Non-Family	70,406	20.82%	10,703	33.17%	10,770	55.13%
Householder Living Alone	54,848	16.22%	10,071	31.21%	10,447	53.48%
Householder not Living Alone	15,557	4.60%	632	1.96%	322	1.65%
Above Poverty	309,119	91.41%	29,929	92.75%	17,689	90.55%
Married Couple Family	198,409	58.67%	16,744	51.89%	6,528	33.42%
Other Family	47,993	14.19%	3,791	11.75%	1,796	9.20%
Male Householder	16,036	4.74%	831	2.58%	455	2.33%
Female Householder	31,957	9.45%	2,959	9.17%	1,342	6.87%
Non-Family	62,717	18.55%	9,394	29.11%	9,364	47.94%
Householder Living Alone	48,707	14.40%	8,845	27.41%	9,081	46.49%
Householder not Living Alone	14,010	4.14%	550	1.70%	283	1.45%
Below Poverty	29,061	8.59%	2,340	7.25%	1,845	9.45%
Married Couple Family	10,863	3.21%	716	2.22%	251	1.29%
Other Family	10,510	3.11%	316	0.98%	188	0.96%
Male Householder	1,829	0.54%	84	0.26%	25	0.13%
Female Householder	8,680	2.57%	232	0.72%	163	11.60%
Non-Family	7,689	2.27%	1,308	4.05%	1,406	7.20%
Householder Living Alone	6,141	1.82%	1,226	3.80%	1,366	7.00%
Householder not Living Alone	1,548	0.46%	82	0.25%	39	0.20%

Prepared on: October 15, 2003 01:04 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 23 of 24

Senior Life Report
Area(s): Radius 10.0

825 W SAN BERNARDINO RD	Latitude: 34.089300
COVINA, CA 91722-3621	Longitude: -117.905762

1990* Census Mobility and Disability			65 Yrs		75 Yrs
Civilian Noninstitutionalized Persons Age 16 and Over	Total	Pct.	and Over	Pct.	and Over	Pct.

Persons	827,199		87,315		31,498
With Mblty or Care Lmts	59,802	7.23%	17,531	20.08%	9,731	30.90%
Mobility Limits Only	14,945	1.81%	7,022	8.04%	4,115	13.06%
Self Care Limits Only	30,392	3.67%	3,786	4.34%	1,446	4.59%
Both Limits	14,466	1.75%	6,723	7.70%	4,171	13.24%
No Mblty or Care Limits	767,397	92.77%	69,784	79.92%	21,767	69.10%
With a Work Disability	72,742	8.79%	27,077	31.01%
In Labor Force	19,115	2.31%	1,488	1.70%
Employed	16,551	2.00%	1,281	1.47%
Unemployed	2,564	0.31%	207	0.24%
Not in Labor Force	53,627	6.48%	25,588	29.31%
Prevented from Working	46,206	5.59%	22,267	25.50%
Not Prevented from Wrk	7,421	0.90%	3,321	3.80%
No Work Disability	754,457	91.21%	60,242	68.99%
In Labor Force	549,263	66.40%	11,376	13.03%
Employed	515,626	62.33%	10,893	12.48%
Unemployed	33,637	4.07%	483	0.55%
Not in Labor Force	205,194	24.81%	48,865	55.96%

*     Census 2000 SF3 (long form) data is not yet available. Data Items resented 1990 Census figures converted to Census 2000 geographics.

Prepared on: October 15, 2003 01:04 PM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 24 of 24

DEMOGRAPHIC PROFILE
825 W SAN BERNARDINO ROAD
COVINA, CALIFORNIA

	1.0 MILE	3.0 MILES	5.0 MILES	COVINA
Population
2000 Population	22,842	191,888	447,222	46,837
2002 Population	23,589	198,101	461,689	48,261
2007 Population	25,225	212,259	494,661	51,497
% Change 2000 to 2002	1.58%	1.61%	1.60%	1.51%
% Change 2002 to 2007	1.37%	1.39%	1.39%	1.31%
Per Capita Personal Income
1990 Per Capita Personal Income	$15,089	$13,970	$13,811	$16,326
2002 Per Capita Personal Income	$19,777	$18,864	$18,882	$22,083
2007 Per Capita Personal Income	$21,760	$20,890	$20,980	$24,442
% Change 1990 to 2002	2.28%	2.53%	2.64%	2.55%
% Change 2002 to 2007	1.93%	2.06%	2.13%	2.05%
Households
2000 No. Households	7,426	56,219	125,777	15,971
2002 No. Households	7,585	57,453	128,755	16,312
2007 No. Households	7,847	60,222	135,356	17,070
% Change 2000 to 2002	1.07%	1.09%	1.18%	1.06%
% Change 2002 to 2007	0.94%	0.95%	1.01%	0.91%
Persons Per Households
2000 Persons Per Household	3.04	3.36	3.51	2.89
2002 Persons Per Household	3.07	3.39	3.53	2.92
2007 Persons Per Household	3.14	3.47	3.6	2.98
% Change 2000 to 2002	0.52%	0.51%	0.41%	0.46%
% Change 2002 to 2007	0.44%	0.43%	0.36%	0.41%
Average Household Income
1990 Avg Household Income	$42,868	$44,399	$46,244	$44,785
2002 Avg Household Income	$84,611	$66,629	$68,870	$67,916
2007 Avg Household Income	$73,820	$78,142	$78,514	$77,836
% Change 1990 to 2002	3.48%	3.44%	3.37%	3.53%
% Change 2002 to 2007	2.70%	2.71%	2.66%	2.76%
Income Ranges
Median Income	$58,119	$56,482	$57,488	$58,565
$150,000 or more	3.81%	4.92%	5.37%	5.27%
$100,000 to $149,000	12.74%	11.87%	12.58%	13.04%
$75,000 to $99,999	16.35%	15.68%	15.28%	16.72%
$50,000 to $74,999	22.65%	23.65%	23.96%	22.78%
$35,000 to $49,999	16.39%	16.48%	16.33%	16.53%
$25,000 to $34,999	11.44%	10.69%	10.09%	10.28%
$15,000 to $24,999	9.64%	8.64%	8.55%	8.94%
Under $15,000	6.99%	8.08%	7.85%	6.44%
1990 Median Income	$37,509	$38,857	$40,208	$39,754
2007 Median Income	$60,566	$61,499	$62,552	$63,686
Occupancy
2000 Occupied Housing Units	7,600	57,647	128,716	16,364
Owner Occupied	58.77%	61.54%	65.70%	57.03%
Renter Occupied	38.95%	35.99%	32.01%	40.58%
2000 Population 25+ by Education Level	13,147	105,018	240,434	27,598
Bachelors Degree Only	9.53%	10.35%	11.46%	10.79%
Graduate Degree	5.07%	4.50%	4.92%	5.73%
Retail Trade Potential 2002
Total Retail Sales	$240,171,406	$1,821,060,002	$4,089,504,742	$515,453,728
Apparel Accessory	$12,904,886	$97,983,230	$220,895,036	$27,811,318
Automotive Dealers	$53,376,505	$404,792,872	$909,060,174	$114,679,240
Automotive & Home Supply Stores	$3,621,744	$27,459,309	$61,374,009	$7,739,790
Drug & Proprietary Stores	$11,345,584	$85,875,522	$192,917,486	$24,261,390
Eating & Drinking Places	$28,146,013	$213,451,523	$479,937,759	$60,465,644
Food Stores	$37,137,532	$281,358,554	$630,761,031	$79,516,512
Furniture Home Furnishing Stores	$6,301,661	$47,779,467	$107,473,161	$13,556,597
Home Appliance, Radio, & T.V. Stores	$9,374,044	$71,227,844	$160,239,679	$20,200,770
Gasoline Service Stations	$14,836,938	$112,437,239	$251,665,117	$31,753,992
General Merchandise	$29,554,479	$224,143,829	$502,587,714	$63,467,420
Department Store	$21,485,753	$162,855,358	$365,089,933	$46,088,624
Hardware, Lumber & Garden Stores	$10,797,106	$81,781,551	$183,036,924	$23,102,804

[Additional columns below]

[Continued from above table, first column(s) repeated]

	LOS ANGELES COUNTY, CA	CALIFORNIA
Population
2000 Population	9,519,338	33,871,548
2002 Population	9,774,284	34,876,614
2007 Population	10,346,884	37,286,835
% Change 2000 to 2002	1.33%	1.47%
% Change 2002 to 2007	1.15%	1.35%
Per Capita Personal Income
1990 Per Capita Personal Income	$16,091	$16,357
2002 Per Capita Personal Income	$23,422	$25,649
2007 Per Capita Personal Income	$26,517	$30,028
% Change 1990 to 2002	3.18%	3.82%
% Change 2002 to 2007	2.51%	3.20%
Households
2000 No. Households	3,133,774	11,502,870
2002 No. Households	3,207,177	11,803,522
2007 No. Households	3,367,208	12,611,638
% Change 2000 to 2002	1.16%	1.30%
% Change 2002 to 2007	0.98%	1.17%
Persons Per Households
2000 Persons Per Household	2.96	2.87
2002 Persons Per Household	2.99	2.88
2007 Persons Per Household	3.02	2.91
% Change 2000 to 2002	0.18%	0.19%
% Change 2002 to 2007	0.17%	0.19%
Average Household Income
1990 Avg Household Income	$47,328	$46,330
2002 Avg Household Income	$71,353	$75,364
2007 Avg Household Income	$81,669	$89,264
% Change 1990 to 2002	3.48%	4.14%
% Change 2002 to 2007	2.74%	3.44%
Income Ranges
Median Income	$50,251	$55,014
$150,000 or more	7.65%	9.07%
$100,000 to $149,000	10.82%	11.99%
$75,000 to $99,999	12.05%	12.98%
$50,000 to $74,999	19.67%	19.96%
$35,000 to $49,999	15.25%	14.53%
$25,000 to $34,999	11.40%	10.56%
$15,000 to $24,999	11.27%	10.64%
Under $15,000	11.89%	10.28%
1990 Median Income	$34,972	$35,984
2007 Median Income	$56,390	$62,618
Occupancy
2000 Occupied Housing Units	3,270,909	12,214,549
Owner Occupied	45.85%	53.59%
Renter Occupied	49.96%	40.58%
2000 Population 25+ by Education Level	5,447,993	18,597,039
Bachelors Degree Only	14.57%	15.37%
Graduate Degree	7.89%	8.11%
Retail Trade Potential 2002
Total Retail Sales	$101,320,556,544	$379,161,253,504
Apparel Accessory	$5,451,674,112	$18,580,928,512
Automotive Dealers	$22,465,249,280	$79,652,814,848
Automotive & Home Supply Stores	$1,545,330,048	$5,980,832,256
Drug & Proprietary Stores	$4,786,634,752	$19,018,477,568
Eating & Drinking Places	$11,856,832,512	$42,541,719,552
Food Stores	$15,691,678,720	$60,387,766,272
Furniture Home Furnishing Stores	$2,641,855,488	$9,850,973,184
Home Appliance, Radio, & T.V. Stores	$3,972,168,448	$13,048,965,120
Gasoline Service Stations	$6,282,860,032	$24,035,018,752
General Merchandise	$12,495,977,472	$48,299,347,968
Department Store	$9,062,973,440	$34,945,974,272
Hardware, Lumber & Garden Stores	$4,568,385,536	$20,193,169,408

Source: Claritas Inc.

ADDENDUM C: Property Exhibits

Flood Insights test results for :

825 W SAN BERNARDINO RD, COVINA, CA 91722
Geocoding Accuracy: S5 — Exact Point Match

Flood Zone Determinations		What’s This?
SFHA (Flood Zone)	Within 250 feet of multiple flood zones?
Out	No

Community	Community Name	Zone	Panel	Panel Date
065024	COVINA, CITY OF	X		None
FIPS Code		Census Tract
06037		4060.00

Copyright 2000, First American Flood Data Services. All rights reserved.

ADDENDUM D: Financial Data

PII - ITEM A-6

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2003
	Version	AA
	Community	Total Department
	Department	Covina Villas
	Month	Along Columns
	GLAccount	Along Rows
OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	AUG YTD

40005 Revenue - Rental	83,733	82,762	90,761	76,884	124,508	104,318	106,543	100,820	770,327
40010 Revenue - Rent Refunds/Proration	—	—	—	—	(2,614)	(1,346)	(1,951)	(408)	(6,319)

Total Rental Revenue	83,733	82,762	90,761	76,884	121,894	102,972	104,592	100,412	764,008

40110 Revenue - AL Level 1	3,825	3,600	2,873	4,072	6,806	5,343	7,225	6,175	39,919
40115 Revenue - AL Level 2	3,313	1,875	3,730	3,508	3,568	2,500	1,688	1,875	22,056
40120 Revenue - AL Level 3	4,950	4,950	4,125	1,898	4,703	3,300	4,125	4,125	32,175
40125 Revenue - AL Level 4	3,895	4,100	4,100	2,664	7,229	7,175	5,125	5,535	39,823
40130 Revenue - AL Level 5	4,475	4,900	6,125	5,913	9,710	8,775	8,004	8,575	56,477
40135 Revenue - AL Level 6	2,650	1,425	3,218	2,185	2,090	4,275	4,275	4,275	24,393
40140 Revenue - AL Level 7	4,211	6,995	3,745	3,810	8,648	7,200	4,995	8,461	48,065

Total AL Services Revenue	27,319	27,845	27,916	24,049	42,752	38,568	35,437	39,021	262,908

40515 Revenue - Other	190	451	1,190	307	473	300	275	275	3,461
40525 Revenue - Processing/App Fees	4,000	1,000	6,050	2,300	2,700	6,000	2,000	2,000	26,050

Total Other Revenue	4,190	1,451	7,240	2,607	3,173	6,300	2,275	2,275	29,511

40575 Rev - Process Fee Concessions	(1,000)	—	(4,400)	(383)	(1,117)	(2,500)	(500)	(1,000)	(10,900)
40015 Rev - Rent Concessions	(5,476)	(2,901)	(6,288)	(3,725)	(8,007)	(6,395)	(5,936)	(5,798)	(44,526)
40215 Rev - A/L Concessions	(425)	—	—	—	—	—	(1,404)	(425)	(2,254)

Total Concessions	(6,901)	(2,901)	(10,688)	(4,109)	(9,123)	(8,895)	(7,840)	(7,223)	(57,680)

Total Revenue	108,341	109,157	115,229	99,431	158,696	138,945	134,464	134,485	998,747

50005 Payroll Expense - Regular	34,629	35,348	40,360	31,466	53,323	42,912	41,473	43,336	322,847
50405 Payroll Expense - Overtime	2,137	2,042	1,648	1,583	1,702	1,370	809	2,306	13,596
50705 Payroll Expense - Doubletime	73	149	72	146	37	—	65	58	600
51005 Bonuses	2,405	2,673	5,387	1,349	3,411	3,663	5,063	5,513	29,465
51505 Vacation, Sick, Holiday	1,873	3,457	2,737	2,808	4,236	3,393	3,091	3,150	24,745
51805 Employee Recognition	302	5	227	11	162	187	110	50	1,054
52005 Payroll Taxes	4,403	4,361	4,161	3,269	5,946	4,289	3,645	4,362	34,437
52505 401K/401A	125	248	94	137	252	198	132	199	1,384
52805 Group Insurance	2,758	2,555	2,897	2,958	2,546	2,772	3,787	4,192	24,465
53005 Worker’s Comp Insurance	3,074	3,074	3,109	23,667	3,209	3,611	4,419	6,230	50,394

Total Payroll Expenses	51,780	53,913	60,694	67,394	74,824	62,395	62,595	69,395	502,988

53305 Outside Service - Medical	—	—	—	—	—	—	—	—	—
53505 Temporary Services	—	—	—	—	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—	—	—	—	—
54005 Payroll Service	260	639	261	(40)	374	342	218	287	2,340
55005 Outside Service Other	—	—	—	5,478	3,726	1,955	2,013	2,887	16,056

Total Purchase Services	260	639	261	5,438	4,100	2,297	2,230	3,173	18,398

Total Payroll Related	52,039	54,552	60,955	72,832	78,924	64,692	64,825	72,568	521,386

Total Payroll Related % Total Revenue	48%	50%	53%	73%	50%	47%	48%	54%	52%
56505 Food	5,581	5,749	7,810	5,678	8,922	8,481	7,636	9,128	58,985
57005 Housekeeping	645	478	388	630	864	537	692	963	5,198
57505 Kitchen Supplies	1,075	571	1,008	402	1,190	1,225	997	1,107	7,576
58005 Assisted Living Supplies	108	125	118	105	96	202	497	34	1,286
59005 Laundry & Linen/Uniforms	21	116	1,829	(569)	(211)	165	579	(5)	1,925
59010 Laun/Lin/Unif Kitchen	291	287	245	269	367	266	374	349	2,447
59015 Laund/Lin/Unif Housekeeping	658	310	611	379	782	511	794	602	4,647
59505 Activities - Asst Lving	626	1,009	788	485	667	998	1,265	659	6,497
59510 Banquet Expense	300	300	300	230	370	300	300	300	2,400
59555 NMS - Foodservices	—	—	—	—	—	—	—	—	—
59560 NMS - Housekeeping	—	—	—	—	—	—	—	—	—

Total Variable Expense	9,305	8,945	13,098	7,609	13,047	12,685	13,134	13,138	90,961

60005 Office Supplies	635	506	812	291	742	734	739	555	5,014

61005 Repairs and Maint - Building	—	—	—	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—	—	—	—
61015 Repairs - Electrical	75	—	—	—	175	—	139	—	389
61020 Repairs - Plumbing	300	90	724	701	406	761	235	140	3,357
61025 Repairs - Fire Systems	363	0	720	(720)	—	135	—	—	498
61030 Repairs - HVAC	1,000	—	295	—	—	—	—	450	1,745
61035 Repairs - Gen. Supplies	372	732	282	899	573	244	593	491	4,187
61040 Repairs - Equipment	332	105	645	391	—	—	100	365	1,938
61045 Repairs - Other Interior	(75)	35	257	428	613	525	85	807	2,675
61055 Repairs - Other Exterior	364	(14)	215	—	—	—	—	—	565
61100 Loss on Early Retirement Asset	—	—	1,536	207	—	—	12	(1)	1,753

Total Repair & Maintenance	2,731	949	4,674	1,905	1,768	1,665	1,163	2,252	17,107

61505 Contracts - Elevator	147	147	147	113	181	252	162	513	1,661
61510 Contracts - Floor Maint	505	495	25	121	894	495	495	495	3,525
61515 Contracts - Alarm/Fire	180	95	—	35	226	45	45	45	670
61520 Contracts - HVAC	—	—	—	—	—	—	—	—	—
61525 Contracts - Pest Control	247	247	261	185	326	251	260	273	2,050
61535 Contracts - Other	2,047	2,395	(925)	(3,517)	200	46	46	46	339

Total Service Controls	3,126	3,379	(492)	(3,064)	1,827	1,089	1,009	1,372	8,245

62005 Land Maintenance	550	705	550	1,178	708	550	550	550	5,340

Total Land Maintenance	550	705	550	1,178	708	550	550	550	5,340

62505 Rental/Lease - Cable	70	70	70	54	86	70	861	871	2,152
62510 Rental/Lease - Security	—	—	—	—	—	—	—	—	—
62525 Rental/Lease - Furniture	—	—	—	—	—	—	—	—	—
62535 Rental/Lease - Equipment	228	511	138	228	237	228	293	228	2,091
62540 Rental/Lease - Auto	1,100	1,100	1,100	843	1,357	1,100	1,100	1,100	8,799
62555 Rental/Lease - Other	89	—	—	—	—	—	—	—	89

Total Rental and Leases	1,487	1,681	1,308	1,125	1,680	1,398	2,253	2,199	13,130

63010 Utilities - Electricity	5,310	4,793	5,617	4,000	7,732	6,926	8,519	11,526	54,423
63015 Utilities - Water	555	635	571	109	549	667	653	432	4,172
63020 Utilities - Gas	520	414	523	323	615	452	457	444	3,748

PII - ITEM 6

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2003
	Version	AA
	Community	Total Department
	Department	Covina Villas
	Month	Along Columns
	GLAccount	Along Rows
OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	AUG YTD

63025 Utilities - Telephone	722	665	830	624	1,009	815	761	890	6,316
63030 Utilities - Trash	448	433	583	427	501	444	442	442	3,721

Total Utilities	7,555	6,939	8,124	5,484	10,407	9,304	10,833	13,734	72,381

63505 Marketing and Advertising	311	215	1,471	274	320	274	124	91	3,080
63510 Printed Materials	273	966	572	478	224	485	—	53	3,051
63515 Special Events	290	1,045	607	2,054	1,195	641	1,888	1,731	9,451
63520 Yellow Pages	88	88	88	68	108	88	88	88	702
63525 Newspaper and Magazine	105	105	—	—	315	(0)	105	105	735
63530 Advertising	54	27	(81)	—	—	—	—	—	(0)
64005 Referral Fees - Residents	1,350	—	675	866	2,063	—	500	—	5,454

Total Marketing and Advertising	2,470	2,446	3,331	3,740	4,224	1,448	2,705	2,068	22,473

64505 Computers/Peripherals/Software	—	—	—	—	—	—	—	—	—
65005 Gas	264	306	239	—	722	296	234	405	2,466
65010 Auto Service and Repair	—	88	28	—	706	—	70	172	1,064
65015 Other Automobile	—	—	—	—	—	—	60	13	73
65505 Travel & Lodging	—	—	79	79	—	—	54	—	212
66005 Mileage	218	135	39	—	346	279	135	82	1,235
66505 Meals & Entertainment	—	—	65	—	—	25	—	377	467
67005 License and Fingerprints	68	210	627	88	242	541	824	243	2,845
68005 Dues and Subscriptions	82	79	—	40	79	164	79	433	955
68505 Seminars and Training	62	—	62	62	107	—	124	—	417
69005 Employee Recruiting	(223)	283	—	—	316	170	—	—	546
69505 Other	—	11	120	—	—	41	19	269	461
69605 Discounts Lost	21	—	—	—	—	—	(1)	—	21
69610 Discounts Taken	(54)	(51)	(59)	(52)	(51)	(49)	(69)	(57)	(442)
69525 Sales & Use Tax Due	—	—	—	—	—	—	—	—	—

Total Misc. Expenses	438	1,061	1,201	217	2,467	1,467	1,530	1,937	10,319

Total Operating Expense	80,337	81,164	93,559	91,318	115,791	95,073	98,741	110,374	766,356

Gross Margin	28,004	27,992	21,670	8,114	42,905	43,873	35,723	24,111	232,391

Gross Margin Percent	26%	26%	19%	8%	27%	32%	27%	18%	23%
69705 Casualty Loss	—	—	—	—	—	—	—	—	—
69805 Bad Debt Expense	55	(55)	—	—	—	—	—	—	—
70005 Corporate Allocation	—	—	—	—	—	—	—	—	—
72305 Property Taxes	2,641	2,641	(40,936)	2,095	3,187	2,641	2,747	2,584	(22,420)
72405 Insurance-Liability & Hazard	3,799	3,117	3,050	2,926	3,793	502	3,350	3,209	23,746

Total Other Fees	6,495	5,703	(37,886)	5,020	6,980	3,143	6,097	5,774	1,326

72505 Accounting	421	421	421	390	519	1,218	669	736	4,794
73005 Legal	686	443	523	343	433	507	664	403	4,001
73510 Donations & Contributions	—	—	—	—	89	—	—	—	89
74005 Consulting Fees	—	—	—	59	251	130	—	—	439
74015 Professional Fees - Other	—	—	—	—	500	—	128	151	778
75005 Property Management Fees	5,417	5,458	5,855	4,878	7,935	6,947	6,723	6,724	49,937
75105 Partnership Admin Fees	—	—	3,823	(1,536)	876	1,496	711	(364)	5,005
75510 Other Penalties/Fin. Fee	29	32	30	—	—	—	32	33	156
75515 Licenses & Fees Legal	—	188	—	—	—	—	—	—	188
75505 Bank Charges	—	—	—	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—	—	—	—

Total Professional Fees	6,553	6,542	10,652	4,133	10,603	10,298	8,926	7,683	65,389

EBITDAR	14,956	15,748	48,903	(1,040)	25,323	30,432	20,700	10,654	165,675

EBITDAR Percent	14%	14%	42%	-1%	16%	22%	15%	8%	17%
77005 Operating Lease	10,618	10,618	10,618	8,140	13,096	10,618	10,618	10,618	84,944
77010 Add’l Lease	—	—	—	—	—	—	—	—	—

Total Leases	10,618	10,618	10,618	8,140	13,096	10,618	10,618	10,618	84,944

80005 Interest Income	—	—	—	—	—	—	—	—	—
80505 Other Non-Operating Income	—	—	—	—	—	—	—	—	—
87010 Extraordinary Items - Net Tax	—	—	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	—	—	—	—	—	—	—	—	—

83005 Interest Expense	—	—	—	—	—	—	—	—	—
83025 Int Exp MIP	—	—	—	—	—	—	—	—	—

Total Interest Expense	—	—	—	—	—	—	—	—	—

EBTDA	4,338	5,130	38,285	(9,181)	12,227	19,814	10,082	36	80,731

EBTDA Percent	4%	5%	33%	-9%	8%	14%	7%	0%	8%
77505 Depreciation	9,885	9,923	7,191	7,607	12,185	9,870	9,991	10,082	76,733
78005 Amortization	—	—	—	—	—	—	—	—	—
78015 Amortization - Start Up	—	—	—	—	—	—	—	—	—

Total Depreciation & Amortization	9,885	9,923	7,191	7,607	12,185	9,870	9,991	10,082	76,733

Net Income (Loss)	(5,548)	(4,793)	31,094	(16,787)	42	9,945	91	(10,046)	3,998

PII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2002
	Version	AA
	Community	Covina Villa
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows
OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL

40005 Revenue-Rental	65,647	72,951	71,823	70,038	74,698	70,373	69,114
40010 Revenue-Rent Refunds/Proration	(2,011)	(1,456)	1,125	—	—	(2,585)	—

Total Rental Revenue	63,636	71,493	72,948	70,038	74,698	67,788	69,114

40110 Revenue-AL Level 1	4,775	6,175	4,575	3,775	3,375	2,975	2,975
40115 Revenue-AL Level 2	2,600	4,200	4,800	2,320	4,800	3,600	4,800
40120 Revenue-AL Level 3	1,600	800	2,400	2,480	3,200	3,386	3,000
40125 Revenue-AL Level 4	(140)	2,000	3,666	3,668	4,000	3,334	3,000
40130 Revenue-AL Level 5	3,400	3,600	1,200	1,200	2,000	2,400	2,000
40135 Revenue-AL Level 6	4,200	3,800	5,200	5,200	5,600	2,800	1,400
40140 Revenue-AL Level 7	4,570	1,490	1,490	1,490	2,030	3,430	4,970

Total AL Services Revenue	21,005	22,065	23,331	20,133	25,005	21,925	22,145

40515 Revenue-Other	275	200	200	25	—	25	25
40525 Revenue-Processing/App Fees	—	600	600	1,200	1,800	—	—

Total Other Revenue	275	800	800	1,225	1,800	25	25

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	(6,734)	(6,834)	(5,681)	(6,881)	(5,412)	(5,581)
40215 Rev-A/L Concessions	—	—	—	—	—	—	—

Total Concessions	—	(6,734)	(6,834)	(5,681)	(6,881)	(5,412)	(5,581)

Total Revenue	84,916	87,624	90,245	85,715	94,622	84,326	85,703

50005 Payroll Expense-Regular	34,018	29,973	31,732	35,962	33,169	32,293	32,793
50405 Payroll Expense-Overtime	389	733	1,401	1,453	542	1,060	2,787
50705 Payroll Expense-Doubletime	156	—	116	90	60	136	342
51005 Bonuses	2,053	2,053	11,937	2,153	2,003	2,003	2,053
51505 Vacation, Sick, Holiday	2,528	2,290	3,392	2,509	2,572	3,618	2,681
51805 Employee Recognition	10	59	103	242	153	180	94
52005 Payroll Taxes	4,303	3,477	3,560	3,743	3,261	3,713	3,445
52505 401K/401A	68	65	69	72	131	69	88
52805 Group Insurance	1,356	2,856	2,102	1,884	2,335	2,237	2,276
53005 Worker’s Comp Insurance	3,526	2,857	5,166	3,519	3,201	3,493	3,311

Total Payroll Expenses	48,407	44,364	59,577	51,627	47,425	48,801	49,869

53305 Outside Service-Medical	(25)	—	—	—	—	—	—
53505 Temporary Services	—	—	—	—	—	—	—
53510 Temporary Services-AL	—	—	—	—	—	—	—
54005 Payroll Service	266	225	451	297	240	146	313
55005 Outside Service Other	—	36	—	9	—	—	43

Total Purchase Services	241	261	451	306	240	146	357

Total Payroll Related	48,648	44,625	60,028	51,933	47,665	48,946	50,226

Total Payroll Related % Total Revenue	57%	51%	67%	61%	50%	58%	59%
56505 Food	7,045	5,311	9,315	8,151	7,775	5,626	4,952
57005 Housekeeping	449	100	703	305	888	499	978
57505 Kitchen Supplies	92	1,035	1,104	662	1,014	629	596
58005 Assisted Living Supplies	188	28	251	84	92	41	152
59005 Laundry & Linen/Uniforms	455	—	520	114	398	19	186
59010 Laun/Lin/Unif Kitchen	230	272	155	271	344	328	267
59015 Laund/Lin/Unif Housekeeping	266	417	265	379	424	381	763
59505 Activities-Asst Lving	922	484	839	782	378	1,078	801
59510 Banquet Expense	300	300	300	300	300	300	300

Total Variable Expense	9,947	7,946	13,452	11,049	11,613	8,900	8,994

60005 Office Supplies	740	933	608	495	784	588	1,041

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue-Rental	69,744	76,085	79,843	77,671	76,872	874,836
40010 Revenue-Rent Refunds/Proration	(1,384)	—	(220)	—	(1,544)	(8,078)

Total Rental Revenue	68,360	76,065	79,623	77,671	75,328	866,760

40110 Revenue-AL Level 1	3,612	3,425	4,023	4,750	4,675	49,110
40115 Revenue-AL Level 2	5,540	3,981	1,800	3,000	3,192	44,633
40120 Revenue-AL Level 3	2,400	1,600	3,466	3,200	3,860	31,392
40125 Revenue-AL Level 4	3,000	5,000	5,200	3,000	3,000	38,728
40130 Revenue-AL Level 5	1,200	910	4,040	3,600	3,600	29,150
40135 Revenue-AL Level 6	1,400	2,800	2,600	2,600	2,600	40,200
40140 Revenue-AL Level 7	5,736	6,460	4,970	4,970	4,970	46,576

Total AL Services Revenue	22,888	24,176	26,099	25,120	25,897	279,789

40515 Revenue-Other	65	765	425	365	290	2,660
40525 Revenue-Processing/App Fees	3,540	3,000	2,000	—	2,800	15,540

Total Other Revenue	3,605	3,765	2,425	365	3,090	18,200

40575 Rev-Process Fee Concessions	—	—	(790)	—	(600)	(1,390)
40015 Rev-Rent Concessions	(6,787)	(5,987)	(3,812)	(5,461)	(4,612)	(63,782)
40215 Rev-A/L Concessions	—	—	(1,600)	(2,242)	(1,600)	(5,442)

Total Concessions	(6,787)	(5,987)	(6,202)	(7,703)	(6,812)	(70,614)

Total Revenue	88,066	98,019	101,945	95,453	97,503	1,094,135

50005 Payroll Expense-Regular	34,241	35,550	34,655	35,624	37,191	407,201
50405 Payroll Expense-Overtime	1,300	1,379	2,020	1,963	2,520	17,546
50705 Payroll Expense-Doubletime	251	70	251	105	43	1,618
51005 Bonuses	(12,088)	1,665	715	715	841	16,102
51505 Vacation, Sick, Holiday	1,328	2,646	2,980	3,149	2,787	32,479
51805 Employee Recognition	175	191	196	68	165	1,634
52005 Payroll Taxes	3,188	3,235	3,388	2,974	3,578	41,864
52505 401K/401A	85	113	88	111	132	1,089
52805 Group Insurance	2,335	3,169	1,586	2,947	2,782	27,866
53005 Worker’s Comp Insurance	3,420	14,335	5,270	5,083	5,608	58,790

Total Payroll Expenses	34,233	62,353	51,150	52,738	55,646	606,190

53305 Outside Service-Medical	—	—	—	—	—	(25)
53505 Temporary Services	—	—	—	—	—	—
53510 Temporary Services-AL	—	—	—	—	—	—
54005 Payroll Service	269	159	305	299	14	2,965
55005 Outside Service Other	750	—	21	—	—	859

Total Purchase Services	1,019	159	326	299	14	3,819

Total Payroll Related	35,253	62,513	51,476	53,037	55,660	610,009

Total Payroll Related % Total Revenue	40%	64%	50%	56%	57%	56%
56505 Food	5,294	6,363	5,622	6,480	5,386	77,320
57005 Housekeeping	424	922	402	697	781	7,149
57505 Kitchen Supplies	441	1,234	737	883	1,078	9,503
58005 Assisted Living Supplies	75	73	147	275	175	1,581
59005 Laundry & Linen/Uniforms	510	—	—	14	—	2,216
59010 Laun/Lin/Unif Kitchen	254	264	313	234	285	3,216
59015 Laund/Lin/Unif Housekeeping	550	502	540	410	451	5,347
59505 Activities-Asst Lving	753	1,095	835	593	1,225	9,785
59510 Banquet Expense	300	300	300	300	(1,151)	2,149

Total Variable Expense	8,600	10,754	8,915	9,884	8,230	118,285

60005 Office Supplies	73	1,199	292	625	878	8,257

	JAN	FEB	MAR	APR	MAY	JUN	JUL

61005 Repairs and Maint — Building	—	—	198	—	—	—	—
61010 Repairs — Phone System	210	—	—	—	—	—	—
61015 Repairs — Electrical	—	—	—	—	—	—	121
61020 Repairs — Plumbing	6	—	84	354	1,342	579	671
61025 Repairs — Fire Systems	60	—	—	669	—	93	—
61030 Repairs — HVAC	305	123	196	355	826	166	1,692
61035 Repairs — Gen. Supplies	191	275	—	342	217	1,105	380
61040 Repairs — Equipment	201	140	104	480	600	371	153
61045 Repairs — Other Interior	458	862	439	—	170	(150)	—
61055 Repairs — Other Exterior	120	—	—	478	—	—	—
61100 Loss on Early Retirement Asset	—	—	—	—	—	—	—

Total Repair & Maintenance	1,552	1,399	1,021	2,678	3,156	2,164	3,018

61505 Contracts — Elevator	142	142	142	252	142	142	147
61510 Contracts — Floor Maint	450	450	450	450	450	450	450
61515 Contracts — Alarm/Fire	298	167	135	62	95	—	—
61520 Contracts — HVAC	—	—	—	—	—	—	—
61525 Contracts — Pest Control	233	233	233	233	241	241	241
61535 Contracts — Other	289	117	174	(56)	698	711	1,152

Total Service Contracts	1,413	1,109	1,134	940	1,626	1,544	1,990

62005 Land Maintenance	465	465	465	465	1,350	1,125	1,350

Total Land Maintenance	465	465	465	465	1,350	1,125	1,350

62505 Rental/Lease — Cable	70	70	70	70	70	70	70
62510 Rental/Lease — Security	—	—	—	—	—	—	—
62535 Rental/Lease — Equipment	531	415	498	(530)	316	224	367
62540 Rental/Lease — Auto	1,109	1,565	1,021	1,100	1,100	1,100	1,100
62555 Rental/Lease — Other	—	—	—	—	—	—	—

Total Rental and Leases	1,710	2,050	1,589	640	1,485	1,394	1,537

63010 Utilities — Electricity	5,971	5,042	5,020	4,675	4,478	5,561	8,000
63015 Utilities — Water	359	100	321	495	512	378	487
63020 Utilities — Gas	283	309	242	272	633	109	299
63025 Utilities — Telephone	904	551	578	827	889	800	698
63030 Utilities — Trash	483	325	399	325	325	345	423

Total Utilities	8,000	6,326	6,560	6,594	6,837	7,193	9,906

63505 Marketing and Advertising	274	1,039	303	233	246	336	314
63510 Printed Materials	96	—	385	194	161	248	60
63515 Special Events	97	989	1,335	1,589	635	551	346
63520 Yellow Pages	211	259	259	211	211	211	235
63525 Newspaper and Magazine	109	416	706	837	105	—	210
63530 Advertising	—	—	—	—	—	—	—
64005 Referral Fees — Residents	210	—	—	952	—	—	—

Total Marketing and Advertising	998	2,701	2,988	3,997	1,360	1,346	1,165

64505 Computers/Peripherals/Software	—	—	—	—	—	—	—
65005 Gas	119	—	552	183	247	10	195
65010 Auto Service And Repair	—	394	456	34	109	182	22
65015 Other Automobile	—	—	—	—	35	27	—
65505 Travel & Lodging	—	—	—	25	171	—	—
66005 Mileage	—	132	366	—	148	88	—
66505 Meals & Entertainment	—	123	—	13	—	36	—
67005 License and Fingerprints	930	666	1,120	1,248	515	301	400
68005 Dues and Subscriptions	81	81	81	81	273	79	137
68505 Seminars and Training	312	620	233	130	303	107	236
69005 Employee Recruiting	—	—	580	—	—	—	272
69505 Other	—	9	340	184	11	199	70
69805 Discounts Lost	7	14	—	29	55	12	0
69810 Discounts Taken	(13)	(14)	—	(43)	(55)	(34)	(4)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

61005 Repairs and Maint — Building	—	—	—	—	—	198
61010 Repairs — Phone System	—	—	—	—	—	210
61015 Repairs — Electrical	—	—	—	—	81	202
61020 Repairs — Plumbing	330	1,933	(445)	300	65	5,218
61025 Repairs — Fire Systems	—	41	—	272	—	1,135
61030 Repairs — HVAC	450	—	65	—	—	4,180
61035 Repairs — Gen. Supplies	504	484	580	251	699	5,029
61040 Repairs — Equipment	1,909	1,364	270	308	158	6,056
61045 Repairs — Other Interior	75	—	140	2,533	414	4,940
61055 Repairs — Other Exterior	250	—	—	—	350	1,196
61100 Loss on Early Retirement Asset	—	—	—	—	—	—

Total Repair & Maintenance	3,518	3,822	610	3,665	1,764	28,367

61505 Contracts — Elevator	147	147	147	147	147	1,842
61510 Contracts — Floor Maint	450	450	450	450	565	5,515
61515 Contracts — Alarm/Fire	124	230	135	186	(51)	1,382
61520 Contracts — HVAC	—	—	—	—	—	—
61525 Contracts — Pest Control	241	247	247	241	241	2,873
61535 Contracts — Other	1,267	2,314	1,700	998	3,522	12,886

Total Service Contracts	2,229	3,388	2,678	2,022	4,425	24,497

62005 Land Maintenance	550	550	550	—	550	7,885

Total Land Maintenance	550	550	550	—	550	7,885

62505 Rental/Lease — Cable	70	70	70	—	140	840
62510 Rental/Lease — Security	—	—	—	—	—	—
62535 Rental/Lease — Equipment	138	128	203	232	237	2,759
62540 Rental/Lease — Auto	1,100	1,100	1,100	1,100	1,100	13,594
62555 Rental/Lease — Other	—	—	(30)	171	—	141

Total Rental and Leases	1,308	1,298	1,343	1,503	1,477	17,334

63010 Utilities — Electricity	7,847	6,496	5,145	5,129	5,437	68,803
63015 Utilities — Water	973	731	212	432	527	5,528
63020 Utilities — Gas	204	216	259	334	371	3,530
63025 Utilities — Telephone	844	805	798	729	1,054	9,476
63030 Utilities — Trash	358	358	358	433	423	4,554

Total Utilities	10,227	8,607	6,772	7,057	7,812	91,890

63505 Marketing and Advertising	214	310	472	417	112	4,271
63510 Printed Materials	311	668	52	168	205	2,549
63515 Special Events	237	1,582	847	752	1,518	10,459
63520 Yellow Pages	220	—	—	—	236	2,053
63525 Newspaper and Magazine	450	105	153	105	685	3,881
63530 Advertising	—	—	—	—	—	—
64005 Referral Fees — Residents	—	743	—	—	1,163	3,067

Total Marketing and Advertising	1,432	3,408	1,524	1,442	3,918	26,279

64505 Computers/Peripherals/Software	—	—	419	—	—	419
65005 Gas	521	304	334	323	216	3,002
65010 Auto Service And Repair	25	247	—	—	243	1,713
65015 Other Automobile	48	—	—	43	—	153
65505 Travel & Lodging	—	—	—	—	141	337
66005 Mileage	276	—	206	123	119	1,457
66505 Meals & Entertainment	—	—	—	—	—	172
67005 License and Fingerprints	232	374	933	408	388	7,517
68005 Dues and Subscriptions	21	220	399	285	34	1,773
68505 Seminars and Training	317	379	59	343	169	3,206
69005 Employee Recruiting	—	234	—	2,646	—	3,732
69505 Other	22	20	—	(1,789)	—	(934)
69805 Discounts Lost	—	—	13	9	—	139
69810 Discounts Taken	(3)	(13)	(53)	(37)	(30)	(300)

PII - ITEM A-5
Database: Cube: Page:	POLAPSVR Financial Data Year Version Community Department Month GLAccount	2002 AA Covina Villa Total Department Along Columns Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

69525 Sales & Use Tax Due	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Misc. Expenses	1,436	2,024	3,727	1,885	1,811	1,007	1,329	1,458	1,765	2,310	2,355	1,279	22,386

Total Operating Expense	74,909	69,580	91,572	80,676	77,686	74,207	80,584	64,648	67,304	76,472	81,590	85,992	955,190

Gross Margin	10,007	18,044	(1,327)	5,038	16,936	10,119	5,149	23,418	715	25,472	13,863	11,511	138,945

Gross Margin Percent	12%	21%	-1%	6%	18%	12%	8%	27%	1%	25%	15%	12%	13%
69705 Casualty Loss	869	—	—	—	—	—	—	—	—	—	—	—	869
69805 Bad Debt Expense	2	—	—	—	—	—	—	—	—	5,583	(2,150)	—	3,435
70005 Corporate Allocation	—	—	—	—	—	—	—	—	—	—	—	—	—
72305 Property Taxes	2,282	2,282	2,282	2,282	2,282	2,282	2,673	2,673	2,673	2,673	2,576	2,576	29,535
72405 Insurance-Liability & Hazard	1,861	1,861	1,863	3,127	3,127	3,127	3,127	4,867	—	3,742	3,773	2,668	36,114

Total Other Fees	5,014	4,143	4,145	5,409	5,409	5,409	5,800	7,540	—	11,999	4,200	5,245	69,953

72505 Accounting	(167)	633	633	633	953	633	682	633	953	633	953	(3,043)	4,129
73005 Legal	566	358	478	617	400	442	426	350	738	423	429	392	5,623
73510 Donations & Contributions	—	—	—	—	—	—	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	—	—	—	—	—	—	—	250	—	—	250
74015 Professional Fees - Other	—	—	—	37	—	—	—	—	—	—	—	—	37
75005 Property Management Fees	4,246	4,381	4,512	4,286	4,772	4,176	4,265	4,403	4,901	4,630	5,240	4,875	54,707
75105 Partnership Admin. Fees	—	—	—	—	—	—	—	—	—	—	—	—	—
75510 Other Penalties/Fin. Fee	60	5	39	4	48	—	—	5	30	—	33	31	255
75515 Licenses & Fees Legal	—	—	—	—	—	—	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	206	—	—	—	—	—	—	206
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Professional Fees	4,706	5,377	5,662	5,578	6,174	5,457	5,392	5,392	6,622	5,936	6,655	2,256	65,207

EBITDAR	287	8,524	(11,134)	(5,948)	5,354	(747)	(6,044)	10,488	(11,548)	7,537	3,008	4,010	3,786

EBITDAR Percent	0%	10%	-12%	-7%	6%	-1%	-7%	12%	-12%	7%	3%	4%	0%
77005 Operating Lease	10,618	10,618	10,618	10,618	10,618	10,618	10,618	10,618	10,618	10,618	10,618	10,618	127,416

Total Leases	10,618	10,618	10,618	10,618	10,618	10,618	10,618	10,618	10,618	10,618	10,618	10,618	127,416

80005 Interest Income	—	—	—	—	—	—	—	—	—	—	—	—	—
80505 Other Non-Operating Income	—	—	—	—	—	—	—	—	—	—	(214)	(25)	(239)
87010 Extraordinary items-Net tax	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Non-Operating Income Expense	—	—	—	—	—	—	—	—	—	—	(214)	(25)	(239)

83005 Interest Income	—	—	—	—	—	—	—	—	—	—	—	—	—
83025 Int Exp MIP	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Interest Expense	—	—	—	—	—	—	—	—	—	—	—	—	—

EBTDA	(10,331)	(2,094)	(21,752)	(16,566)	(5,264)	(11,365)	(16,662)	(132)	(22,166)	(3,081)	(7,395)	(6,583)	(123,391)

EBTDA Percent	-12%	-2%	-24%	-19%	-6%	-13%	-19%	0%	-23%	-3%	-8%	-7%	-11%
77505 Depreciation	9,710	9,693	9,718	9,755	9,345	9,802	9,613	9,642	9,283	9,615	9,879	9,880	116,835
78005 Amortization	—	—	—	—	—	—	—	—	—	—	—	—	—
78015 Amortization - Start Up	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Depreciation & Amortization	9,710	9,693	9,718	9,755	9,845	9,802	9,813	9,642	9,283	9,615	9,879	9,880	116,635

Net Income (Loss)	(20,042)	(11,787)	(31,470)	(28,321)	(15,109)	(21,166)	(26,475)	(9,774)	(31,449)	(12,695)	(17,274)	(16,463)	(240,026)

PII - ITEM A-5

Database:	POLAPSVR

Cube:	Financial Data

Page:	Year	2001
	Version	AA
	Community	Covina Villa
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable	JAN	FEB	MAR	APR	MAY	JUN	JUL

40005 Revenue-Rental	92,956	91,648	93,645	88,207	80,281	83,780	82,628
40010 Revenue-Rent Refunds/Proration	—	(3,654)	(1,524)	—	(2,458)	(2,488)	(2,534)

Total Rental Revenue	92,956	87,995	92,121	88,207	77,823	81,292	80,094

40110 Revenue-AL Level 1	2,955	2,755	3,543	4,555	3,780	3,005	4,155
40115 Revenue-AL Level 2	4,800	5,000	6,052	5,575	4,208	4,103	2,200
40120 Revenue-AL Level 3	1,350	3,875	2,525	1,475	2,355	1,750	1,575
40125 Revenue-AL Level 4	7,975	7,775	7,025	5,050	5,675	3,950	6,700
40130 Revenue-AL Level 5	4,700	5,875	3,525	3,525	2,800	3,550	3,550
40135 Revenue-AL Level 6	1,415	1,415	—	607	1,400	1,200	—
40140 Revenue-AL Level 7	1,415	1,415	1,415	1,415	1,415	2,188	2,865

Total AL Services Revenue	24,610	28,110	24,085	22,202	21,633	19,746	21,835

40515 Revenue-Other	721	(2,075)	200	250	4,020	175	857
40525 Revenue-Processing/App Fees	600	600	1,200	1,200	600	1,500	—

Total Other Revenue	1,321	(1,475)	1,400	1,450	4,620	1,675	857

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	—	—	—	—	—	(815)
40215 Rev-A/L Concessions	—	—	—	—	—	—	—

Total Concessions	—	—	—	—	—	—	(815)

Total Revenue	118,887	114,630	117,606	111,859	104,076	102,713	101,971

50005 Payroll Expense-Regular	34,695	31,911	34,136	36,085	35,076	36,064	34,417
50405 Payroll Expense-Overtime	226	1,512	978	1,696	2,413	1,410	1,751
50705 Payroll Expense-Doubletime	30	127	140	195	356	223	14
51005 Bonuses	1,425	1,925	1,689	1,337	1,687	1,175	(1,200)
51505 Vacation, Sick, Holiday	4,653	(1,471)	2,668	5,915	2,369	4,761	3,673
51805 Employee Recognition	—	134	558	—	—	—	—
52005 Payroll Taxes	4,652	5,390	3,550	4,465	3,989	3,370	3,718
52505 401K/401A	99	105	76	116	60	119	103
52805 Group Insurance	2,739	3,177	2,947	2,622	2,769	765	1,795
53005 Worker’s Comp Insurance	2,657	3,631	2,321	2,526	2,501	2,947	2,690

Total Payroll Expenses	51,176	46,440	49,062	54,957	51,240	50,854	46,961

53305 Outside Service-Medical	—	—	—	—	—	—	(89)
53505 Temporary Services	—	—	—	—	—	—	—
53550 Temporary Services-AL	—	—	—	—	—	—	—
54005 Payroll Service	100	101	103	123	103	105	105
55005 Outside Service Other	65	—	32	—	32	33	64

Total Purchase Services	165	101	134	123	134	137	79

Total Payroll Related	51,341	46,541	49,196	55,080	51,374	50,992	47,040

Total Payroll Related % Total Revenue	43%	41%	42%	49%	49%	50%	46%
56505 Food	6,884	6,886	9,501	7,030	6,287	10,136	8,105
57005 Housekeeping	914	932	683	1,309	382	750	537
57505 Kitchen Supplies	1,036	1,011	1,229	1,175	747	1,007	1,001
58005 Assisted Living Supplies	81	81	104	132	38	167	122
59005 Laundry & Linen/Uniforms	746	716	867	789	718	997	646
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—	—
59505 Activities-Asst. Living	728	640	664	769	409	479	423
59510 Banquet Expense	300	300	300	300	300	300	(1,200)

Total Variable Expense	10,689	10,567	13,349	11,504	8,882	13,838	9,635

60005 Office Supplies	462	127	335	213	533	692	799

61015 Repairs-Electrical	—	—	—	—	—	—	—
61020 Repairs-Plumbing	—	—	49	—	—	385	—
61025 Repairs-Fire Systems	—	242	—	—	—	135	62
61030 Repairs-HVAC	290	—	262	180	180	270	285
61035 Repairs-Gen. Supplies	257	431	225	394	201	—	—
61040 Repairs-Equipment	149	—	559	—	(469)	60	300
61045 Repairs-Other Interior	—	178	814	22	143	94	1,956
61055 Repairs-Other Exterior	—	—	—	—	—	—	—
61100 Loss on Early Retirement Asset	—	—	—	—	—	—	—

Total Repair & Maintenance	695	851	1,919	597	54	944	2,603

61505 Contracts-Elevator	136	136	136	246	136	136	142
61510 Contracts-Floor Maint	450	450	450	450	450	450	450
61515 Contracts-Alarm/Fire	157	95	95	57	152	331	62
61520 Contracts-HVAC	179	—	—	285	—	—	—
61525 Contracts-Pest Control	233	233	233	233	233	233	233
61535 Contracts-Other	—	—	—	135	216	—	—

Total Service Contracts	1,155	914	914	1,406	1,187	1,150	887

62005 Land Maintenance	465	465	1,365	490	465	960	(30)

Total Land Maintenance	465	465	1,365	490	465	960	(30)

62505 Rental/Lease-Cable	48	48	48	53	48	48	50
62510 Rental/Lease-Security	—	68	174	—	—	—	—
62535 Rental/Lease-Equipment	176	273	441	344	224	494	221
62540 Rental/Lease-Auto	1,100	1,100	1,100	1,100	1,100	1,100	1,100
62555 Rental/Lease-Other	—	—	—	—	—	—	213

Total Rental and Leases	1,323	1,489	1,763	1,497	1,372	1,642	1,584

63010 Utilities-Electricity	3,618	5,139	4,013	3,533	3,602	4,030	8,293
63015 Utilities-Water	514	374	384	369	500	400	527
63020 Utilities-Gas	687	562	636	593	486	397	266
63025 Utilities-Telephone	1,255	522	1,715	661	603	342	1,542
63030 Utilities-Trash	284	98	284	278	387	269	282

Total Utilities	6,337	6,695	7,033	5,433	5,579	5,423	10,909

63505 Marketing and Advertising	100	257	136	1,976	368	304	318
63510 Printed Materials	51	70	369	—	352	201	2,211
63515 Special Events	650	621	851	2,761	(2,044)	51	154
63520 Yellow Pages	511	511	511	511	511	511	511
63525 Newspaper and Magazine	231	137	470	114	137	587	705
63530 Advertising	—	—	—	180	—	335	—
64005 Referral Fees-Residents	—	—	298	—	—	—	—

Total Marketing and Advertising	1,542	1,595	2,634	5,542	(677)	1,988	3,899

64505 Computer/Peripherals/Software	—	—	—	—	—	—	—
65005 Gas	136	100	130	141	50	290	179
65010 Auto Service and Repair	—	53	—	—	182	—	—
65015 Other Automobile	—	—	—	—	27	—	—
65505 Travel & Lodging	—	—	—	—	—	—	—
66005 Mileage	60	128	—	68	134	115	—
66505 Meals & Entertainment	52	60	—	—	—	78	—
67005 License and Fingerprints	84	83	798	769	1,147	1,187	738
68005 Dues and Subscriptions	489	26	—	—	211	210	0
68505 Seminars and Training	116	83	628	99	155	75	157
69005 Employee Recruiting	—	—	—	—	—	—	—
69505 Other	—	—	85	—	168	1,436	125
69605 Discounts Lost	67	35	10	0	12	37	19
69610 Discounts Taken	(93)	(35)	(66)	(47)	(65)	(50)	(34)
69625 Sales & Use Tax Due	—	—	—	9	—	—	—

Total Misc. Expenses	911	504	1,585	1,038	2,021	3,378	1,184

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue-Rental	84,507	69,748	70,148	67,380	65,686	970,513
40010 Revenue-Rent Refunds/Proration	(1,457)	(2,951)	(3,105)	—	153	(20,018)

Total Rental Revenue	83,050	66,797	67,043	67,380	65,839	950,595

40110 Revenue-AL Level 1	4,580	2,615	2,250	2,525	2,375	39,093
40115 Revenue-AL Level 2	2,025	4,330	3,600	4,600	4,200	50,693
40120 Revenue-AL Level 3	1,500	1,575	2,250	1,600	400	22,230
40125 Revenue-AL Level 4	6,925	1,950	—	1,000	1,566	55,591
40130 Revenue-AL Level 5	2,350	—	5,225	5,540	4,800	45,440
40135 Revenue-AL Level 6	1,400	8,800	5,500	5,600	4,200	29,637
40140 Revenue-AL Level 7	6,954	4,035	4,239	4,542	4,570	36,468

Total AL Services Revenue	25,734	21,305	23,164	25,407	22,111	279,941

40515 Revenue-Other	775	300	225	(763)	525	5,180
40525 Revenue-Processing/App Fees	600	—	600	2,400	—	9,300

Total Other Revenue	1,375	300	825	1,607	525	14,480

40575 Rev-Process Fee Concessions	—	—	—	—	—	—
40015 Rev-Rent Concessions	(2,000)	(1,500)	(1,000)	(500)	(300)	(6,115)
40215 Rev-A/L Concessions	—	—	—	—	—	—

Total Concessions	(2,000)	(1,500)	(1,000)	(500)	(300)	(6,115)

Total Revenue	108,159	86,902	90,032	93,894	88,175	1,238,902

50005 Payroll Expense-Regular	38,278	32,141	35,379	36,740	36,022	420,964
50405 Payroll Expense-Overtime	1,723	2,896	1,241	400	431	16,675
50705 Payroll Expense-Doubletime	265	412	263	20	19	2,064
51005 Bonuses	(1,200)	(900)	(1,100)	(550)	(1,100)	3,188
51505 Vacation, Sick, Holiday	246	2,589	2,724	2,871	5,995	36,994
51805 Employee Recognition	—	—	—	5	—	696
52005 Payroll Taxes	3,402	3,342	3,467	3,190	3,324	45,857
52505 401K/401A	70	33	29	66	58	954
52805 Group Insurance	2,379	1,985	2,298	1,126	963	25,566
53005 Worker’s Comp Insurance	2,847	2,020	2,088	2,088	2,330	30,646

Total Payroll Expenses	48,011	44,518	46,389	45,955	48,042	583,605

53305 Outside Service-Medical	—	—	—	—	50	(29)
53505 Temporary Services	—	—	—	—	2	2
53550 Temporary Services-AL	—	—	—	—	—	—
54005 Payroll Service	105	105	235	217	258	1,658
55005 Outside Service Other	(22)	1,545	27	—	—	1,774

Total Purchase Services	82	1,650	262	217	320	3,405

Total Payroll Related	48,093	46,167	46,651	46,173	48,362	587,010

Total Payroll Related % Total Revenue	44%	53%	52%	49%	55%	47%
56505 Food	8,436	7,289	8,608	5,741	6,018	90,921
57005 Housekeeping	326	778	576	403	126	7,718
57505 Kitchen Supplies	1,386	1,069	613	683	545	11,503
58005 Assisted Living Supplies	560	1,511	364	143	289	3,592
59005 Laundry & Linen/Uniforms	805	767	1,046	825	630	9,552
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—
59505 Activities-Asst. Living	881	717	614	460	557	7,342
59510 Banquet Expense	300	300	300	336	(477)	1,359

Total Variable Expense	12,694	12,433	12,120	8,591	7,688	131,989

60005 Office Supplies	987	709	1,137	488	143	6,625

61015 Repairs-Electrical	—	—	—	—	—	—
61020 Repairs-Plumbing	176	—	—	176	—	785
61025 Repairs-Fire Systems	95	108	—	—	—	642
61030 Repairs-HVAC	—	1,350	—	28	(6)	2,839
61035 Repairs-Gen. Supplies	—	—	575	528	375	2,966
61040 Repairs-Equipment	251	1,192	—	—	15	2,066
61045 Repairs-Other Interior	341	(459)	—	422	674	4,184
61055 Repairs-Other Exterior	—	19	—	—	—	19
61100 Loss on Early Retirement Asset	—	—	—	—	—	—

Total Repair & Maintenance	863	2,209	575	1,154	1,058	13,522

61505 Contracts-Elevator	142	142	142	142	142	1,777
61510 Contracts-Floor Maint	450	450	450	450	450	5,400
61515 Contracts-Alarm/Fire	82	135	90	95	135	1,466
61520 Contracts-HVAC	273	—	305	—	(100)	942
61525 Contracts-Pest Control	233	233	233	233	233	2,796
61535 Contracts-Other	(140)	489	724	174	402	2,001

Total Service Contracts	1,019	1,448	1,944	1,094	1,262	14,381

62005 Land Maintenance	465	465	465	465	1,425	7,465

Total Land Maintenance	465	465	465	465	1,425	7,465

62505 Rental/Lease-Cable	48	48	48	48	79	614
62510 Rental/Lease-Security	—	183	—	—	183	608
62535 Rental/Lease-Equipment	223	407	588	576	130	4,097
62540 Rental/Lease-Auto	1,100	1,100	1,100	1,100	1,100	13,199
62555 Rental/Lease-Other	—	—	—	—	(8)	206

Total Rental and Leases	1,371	1,738	1,736	1,724	1,484	18,723

63010 Utilities-Electricity	9,965	7,674	3,303	5,025	5,468	63,663
63015 Utilities-Water	527	538	668	511	361	5,671
63020 Utilities-Gas	221	201	191	221	292	4,731
63025 Utilities-Telephone	881	1,620	483	642	586	10,853
63030 Utilities- Trash	511	372	368	313	329	3,774

Total Utilities	12,105	10,404	5,012	6,712	7,036	88,692

63505 Marketing and Advertising	733	730	319	189	536	5,964
63510 Printed Materials	1,322	1,203	2,903	204	456	9,342
63515 Special Events	208	1,568	2,372	362	755	8,308
63520 Yellow Pages	(3,366)	211	211	555	496	1,685
63525 Newspaper and Magazine	709	—	1,040	254	774	5,155
63530 Advertising	—	—	32	32	27	605
64005 Referral Fees-Residents	765	—	—	675	108	1,846

Total Marketing and Advertising	371	3,712	6,875	2,271	3,151	32,903

64505 Computer/Peripherals/Software	—	—	—	—	—	—
65005 Gas	297	442	198	—	194	2,156
65010 Auto Service and Repair	86	—	—	—	141	493
65015 Other Automobile	—	—	—	—	6	33
65505 Travel & Lodging	—	—	—	—	—	—
66005 Mileage	491	—	—	78	148	1,222
66505 Meals & Entertainment	83	—	—	—	44	316
67005 License and Fingerprints	980	897	1,134	713	1,649	10,176
68005 Dues and Subscriptions	51	340	12	12	211	1,561
68505 Seminars and Training	143	417	365	—	62	2,300
69005 Employee Recruiting	450	328	305	1,368	—	2,451
69505 Other	79	51	5	—	292	2,241
69605 Discounts Lost	11	1	6	10	5	212
69610 Discounts Taken	(67)	(20)	(44)	(35)	(14)	(571)
69625 Sales & Use Tax Due	—	—	—	—	—	9

Total Misc. Expenses	2,603	2,454	1,981	2,145	3,737	22,600

PII - ITEM A-5

Database: Cube: Page:	POLAPSVR Financial Data Year Version Community Department Month GLAccount	2001 AA Covine Villa Total Department Along Columns Along Rows

OLAPTable	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

Total Operating Expense	74,921	69,808	80,093	82,800	70,790	81,020	78,509	80,571	81,741	78,495	70,816	74,345	923,910

Gross Margin	43,966	44,821	37,513	29,059	33,285	21,693	23,462	27,588	5,161	11,537	23,078	13,830	314,992

Gross Margin Percent	37%	39%	32%	26%	32%	21%	23%	26%	6%	13%	25%	16%	25%
69705 Casualty Loss	—	—	—	—	—	—	—	—	—	—	—	—	—
69805 Bad Debt Expense	1	1	—	2,700	2,700	—	—	—	—	—	—	—	5,402
70005 Corporate Allocation	—	—	—	—	—	—	—	—	—	—	—	—	—
72305 Property Taxes	2,668	10,496	6,582	6,582	6,582	6,582	6,187	6,187	6,187	6,187	6,187	6,187	76,612
72405 Insurance-Liability & Hazard	1,103	1,202	1,202	1,861	1,861	1,784	1,861	1,861	1,861	1,861	1,861	1,861	20,183

Total Other Fees	3,772	11,699	7,784	11,143	11,144	8,366	8,048	8,048	8,048	8,048	8,048	8,048	102,197

72505 Accounting	596	320	458	458	486	486	549	549	549	549	949	2,984	8,935
73005 Legal	395	472	510	426	471	355	451	1,443	389	1,231	378	373	6,895
73510 Donations & Contributions	—	—	—	—	—	—	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	157	—	—	—	—	—	250	—	—	—	407
74015 Professional Fees - Other	—	—	—	—	—	—	28	—	—	—	—	—	28
75005 Property Management Fees	5,944	5,731	5,880	5,593	5,204	5,136	5,099	5,408	4,345	4,502	4,695	4,264	61,800
75105 Partnership Admin Fees	2,366	1,736	1,762	(358)	545	(2,839)	(741)	(60)	(2,073)	(338)	—	—	(0)
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—	—	5	34	105	158	—	303
75515 Licenses & Fees Legal	—	—	—	—	—	—	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—	20	2,366	—	—	—	—	2,386
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Professional Fees	9,302	8,260	8,767	6,119	6,706	3,137	5,406	9,711	3,494	6,049	6,180	7,621	80,753

EBITDAR	30,892	24,862	20,961	11,796	15,436	10,190	10,007	9,829	(6,381)	(2,560)	8,850	(1,840)	132,042

EBITDAR Percent	26%	22%	18%	11%	15%	10%	10%	9%	-7%	-3%	9%	-2%	11%
77005 Operating Lease	9,595	9,595	10,171	9,595	10,746	11,195	10,617	8,314	10,619	10,618	10,618	10,618	122,301

Total Leases	9,595	9,595	10,171	9,595	10,746	11,195	10,617	8,314	10,619	10,618	10,618	10,618	122,301

EBTDA	21,297	15,267	10,790	2,201	4,690	(1,005)	(610)	1,514	(17,000)	(13,178)	(1,768)	(12,458)	9,741

EBTDA Percent	18%	13%	9%	2%	5%	-1%	-1%	1%	-20%	-15%	-2%	-14%	1%
77505 Depreciation	9,415	9,627	9,627	9,627	9,646	9,649	9,394	9,404	9,411	9,442	9,462	9,712	114,417
78005 Amortization	—	—	—	—	—	—	—	—	—	—	—	—	—
78015 Amortization - Start Up	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Depreciation & Amortization	9,415	9,627	9,627	9,627	9,648	9,649	9,394	9,404	9,411	9,442	9,462	9,712	114,417

Net Income (Loss)	11,853	5,641	1,164	(7,425)	(4,958)	(10,654)	(10,004)	(7,890)	(26,411)	(22,620)	(11,231)	(22,169)	(104,675)

PII - ITEM A-5

Database: Cube: Page:	POLAPSVR Financial Data Year Version Community Department Month GL Account	2000 AAA COVINA VILLA Total Departments Along Columns Along Rows

OLAPTable	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

4005 Revenue-Rental	80,034	83,197	90,341	90,777	85,909	94,818	99,389	98,613	102,149	88,899	98,458	90,583	1,103,166

40010 Revenue-Rent Refunds/Proration	(285)	(1,175)	—	—	(374)	—	—	(3,123)	—	—	(862)	(415)	(6,234)

Total Rental Revenue	79,749	82,022	90,341	90,777	85,535	94,818	99,389	95,490	102,149	88,899	97,596	90,168	1,096,932

40110 Revenue-AL Level 1	4,006	2,625	3,000	3,000	3,000	3,375	3,750	4,737	3,375	3,375	1,858	2,810	38,911
40115 Revenue-AL Level 2	1,608	5,789	4,600	3,872	3,450	3,594	2,875	5,175	4,600	5,252	5,375	4,225	50,415
40120 Revenue-AL Level 3	4,650	5,425	3,100	3,233	3,100	4,825	4,306	3,300	3,875	3,100	3,105	3,025	45,044
40125 Revenue-AL Level 4	4,653	1,750	4,875	8,775	8,775	6,825	7,367	5,850	8,701	8,528	6,625	7,600	80,324
40130 Revenue-AL Level 5	1,175	4,543	2,350	2,350	2,350	3,525	5,875	3,525	3,525	2,550	7,050	6,228	45,046
40135 Revenue-AL Level 6	2,142	2,750	2,750	2,750	4,068	2,750	2,750	2,750	4,165	3,652	1,415	1,415	33,357
40140 Revenue-AL Level 7	1,415	1,415	1,415	1,415	2,880	4,144	4,295	2,830	1,415	1,415	1,415	1,415	25,469

Total AL Services Revenue	19,649	24,297	22,090	25,395	27,623	29,038	31,218	28,167	29,656	27,872	26,843	26,718	318,566

40515 Revenue-Other	421	60	145	85	218	85	355	75	250	50	150	479	2,372
40525 Revenue- Processing/App Fees	400	600	3,000	1,200	600	3,000	1,800	1,800	1,800	3,000	2,400	1,200	20,800

Total Other Revenue	821	660	3,145	1,285	818	3,085	2,155	1,875	2,050	3,050	2,550	1,679	23,172

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	(500)	—	—	(10)	—	—	—	—	—	(213)	—	—	(723)
40215 Rev-A/L Concessions	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Concessions	(500)	—	—	(10)	—	—	—	—	—	(213)	—	—	(723)

Total Revenue	99,719	106,979	115,576	117,447	113,976	126,941	132,762	125,532	133,855	119,608	126,989	118,565	1,437,947

50005 Payroll Expense-Regular	32,008	32,613	35,267	35,483	37,141	37,265	33,713	33,543	33,391	38,046	35,856	36,588	420,915
50405 Payroll Expense-Overtime	2,143	643	228	213	198	193	1,177	1,001	630	396	498	1,332	8,652
50705 Payroll Expense-Doubletime	233	187	—	—	65	78	152	—	23	178	80	142	1,138
51005 Bonuses	1,099	1,190	748	875	800	1,350	950	3,000	2,350	2,550	2,350	1,150	18,411
51505 Vacation Sick, Holiday	4,228	6,930	(499)	2,601	1,121	1,971	4,310	3,110	3,467	3,296	2,845	459	33,840
51805 Employee Recognition	—	—	—	—	—	—	—	—	—	—	—	—	—
52005 Payroll Taxes	4,483	4,223	3,758	3,955	3,691	3,805	3,691	2,086	3,024	3,703	3,194	3,517	43,131
52505 401K/401A	9	103	144	187	99	145	121	84	101	75	99	169	1,336
52805 Group Insurance	1,403	1,911	2,982	1,965	2,330	2,300	2,667	449	3,304	2,698	3,144	2,760	27,913
53005 Worker’s Comp Insurance	1,210	1,210	1,502	2,772	2,511	2,967	2,805	2,749	2,790	2,939	2,785	2,765	29,003

Total Payroll Expenses	46,815	49,009	44,130	48,052	47,955	50,073	49,588	46,023	49,080	53,881	50,850	48,882	584,337

53305 Outside Service-Medical	159	214	99	642	134	372	312	—	—	—	—	—	1,932
53505 Temporary Services	—	—	—	—	—	—	—	—	—	—	—	—	—
53510 Temporary Services-AL	—	—	—	—	—	—	—	—	—	—	—	—	—
54005 Payroll Services	—	366	187	112	112	120	125	108	105	109	117	104	1,565
55005 Outside Service Other	—	14	3	—	—	—	—	122	—	—	—	33	172

Total Purchase Services	159	594	289	754	246	492	437	230	105	109	117	137	3,669

Total Payroll Related	46,974	49,604	44,419	48,805	48,201	50,565	50,025	46,253	49,186	53,990	50,967	49,019	588,006
Total Payroll Related % Total Revenue	47%	46%	38%	42%	42%	40%	38%	37%	37%	45%	40%	41%	41%
56505 Food	5,004	8,274	12,178	4,160	7,180	11,355	6,724	6,343	7,599	6,927	7,177	8,603	91,524
57005 Housekeeping	463	741	1,279	354	780	1,924	1,188	972	827	689	484	1,329	11,029
57505 Kitchen Supplies	491	339	2,024	342	651	2,583	821	668	975	427	2,539	1,343	13,201
58005 Assisted Living Supplies	55	190	337	52	—	—	146	264	139	569	636	77	2,466
59005 Laundry & Linen/Uniforms	545	1,480	1,121	574	955	1,488	693	1,084	780	565	991	1,015	11,290
59010 Laund/Lin/Unif Kitchen	—	—	—	—	—	—	—	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—	—	—	—	—	—	—	—
59505 Activities-Asst Lving	59	609	335	742	699	474	851	968	963	1,004	942	919	8,565
59510 Banquet Expense	83	605	300	300	300	300	300	300	300	300	300	1,367	4,756

Total Variable Expense	6,699	12,238	17,575	6,524	10,564	18,124	10,722	10,600	11,583	10,480	13,068	14,653	142,831

60005 Office Supplies	7	450	321	442	130	359	443	57	266	164	54	426	3,119

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[Table continues from previous page]

OLAPTable	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

61005 Repairs and Maint - Building	—	—	—	—	—	—	—	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—	—	—	—	—	—	—	—
61015 Repairs - Electrical	—	—	163	240	—	—	—	95	(95)	—	—	39	441
61020 Repairs - Plumbing	423	98	49	—	88	352	270	—	—	—	35	—	1,313
61025 Repairs - Fire Systems	—	—	—	—	90	—	—	—	—	—	239	41	370
61030 Repairs - HVAC	543	64	950	650	—	—	270	200	190	560	360	6	3,793
61035 Repairs - Gen. Supplies	384	(76)	474	558	587	464	367	365	601	436	671	6	4,839
61040 Repairs - Equipment	37	60	246	400	—	554	110	—	100	35	—	1,461	3,002
61045 Repairs - Other Interior	1,550	(1,151)	295	—	302	488	226	—	136	705	43	520	3,115
61055 Repairs - Other Exterior	—	14	200	—	68	226	(226)	—	—	—	180	(180)	282
61100 Loss on Early Retirement Asset	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Repair & Maintenance	2,936	(992)	2,376	1,848	1,135	2,085	1,017	660	932	1,735	1,528	1,894	17,155

61505 Contracts - Elevator	131	997	131	131	131	131	136	136	136	136	136	136	2,469
61510 Contracts - Floor Maint	450	—	900	450	300	300	150	900	450	450	450	450	5,250
61515 Contracts - Alarm/Fire	250	232	165	124	199	62	62	—	95	152	62	62	1,465
61520 Contracts - HVAC	—	100	—	—	—	—	540	—	—	—	—	—	640
61525 Contracts - Pest Control	—	233	466	233	333	708	233	233	233	233	233	233	3,371
61535 Contracts - Other	(356)	141	522	—	—	165	—	165	—	495	492	(49)	1,574

Total Service Contracts	475	1,703	2,184	938	963	1,366	1,122	1,434	914	1,466	1,373	833	14,769

62005 Land Maintenance	483	1,116	465	745	447	525	465	524	465	465	465	645	6,810
Total Land Maintenance	483	1,116	465	745	447	525	465	524	465	465	465	645	6,810

62505 Rental/Lease - Cable	98	(125)	48	—	51	51	48	(3)	48	48	56	48	367
62510 Rental/Lease - Security	—	—	—	—	—	—	—	—	174	—	—	174	348
62535 Rental/Lease - Equipment	—	1,394	349	394	401	198	154	172	12	253	235	330	3,891
62540 Rental/Lease - Auto	—	—	2,455	—	2,200	1,100	1,100	1,100	1,100	1,100	1,100	1,100	12,354
62555 Rental/Lease - Other	8	136	157	1	179	—	60	59	60	(119)	—	—	540

Total Rental and Leases	106	1,406	3,009	395	2,830	1,348	1,361	1,328	1,393	1,282	1,391	1,652	17,500

63010 Utilities - Electricity	4,259	2,542	3,806	2,978	3,458	5,843	4,725	6,334	5,596	3,960	3,938	3,632	51,070
63015 Utilities - Water	555	1,070	452	583	434	582	575	552	899	22	472	516	6,713
63020 Utilities - Gas	40	457	399	376	385	548	388	358	320	476	498	624	4,870
63025 Utilities - Telephone	799	1,172	(315)	1,012	845	834	1,205	942	932	1,363	550	816	10,153
63030 Utilities - Trash	294	362	582	(225)	312	450	232	275	282	278	284	278	3,403

Total Utilities	5,946	5,603	4,925	4,724	5,434	8,257	7,125	8,460	8,029	6,098	5,741	5,866	76,210

63505 Marketing and Advertising	359	836	391	968	180	839	5,446	342	671	683	243	629	11,586
63510 Printed Materials	483	220	—	219	95	51	—	—	19	295	—	61	1,443
63515 Special Events	—	417	156	332	3,172	384	325	576	1,722	1,414	45	800	9,345
63520 Yellow Pages	—	—	—	—	—	—	—	—	138	—	—	2,937	3,075
63525 Newspaper and Magazine	—	—	—	—	—	—	—	—	353	310	32	137	831
63530 Advertising	—	—	—	—	—	—	—	—	—	—	—	—
64005 Referral Fees -Residents	800	1,235	—	—	—	—	—	—	750	—	—	—	2,785

Total Marketing and Advertising	1,642	2,708	548	1,520	3,448	1,274	5,771	918	3,652	2,702	319	4,565	29,064

64505 Computers/Peripherals/Software	—	—	—	—	—	—	—	—	—	—	—	—	—
65005 Gas	33	148	188	68	—	160	191	125	25	121	221	21	1,300
65010 Auto Service And Repair	357	251	85	—	63	—	—	—	415	—	1,436	356	2,963
65015 Other Automobile	—	—	—	—	—	—	—	—	—	—	—	—	—
65505 Travel & Lodging	—	—	51	—	—	19	—	—	—	—	9	40	119
66005 Mileage	326	88	260	123	209	173	—	29	25	—	—	50	1,283
66505 Meals & Equipment	—	—	—	31	66	331	—	—	—	—	69	—	497
67005 License and Fingerprints	63	867	228	418	113	990	40	492	208	147	916	348	4,827
68005 Dues and Subscriptions	—	320	63	—	48	525	292	—	199	222	—	—	1,670
68505 Seminars and Training	35	289	73	—	—	30	62	168	—	163	116	546	1,480
69005 Employee Recruiting	—	428	—	88	—	248	—	26	26	26	—	—	842
69505 Other	42	(45)	132	360	139	21	50	—	—	(56)	—	36	680
69605 Discounts Lost	—	—	—	—	—	—	—	—	—	—	—	—	—
69610 Discounts Taken	(16)	(54)	(109)	(81)	(62)	(61)	(54)	(29)	(44)	(37)	(24)	(94)	(664)

PII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2000
	Version	AA
	Community	COVINA VILLA
	Department	Total Departments
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable
	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

69525 Sales & Use Tax Due	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Misc. Expenses	840	2,292	970	1,007	577	2,437	581	811	855	585	2,742	1,302	14,998

Total Operating Expense	66,108	76,127	76,791	66,948	73,728	86,338	78,634	71,045	77,275	78,968	77,647	80,853	910,462

Gross Margin	33,611	30,852	38,784	50,499	40,248	40,603	54,128	54,487	56,580	40,640	49,342	37,711	527,485

Gross Margin Percent	34%	29%	34%	43%	35%	32%	41%	43%	42%	34%	39%	32%	37%
69705 Casualty Loss	—	—	—	—	—	—	—	—	—	—	—	—	—
69805 Bad Debt Expense	(6,111)	(800)	(690)	(349)	—	—	—	—	5,052	(5,054)	—	—	(7,952)
70005 Corporate Allocation	—	—	—	—	—	—	—	—	—	—	—	—	—
72305 Property Taxes	2,120	6,169	1,107	1,107	1,107	1,107	2,120	2,120	2,120	2,515	2,515	2,515	26,623
72405 Insurance - Liability & Hazard	796	796	796	1,096	1,096	1,103	1,103	1,103	1,103	1,103	1,103	1,103	12,298

Total Other Fees	(3,195)	6,165	1,213	1,854	2,203	2,210	3,223	3,223	8,275	(1,436)	3,618	3,618	30,970

72505 Accounting	417	417	417	417	417	346	346	346	473	346	346	1,661	5,946
73005 Legal	474	340	1,083	418	409	675	398	414	491	410	348	353	5,813
73510 Donations & Contributions	—	—	—	—	—	—	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	—	—	—	—	—	—	—	—	—	—	—
74015 Professional Fees - Other	—	—	—	—	—	—	—	—	—	—	—	—	—
75005 Property Management Fees	4,966	5,346	5,801	5,872	5,699	6,347	6,638	6,277	6,693	5,980	6,349	5,928	71,897
75105 Partnership Admin Fees	—	—	—	8,313	2,215	2,143	3,393	3,655	2,914	2,586	2,897	1,656	29,772
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—	—	—	—	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—	—	—	—	—	—	—	—
75505 Bank Charges	—	1	—	—	—	—	—	—	—	—	—	—	1
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Professional Fees	5,857	6,104	7,301	15,020	8,739	9,511	10,774	10,691	10,571	9,322	9,941	9,598	113,429

EBITDAR	30,950	18,584	30,270	33,624	29,305	28,882	40,131	40,574	37,734	32,755	35,783	24,495	383,087

EBITDAR Percent	31%	17%	26%	29%	26%	23%	30%	32%	28%	27%	28%	21%	27%
77005 Operating Lease	9,595	9,595	9,595	9,595	9,595	9,595	9,595	9,595	9,595	9,595	9,595	9,595	115,140

Total Leases	9,595	9,595	9,595	9,595	9,595	9,595	9,595	9,595	9,595	9,595	9,595	9,595	115,140

80005 Interest Income	—	—	—	—	—	—	—	—	—	—	—	—	—
80505 Other Non- Operating Income	—	—	—	—	—	—	—	—	—	—	—	—	—
87010 Extraordinary Items - Net Tax	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	—	—	—	—	—	—	—	—	—	—	—	—	—

83005 Interest Expense	—	—	—	—	—	—	—	—	—	—	—	—	—
83025 Int Exp MIP	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Interest Expense	—	—	—	—	—	—	—	—	—	—	—	—	—

EBTDA	21,355	8,989	20,675	24,029	19,710	19,287	30,536	30,979	28,139	23,160	26,188	14,900	267,947

EBTDA Percent	21%	8%	18%	20%	17%	15%	23%	25%	21%	19%	21%	13%	19%
77505 Depreciation	9,022	9,077	9,137	9,128	9,128	9,251	9,220	9,413	9,385	9,412	9,436	9,447	111,056
78005 Amortization	—	—	—	—	—	—	—	—	—	—	—	—	—
78015 Amortization - Start Up	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Depreciation & Amortization	9,022	9,077	9,137	9,128	9,128	9,251	9,220	9,413	9,385	9,412	9,436	9,447	111,056

Net Income (Loss)	12,332	(88)	11,539	14,901	10,582	10,035	21,317	21,565	18,754	13,748	16,752	5,453	156,891

STATUS CHECKS

12	Requires status checks each shift due to recent hospitalization, illness, history of falls, medication changes, etc.

24	Requires status checks twice each shift due to recent hospitalization, illness, history of falls, medication change, etc.

49	Requires status checks every two hours due to recent hospitalization, illness, history of falls, medication change, etc.

97	Requires status checks every hour due to recent hospitalization, illness, history of falls, medication change, etc.

OUTSIDE SERVICE MONITORING

1	Requires monitoring of outside service agency.

2	Medical condition requires that a licensing exception be filed and routine follow-up completed.

3	Requires stand-by monitoring of outside service employees while outside services are being provided.

REQUESTED TRAY SERVICE

20	Requires meal tray service once per day.

HOSPICE TRAY SERVICE

61	Requires meal tray service up to 3x per day.

POINTS ARE TOTALED TO DETERMINE LEVEL OF CARE
FOR ASSISTED LIVING SERVICES

TOTAL POINTS	LEVEL	MONTHLY POINT FEE

1—5	LEVEL A	$225
6—44	LEVEL 1	$425
45—69	LEVEL 2	$625
70—94	LEVEL 3	$825
95—119	LEVEL 4	$1,025
120—149	LEVEL 5	$1,225
150—184	LEVEL 6	$1,425
185+	LEVEL 7	$1,425 + $5/ POINT

As Needed: Fee-For-Service Escort Out Of Community $40 per hour
Escort to appointments outside of Community (ex: physician, dentist, podiatrist)

Southern California	6	6/1/03

ADDENDUM E: Comparable Land Sale Data Sheets

Land Sales 1

Property Identification
Location	1803-1837 W. Badillo St.
Address	West Covina, CA 91790
Parcel No or Legal Description	8437-024-001,012-014
Document Number	1524043

Sale Data
Buyer	D.C. Corporation
Seller	Omidvar Family 3 LP
Sale Date	5/29/03
Property Rights	Fee Simple
Financing	Cash to Seller
Conditions of Sale	None
Sale Price	$3,150,000
Zoning	CN

Physical Data
Land Size
Square Feet	130,079
Acre(s)	2.99
Shape	Irregular
Topography	Level

Indicators
Sale Price/SF	$24.22
Sale Price/Acre	$1,054,851

Intended Use:	This site is an irregularly shaped
parcel that is located approximately
one mile south of the subject.

Land Sale 2

Property Identification
Location	143 N. Barranca Street
Address	West Covina, CA 91791
Parcel No or Legal Description	8451-012-020,024
Document Number	1818181

Sale Data
Buyer	Barranca I LLC
Seller	Ms. Yolanda Biewers (et al)
Sale Date	6/25/03
Property Rights	Fee Simple
Financing	Cash to Seller
Conditions of Sale	None
Sale Price	$630,000
Zoning	CR

Physical Data
Land Size
Square Feet	23,420
Acre(s)	0.54
Shape	Irregular
Topography	Level

Indicators
Sale Price/SF	$26.90
Sale Price/Acre	$1,171,768

Intended Use:	This site is a rectangular shaped
parcel that is located approximately
six miles southeast of the subject.

Land Sale 3

Property Identification
Location	3123 Baldwin Park Blvd.
Address	Baldwin Park, CA 91706
Parcel No or Legal Description	8551-020-061 thru 064
Document Number	1337577

Sale Data
Buyer	M & A Gabaee LP
Seller	Lin Revocable Living Trust
Sale Date	6/25/03
Property Rights	Fee Simple
Financing	Cash to Seller
Conditions of Sale	None
Sale Price	$950,000
Zoning	CM

Physical Data
Land Size
Square Feet	46,580
Acre(s)	1.07
Shape	Regular
Topography	Level

Indicators
Sale Price/SF	S20.40
Sale Price/Acre	$888,407

Intended Use:	This site is a rectangular shaped
parcel that is located approximately
four miles southwest of the subject.

Land Sale 4

Property Identification
Location	611 S. Citrus Avenue
Address	Covina, CA 91723
Parcel No or Legal Description	8453-001-001,003
Document Number	214038

Sale Data
Buyer	The Anenberg Family Trust
Seller	University of La Verne
Sale Date	1/29/02
Property Rights	Fee Simple
Financing	Cash to Seller
Conditions of Sale	None
Sale Price	$636,000
Zoning	C3A

Physical Data
Land Size
Square Feet	27,400
Acre(s)	0.63
Shape	Regular
Topography	Level

Indicators
Sale Price/SF	S23.21
Sale Price/Acre	$1,011, 101

Intended Use:	This site is a rectangular shaped
parcel that is located approximately
six miles southeast of the subject.

ADDENDUM F: Comparable Improved Sale Data Sheets

Improved Comparable 1

Property Name: Carmel Village Property Type: Senior Housing Property Subtype: Assisted Living	17077 San Mateo Street Fountain Valley, CA 92708 County: Orange

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	117,666
Est. Net Building Area:	117,666

Year Built:	1986
Quality:	Good
Condition:	Average
Buildings:	3
Stories:	3

Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple

Sale Date:	01/15/2003

Sale Price

Reported Price:	$23,125,000
Cash Equivalent:	$23,125,000

Adj. Sale Price:	$23,125,000
$ Per SqFt:	$196.53
$ Per Unit:	$122,354

Cap Rate:	11.14%
EGIM:	4.24

OCCUPANCY

Occupancy at Sale:	97.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$5,450,000

Effective Gross	$5,450,000
Operating Expenses:	$2,875,000	0.53%
Net Operating Income:	$2,575,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	139,828	3.21
Net Usable Area:	139,828	3.21

Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	94
Number of IL Units:	95
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	189
Average Unit Size:	623
No. of Licensed Beds:	200

Subsidized:	No

VERIFICATION

Grantor: Carmel Village Retirement Residence, Inc.
Grantee: 625 Management Company LLC
Verification Contact:
   Michelle Butts, 714.962.6667

REMARKS

This facility is licensed for 200 beds, but is operated at 189 units. Approximately one-half of the units are for independent living with the other half for assisted living. Assisted living residents pay from $350 to $1,400 per month in additional care fees. It was reported that over 70 percent of the residents are paying first level charges ($350 per month). It was reported that several of the buyer’s parties were stockholders of the selling entity, however, this was reported to be an arm’s length sale.

Improved Comparable 2

Property Name: Emerald Hills Property Type: Senior Housing Property Subtype: Assisted Living	11550 Education Street Auburn, CA County: Placer

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	61,677
Est. Net Building Area:	61,677
Exterior Walls:	Wood siding
Year Built:	1999
Quality:	Average
Condition:	Average
Buildings:	1
Stories:	3

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	09/06/2002

Sale Price

Reported Price:	$8,800,000
Cash Equivalent:	$8,800,000

Adj. Sale Price:	$8,800,000
$ Per SqFt:	$142.68
$ Per Unit:	$98,876
$ Per Eff Bed:	$94,624
Cap Rate:	11.00%
EGIM:	4.00

OCCUPANCY

Occupancy at Sale:	100.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,475,000

Effective Gross	$2,475,000
Operating Expenses:	$1,490,000	0.60%
Net Operating Income:	$985,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	108,900	2.50
Net Usable Area:	108,900	2.50

Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	53
Number of IL Units:	20
Number of Cottage Units:	0
Number of ALZ Units:	16
Total Number of Units:	89
Average Unit Size:	693
No. of Licensed Beds:	97
No. of Effective Beds:	93

Subsidized:	No

Amenities:
Common areas, dining room

VERIFICATION

Grantor: ALCO IV, LLC
Grantee: Healthcare Property Investors, Inc.
Verification Contact:
   Seller

REMARKS

This property is located 60 miles east of Sacramento in Auburn. Facility offers studio alcove units (346 - 568 SF), one-bedroom units (483 SF) and two-bedroom units (728 SF). This was a sale lease-back transaction where the buyer will lease the facility to Emeritus for 15 years with a 10-year option. Emeritus has managed the facility since it was completed. The lease rate is based on 11.50 percent of the purchase price with 3.0 percent annual escalations. Expense amount shown includes a 5.0 percent management fee and reserves allowance.

Improved Comparable 3

Property Name: Woodmark at Summit Property Type: Senior Housing Property Subtype: Assisted Living	5165 Summit Ridge Court Reno NV 89523 County: Washoe Parcels and/or Legal: 66563

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	77,445
Est. Net Building Area:	77,445
Exterior Walls:	Stucco
Year Built:	1998
Quality:	Good
Condition:	Good
Buildings:	1
Stories:	3

Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	02/21/2002

Sale Price

Reported Price:	$9,500,000
Cash Equivalent:	$8,500,000
Capital Costs:	$1,000,000
Adj. Sale Price:	$9,500,000
$ Per SqFt:	$122.67
$ Per Unit:	$103,261

Cap Rate	12.63%
EGIM:	3.00

OCCUPANCY

Occupancy at Sale:	60.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$3,300,000

Effective Gross	$3,300,000
Operating Expenses:	$2,100,000	0.64%
Net Operating Income:	$1,200,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	182,299	4.19
Net Usable Area:	182,299	4.19

Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	92
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	92
Average Unit Size:	842

Subsidized:	No

VERIFICATION

Recording Reference: 11662-0240
Grantor: Woodmark At Summit Ridge LLC
Grantee: Emeritus
Verification Contact:
   Buyer

REMARKS

Sale is an assisted living facility located in the northwest part of Reno, Nevada. The improvements are of good quality construction. Original developer was unable to attain stablized operation. Buyer is an experienced operator.

Improved Comparable 4

Property Name: Mapleridge of Laguna Property Type: Senior Housing Property Subtype: Assisted Living	6727 Laguna Park Drive Elk Grove, CA County: Sacramento

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	50,476
Est. Net Building Area:	50,476
Exterior Walls:	Wood siding
Year Built:	1999
Quality:	Good
Condition:	Good
Buildings:	1
Stories:	2

Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	01/24/2002

Sale Price

Reported Price:	$8,055,600
Cash Equivalent:	$8,055,600

Adj. Sale Price:	$8,055,600
$ Per SqFt:	$159.59
$ Per Unit:	$95,900

Cap Rate:	10.55%
EGIM:	3.16

OCCUPANCY

Occupancy at Sale:	76.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,550,000

Effective Gross	$2,550,000
Operating Expenses:	$1,700,000	0.67%
Net Operating Income:	$850,000

SITE ATTRIBUTES

	SqFt	Acres
Total Land Area:	186,437	4.28
Net Usable Area:	186,437	4.28

Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	84
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	84
Average Unit Size:	601

Subsidized:	No

VERIFICATION

Grantor: Marriott Senior Living Services
Grantee: CNL Retirement Properties
Verification Contact:
    Buyer, CNL

REMARKS

This is a newer assisted living facility located in the south part of the Sacramento MSA in Elk Grove. Property was part of a five-facility joint venture transaction between CNL and Marriott. Marriott was to continue operating the property. Facility was in lease-up at time of sale. Income and expense data based on stabilized operating conditions.

Improved Comparable 5

Property Name: Atria Redding Property Type: Senior Housing Property Subtype: Assisted Living	101 Quartz Hill Road Redding, CA 96003 County: Shasta Parcels and/or Legal: 112-090-18-00

IMPROVEMENTS

Est. Gross Building Area:	44,328
Est. Net Building Area:	44,328

Year Built:	1997
Quality:	Poor
Condition:	Good

Stories:	2

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	07/01/2001

Sale Price

Reported Price:	$5,000,000
Cash Equivalent:	$5,000,000

Adj. Sale Price:	$5,000,000
$ Per SqFt:	$112.80
$ Per Unit:	$83,333

Cap Rate:	12.50%
EGIM:	3.00

OCCUPANCY

Occupancy at Sale:	95.00%

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$1,950,000

Effective Gross	$1,950,000
Operating Expenses:	$1,325,000	0.68%
Net Operating Income:	$625,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	133,294	3.06
Net Usable Area:	133,294	3.06

Percent Usable:	100%

SENIOR HOUSING INFO

Number of AL Units:	60

Total Number of Units:	60
Average Unit Size:	739

VERIFICATION

Recording Reference: N/A
Grantor: Atria Communities
Grantee: AMI Senior Living

REMARKS

This is the sale of a smaller assisted living facility located in northern California in Redding. The improvements are of above average quality construction. There are a total of 60 living units, consisting of 36 studio units, 20 one-bedroom units and four two-bedroom units. The property was not actively marketed and was purchased by a local senior housing provider. The income and expense data based on actuals at time of sale. The seller was motivated to sell and the price paid is considered below actual market value.

Improved Comparable 6

Property Name: Aegis of Napa Property Type: Senior Housing Property Subtype: Assisted Living	2100 Redwood Road Napa, CA 94558 County: Napa Parcels and/or Legal: 007-321-009

IMPROVEMENTS

Class:	A
Est. Gross Building Area:	34,030
Est. Net Building Area:	34,030
Exterior Walls:	Composite siding
Year Built:	1999
Quality:	Good
Condition:	Good

Parking Spaces:	15
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple

Sale Date:	06/01/2001

Sale Price

Reported Price:	$7,200,000
Cash Equivalent:	$7,200,000

Adj. Sale Price:	$7,200,000
$ Per SqFt:	$211.58
$ Per Unit:	$167,442
$ Per Eff Bed:	$150,000
Cap Rate:	10.76%
EGIM:	3.43

OCCUPANCY

Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,100,000

Effective Gross	$2,100,000
Operating Expenses:	$1,325,000	63.10%
Net Operating Income:	$775,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	48,590	1.12
Net Usable Area:	48,590	1.12

Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	34
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	9
Total Number of Units:	43
Average Unit Size:	791
No. of Licensed Beds:	48
No. of Effective Beds:	48

Subsidized:	No

VERIFICATION

Grantor: Aegis Assisted Living Properties LLC
Grantee: Francis & Shannon Connelly
Verification Contact:
   Jeff Owen, Aegis Assisted Living

REMARKS

This is a smaller assisted living facility located in Napa. Contains 34 assisted living units and nine dementia units. Unit mix includes 20 studio units with 386 SF, 5 companion suites with 640 SF and 18 One-bedroom units with 640 SF. Facility opened in 9/1999 and achieved stabilized occupancy in 13 months. Aegis will continue to manage the property. Income and expense data based on actuals at time of sale.

ADDENDUM G: Lease

COVINA VILLA

Lessor:	LEEDS AND STRAUSS ENTERPRISES, a joint venture

Lessee:	KATHERINE CRAKE

Date of Lease:	, 1977

Commencement Date:	July 1, 1977

Term:	60 years, ending on June 30, 2037

Options to Renew:	None

Rent:	Annual base rent of $42,000, paid in advance in monthly installments, adjusted as follows:
every 4 years, a CPI adjustment is made, using the average of the monthly Index figures for October - December, 1976 as the base. The adjusted rent calculation is as follows: subtract 58.27 from the monthly index; divide that number by 58.27; multiply that quotient by $42,000; and add $42,000. If the sum is more than 25% higher than the base rent currently in effect, the adjusted rent is equal to 125% of the current base rent. For the last year of the lease, the rent shall be equal to the annual base rent then in effect PLUS $10,000.

Percentage rent of 6% of the gross income from the facility, after deducting the base rent, payable within 30 days of the end of the lease year, together with a statement certified by the CFO.

Late Charge of 6% of any payment then due if not paid within 10 days of the due date.

Property taxes to be paid by Lessee (excluding, among other things, taxes upon any sale or conveyance or encumbrance of the Premises made by Lessor).

Utilities to be paid by Lessee.

Assignment of Lease:	Lessee is prohibited from assigning or subletting all or any portion of the premises without the written consent of Lessor. No clause concerning the requirement that Lessor act reasonably is included. (Assigned to ARVP II with Lessee’s consent?)

Alterations:	Require prior written approval of Lessor, not to be unreasonably withheld.

Reports:	See Rent (Percentage Rent) above.

Sale of Premises:	Other than as set forth under Rent (Property Taxes), the issue is not discussed.

Subordination:	Lessor agrees to subordinate the lease to interim and permanent financing for the improvements, “and for no other purpose.” Specifically, the Lessor is not required to subordinate to any financing once the improvements have been completed, including refinancing of the original loans unless on the same or better terms. “In any event, Lessor shall not be required to execute such Security Instruments if they are in the nature of a sale and leaseback, ...”

Security Deposit:	$10,000

Additional Security:	Lessee grants to Lessor a security interest in all FF&E, and agrees to execute and file a UCC-1 Financing Statement. (Done?)

LEASE

      THIS LEASE is made and entered into this          day of                    , 1977, by and between MATTHEW C. STRAUSS and IRIS LYNN STRAUSS, husband and wife, FRED S. LEEDS and BERTHA LEEDS, husband and wife, and GARY M. LEEDS and NITA L. LEEDS, husband and wife, hereinafter collectively called “Lessor,” and KATHERINE CRAKE, a married woman, hereinafter called “Lessee”.

      WITNESSETH:

      Lessor hereby leases to Lessee and Lessee hereby hires from Lessor, those certain premises located in the City of Covina, County of Los Angeles, State of California, more particularly described in Exhibit “A” attached hereto and incorporated herein by this reference, said premises being comprised of approximately forty-seven thousand, six hundred (47,600) square feet, more or less, and being hereinafter referred to as the “Premises.”

      This lease shall be upon the following terms and conditions:

1.     Term.

a. Duration.

      The term of this Lease shall be for a period of sixty (60) years plus the partial calendar month (if any) beginning with the Commencement Date, as that term is hereinafter defined. Unless the context hereof requires otherwise, as used herein, a year shall be a lease year, and a lease year shall be the twelve (12) month period commencing with the first day of the calendar month following the Commencement Date (if the

Commencement Date is not the first day of the month) and each twelve (12) month period thereafter.

b. Commencement Date.

      The Commencement Date shall be the date Lessee commences operation of Lessee’s business in the board and care facilities to be constructed on the Leased Premises or July 1, 1977, whichever date shall first occur. When the Commencement Date has been determined, the parties shall mutually execute a written memorandum expressly confirming said Commencement Date and certifying that this Lease is in full force and effect.

2.     Rent.

a. Annual Base Rent.

      Lessee shall pay to Lessor as annual base rent for the Premises the following:

(1) For each year, except the last year, of the term hereof, until adjusted as hereinafter provided in paragraph 2.b below, the sum of Forty-Two Thousand Dollars ($42,000.00).

(2) For the last year of the term hereof, the annual base rent as adjusted in accordance with subparagraph 2.b below plus the sum of Ten Thousand Dollars ($10,000.00).

      All annual base rent payable hereunder shall be paid in advance without deduction or offset and without demand from the Commencement Date and thereafter in monthly installments each equal to one-twelfth (1/12) of the annual base rent. Said monthly installments shall be paid on the first day of each calendar month; provided, however, that in the event the Commencement Date is on a day other than the first day of a calendar month, the rent for the month in which the Commencement

Date occurs shall be prorated in that proportion in which the number of days in such month from the Commencement Date to and including the last day of such month bears to the total number of days in such month, and such proportionate rent shall be paid in advance on the Commencement Date. Lessor acknowledges receipt of the sum of Fourteen Thousand Dollars ($14,000.00) representing base rent for the first four (4) calendar months of the term hereof.

b. Cost of Living Adjustment to Annual Base Rent.

      Commencing on the first day of the first month of the fifth lease year and at each four year intervals thereafter, Lessor and Lessee shall consult the Cost of Living Index published by the Bureau of Labor Statistics, United States Department of Labor, for the Los Angeles area, under the heading “All Items.” Using as the base Index figure the average of the monthly Index figures published for the months of October, November and December, 1976, the annual base rent for the four lease year period shall be the sum of Forty-Two Thousand Dollars ($42,000.00) increased by the same percentage of $42,000.00 that the average of the monthly Index figures for the three months immediately preceding the said four lease year period has increased over the based Index figure; provided, however, that in no event shall the annual base rent for any four lease year period be increased by a sum in excess of twenty-five percent (25%) of the annual base rent, as adjusted hereby, in effect for the preceding four lease year period. By way of example only, if in 1981 the percentage increase over the base Index figure is twenty percent (20%), the annual base rent for the next four year lease period will be $50,400.00 (i.e., $42,000.00 + 20% of $42,000.00 or $8,400.00); and if in 1985 said percentage increase is sixty percent (60%), the rent for the next four lease year period will be $63,000.00 (i.e., $50,400.00 + 25% of $50,400.00 or $12,600.00). Lessee shall be given the benefit of any decrease in said Price Index for any four year lease period; provided that, in no event shall the annual base rent payable by Lessee ever be less than the sum of $42,000.00; and provided, further, that in no event shall the annual base rent for any four lease year period be decreased by a sum in excess of twenty-five percent (25%) of the annual base rent as adjusted hereby for the preceding four lease year period.

      In the event there shall be a change in the Price Index, so that the same shall no longer be relevant or applicable to the computations required hereunder, or in the event said Index is no longer published, then another Index generally recognized as authoritative shall be substituted by agreement of the parties. If the parties cannot agree upon a substitute Index, the same shall be selected by the Presiding Judge of the Superior Court for the County of Los Angeles, State of California. If said Presiding Judge is unable to determine that a satisfactory substitute Index exists, then he shall determine the increase, if any, of the Cost of Living then applicable hereunder and the method of determining subsequent increases, it being the intention of the parties hereto that the annual base rent shall always be subject to increase in proportion to any increase in the Cost of Living.

c. Percentage Rent.

      In addition to the annual base rent provided in paragraph 2.a above, Lessee shall pay to Lessor as percentage rent a sum equal to the amount by which six percent (6%) of the gross business transacted by Lessee in the leased Premises each year exceeds the annual base rent paid by Lessee to Lessor during such year. As used herein the term “gross business transacted” shall mean all gross income of Lessee or any other person, firm or corporation from any business operations in, at, upon or from the Premises including but not limited to the entire amount charged by Lessee to residents of the facility to be constructed by Lessee on the Premises as rental, room and board or for any special services rendered to such residents whether for cash or on credit; but less the amount of any sales or excise taxes on sales from the Premises where such taxes are both added to the selling price and paid to the taxing authorities by the Lessee. Lessee shall keep in the Premises true and complete records and accounts of all business transacted, as above defined, and shall give Lessor access during reasonable hours to such records and accounts. Within thirty (30) days after the end of each year, Lessee shall furnish to Lessor a true and accurate statement of all business transacted during the preceding year, which statement shall be certified to be correct by Lessee’s chief financial officer. Lessee shall keep and preserve for at least twenty-four (24) months after the end of each year all records and accounts and other evidence of gross business transacted for such year. Lessor shall have the right at any time and from time to time to audit the same and, on request of Lessor, Lessee shall make all such matters available for examination at the Premises. If Lessor shall have an audit made for any year and the gross business transacted shown by Lessee’s statement for such year shall be found to be understated by more than three percent (3%) Lessee shall immediately pay to Lessor the cost of such audit as well as the additional rent payable by Lessee to Lessor; otherwise the cost of such audit shall be paid by Lessor. Lessor’s right to have such an audit made with respect to any year shall expire twenty-four (24) months after Lessee’s statement for such year shall have been delivered to Lessor. Concurrently with the furnishing by Lessee of the statement of business transacted as above provided, Lessee shall pay to Lessor the amount of additional rent, if any, payable to Lessor pursuant to this subparagraph 2.c.

d. Place of Payment.

      All rentals and other monies required to be paid by Lessee hereunder shall be paid to Lessor in lawful money of the United States at Suite 1001, 591 Camino de la Reina, San Diego, California 92108, or at such other place as Lessor may from time to time designate in writing.

e. Confidential Information.

      All information obtained by Lessor pursuant to the provisions of this paragraph 2 shall be treated as confidential, except in any litigation proceedings between the parties, and except further that Lessor may divulge such information to a prospective buyer or encumbrancer of the Premises.

f. Late Charge.

      If any installment of rent payable hereunder is not paid within ten (10) days after the due date hereof, as herein provided, Lessee shall pay to Lessor a late charge in an amount equal to six percent (6%) of the installment due.

3.	Use of Premises.

      Lessee may use the Premises for the conduct therein of a board and care facility for the elderly and for no other purpose without the written consent of Lessor.

4.	Construction.

      Lessee shall construct upon the Premises such buildings, improvements or other structures as Lessee shall deem reasonable and necessary for the uses set forth in paragraph 3 above. Such construction shall be at Lessee’s sole cost and expense, and shall strictly comply with the Building Code of the City of Covina, and with all other laws, rules, regulations and orders of applicable public authorities. Prior to commencement of construction, Lessee shall submit to Lessor for approval the plans and specifications for construction of the board and care facility. Lessor’s approval thereof shall not be unreasonably withheld, and if Lessor shall not disapprove of said plans and specifications within fourteen (14) days after Lessor’s receipt thereof, the same shall be deemed approved. The plans and specifications shall be substantially similar to the plans and specifications for the first phase of the board and care facility presently under construction at 4502 Collwood Boulevard, San Diego, California.

5.	Acceptance of Premises.

      Lessor makes no warranty or representation as to the fitness or availability of the premises for any use or as to the physical features, location or soil conditions thereof. Lessee acknowledges that it has investigated the premises and is satisfied as to said matters. In addition to the foregoing, Lessor shall have no responsibility to Lessee in connection with any defects in workmanship or materials which may appear after completion of the board and care facility to be constructed by Lessor on the Leased Premises. Lessor, however, shall assign to Lessee all guarantees and warranties of contractors, subcontractors and suppliers of material or equipment in connection with the construction of said board and care facility and Lessee shall have all rights to enforce such guarantees and warranties without any claim or offset against Lessor.

6.	Taxes and Assessments.

      Lessee shall pay and discharge or cause to be paid and discharged, all taxes, assessments, impositions, levies and charges of every kind, nature and description, whether general or special, ordinary or extraordinary, which may be at any time, or from time to time, during the term of this lease, by or according to any law or governmental, legal, political or other authority whatsoever, directly or indirectly taxed, levied, charged, assessed or imposed upon or against, or which shall be or may be or become a lien upon this lease or any part of the land or Premises hereby leased, or any buildings, improvements or structures at any time located thereon, or any estate, right, title or interest of Lessor or Lessee in and to the Premises or said buildings, improvements or structures. If at any time during the term hereof any tax, excise, imposition or other charge, however described, is made, levied or assessed by any public authority against the Premises or said buildings, improvement or structures, or against the rent payable to Lessor hereunder, whether the same be in addition to, in lieu of, or wholly or partly in substitution of property taxes and assessments, Lessee shall pay and discharge the same when due. Notwithstanding anything to the contrary set forth herein, Lessee shall not be required to pay or discharge any of the following:

(a) Any estate, inheritance, succession, transfer, gift, or poll tax or taxes; or

(b) Any tax upon or against the income or profits of Lessor or upon any sale or conveyance or encumbrances of the Premises made by Lessor; or

(c) Any taxes levied upon or against any personal property of Lessor, and any tax levied on account of any real property of Lessor, other than the real property described in this lease.

      Each and all of the taxes, assessments, levies, impositions and other charges which are to be borne and paid by Lessee shall be paid and discharged by Lessee at least three (3) days before any delinquency could occur therein or in any part or installment thereof, and the original receipts therefor or other satisfactory proof of payment must promptly, after payment, be delivered to Lessor at the place designated by Lessor for the payment of rental; but Lessee shall, nevertheless, have the privilege, before delinquency occurs, of contesting the legality, validity or amount thereof, provided that prompt notice of such contest shall be given to Lessor at least five (5) days before any delinquency, and provided further, that such contest shall not be commenced after the time limit above set forth for the payment by Lessee of said obligations, unless Lessee shall have duly paid the amount involved under protest, or shall procure and maintain a stay of all proceedings to enforce any collection thereof, or shall provide for payment thereof, together with all penalties, interest costs and expenses, by a deposit of a sufficient sum of money or by a good and sufficient undertaking as may be required or permitted by law to accomplish such a stay, or (in the absence of such a stay) unless Lessee shall furnish to Lessor a bond of a surety company qualified to do business within the State of California, satisfactory to Lessor, which in form, content and amount of penalty shall likewise be satisfactory to Lessor. In the event of any such contest Lessee promises and agrees, within five (5) days after the final determination thereof adversely to Lessee, to fully pay and discharge the amount involved in or affected by such contest, together with any penalties, fines, interest, costs and expenses that may have accrued thereon or that may result from any such action by Lessee.

      Should Lessee fail, within the time limit above set forth to pay all or any part of the payments to be borne and paid by Lessee as herein set forth, including all penalties, fines, interest, costs and expenses, or should Lessee commence any such contest, without giving the required notice to Lessor or without paying the amount involved under protest or otherwise staying all proceedings for collection or providing for payment in the manner aforesaid, or without furnishing, in the contingency named, the required surety bond, thereupon, or at any time thereafter, Lessor, without notice to or demand upon Lessee, may pay, discharge or in anywise compromise or adjust the payment or obligation involved, or any part thereof, and in case of any sale or sales to enforce or collect the same, Lessor may effect any redemption therefrom as Lessor may deem fit; and in any and every one of such instances the legality and validity of any such payment, the full amount paid or expended by Lessor, and the regularity of all proceedings had in respect thereof or toward the enforcement thereof, shall, as between the parties hereto, be conclusively deemed to exist; and Lessee will repay to Lessor the full amount so paid and expended, including any costs, expenses and reasonable attorneys’ fees incurred by Lessor, on or before the first day of the next ensuing calendar month, together with interest thereon at the rate of ten percent (10%) per annum from the date of payment of any such obligations, costs, expenses or attorneys’ fees by Lessor until repaid.

      As between the parties hereto Lessee alone shall have the duty of making and filing any statement or report which may be provided or required by law, as the basis of, or in connection with, the determination, equalization, reduction or payment of any and every obligation which is to be borne or paid or which may become payable by Lessee according to the foregoing provisions, and Lessor shall not in anywise be or become responsible therefor nor for the contents of any such statement or report; nor shall Lessor be obligated to make, join in or become a party to any protest or objection to any law, order, proceeding or determination which might impose any obligation or liability upon Lessor hereunder or increase the same, but in all of the aforesaid matters and things Lessee shall have, and Lessor hereby irrevocably grants to Lessee, the necessary power and authority to act therein in the name of the Lessor wherever the same is permitted or required by law, but without any cost or expense to or liability upon Lessor.

      All real property taxes and assessments shall be prorated for the last lease year of the term hereof. No such proration shall be made at the commencement of the term of this lease and Lessee shall pay all real property taxes and assessments commencing with those levied or assessed for the second half of the tax fiscal year 1976-1977.

7.	Public Utilities.

      Lessee shall pay or cause to be paid all charges for all water, sewer, gas, heat, electricity, power or other public utility based upon or furnished to the Premises and/or any building or improvement thereon during the full term of this lease.

8.	Ground Rental and Title to Buildings

      The parties hereto specifically acknowledge and agree that the rent hereunder reserved is a ground rental and that Lessor shall at all times be entitled to receive said rental in full irrespective of the demolition of or any injury or damage to or the destruction of any building or buildings to be constructed upon the Premises, or of any future building or buildings and/or improvements and the period of time required for the reconstruction or replacement thereof; provided, however, that should any building or improvement during the last five (5) years of the term of this lease be damaged by fire or earthquake or other cause to the extent of fifty percent (50%) of its then sound value, it shall be optional with the Lessee not to repair said damage, said option to be exercised by written notice served by Lessee upon Lessor not later than thirty (30) days after the occurrence of such damage or destruction.

      In the event of the exercise by Lessee of said option, all insurance recoveries from the loss occasioned by such damage to or destruction shall be paid to Lessor without the necessity of application to repair or restoration, anything in this lease contained to the contrary notwithstanding; provided, however, that if at that time the Premises shall be encumbered by a mortgage or deed of trust which requires the insurance proceeds to be paid in some other manner, such proceeds shall be paid first as provided in such instruments, then to restore the land to a buildable condition and finally, to discharge to the extent of the balance remaining the rental obligations of Lessee under this lease for the remainder of the term hereof.

      Any building or improvements hereafter constructed upon the Premises shall forthwith attach to, become a part of, and be the property of the Lessor and become subject to this lease.

9.     Insurance.

      Lessee shall, throughout the term of this lease, procure and maintain public liability insurance insuring the Lessee and Lessor against damages because of or on account of bodily injuries to or the death of any person or damage to property du in anywise to the use and occupancy of the Premises or the maintenance or operation of any building and improvements upon the Premises; said policy to be in the amounts of not less than Five Hundred Thousand Dollars ($500,000.00) for injury or death to any one person, and One Million Dollars ($1,000,000.00) for injury and/or death of any number of persons in any one accident, and One Hundred Thousand Dollars ($100,000.00) for property damage. Lessee shall increase the amounts of such insurance from time to time in the event of changed conditions or risks indicating that the said amounts are unreasonably low or inadequate.

      Should an elevator or boiler or other form of machinery which may cause personal injury or death be installed in any building erected upon the Premises, Lessee shall procure and maintain liability insurance, throughout so much of the term of this lease during which such elevator, boiler or machinery may be installed, insuring Lessee and Lessor against damages because or on account of bodily injuries to or the death of any person or property damage due in anywise to the installation, maintenance and/or operation of such elevator, boiler or machinery, said insurance to be in the amount set forth above for public liability insurance.

      Lessee may combine in one policy or place with one company such public liability, elevator, boiler and other machinery liability insurance, and said policy or policies may include other properties of Lessee.

      Lessee shall also, throughout the term of this lease, keep any and every building situated upon the Premises insured against loss or damage by fire to not less than ninety percent (90%) of the net sound insurable value of said building or buildings, or said insurance may be written upon a ninety percent (90%) co-insurance basis. The net sound insurable value shall be determined at not more than five (5) year intervals through the engineering services of the insurance agents through whom such insurance is written. In determining the net sound insurable value there shall be excluded the value of architects’ and engineers’ fees and excavations and foundations. All insurance policies insuring said building or buildings against loss or damage by fire shall also insure against all other risks and perils customarily insured against under standard forms of fire insurance policies and standard endorsements usually added thereto written by insurance companies licensed to write insurance in California, including in such fire insurance policy or policies coverage against direct loss from perils enumerated in and specified in extended coverage endorsement or substitute thereof and including the waiver of falling building clause.

      Lessee shall also furnish to Lessor a policy of insurance assuring to Lessor continuous and uninterrupted rent payments pursuant to this lease in the event of damage or destruction of the buildings situated on the Premises.

      The insurance policies provided for in this paragraph against loss or damage by fire shall designate and be made payable to Lessee, except that notwithstanding anything to the contrary anywhere else in this lease, a loss payable endorsement may be attached to such policies making the proceeds payable to the owner or holder of any mortgage or deed of trust secured by the Premises.

      The insurance policies required hereunder shall provide that the same shall not be cancelled without not less than thirty (30) days’ written notice to Lessor and a duplicate or certificate of such policies shall be delivered to Lessor at least ten (10) days after issuance thereof.

      The insurance policies required hereunder shall be effected at the sole cost and expense of Lessee and shall be issued by one or more old line capital stock insurance companies to be determined by Lessee. Should Lessee fail to effect, maintain or renew any kind of insurance above provided in the required amount or to pay the premiums therefor or to deposit with Lessor a duplicate or certificate of such policies, then and in any of said events Lessor, at his option but without obligation so to do, may procure such insurance and any sums expanded by him for such insurance shall be repaid by Lessee to Lessor on the first day of the calendar month next ensuing after payment thereof by Lessor, together with interest thereon at ten percent (10%) per annum from the day of payment by Lessor.

10.     Collection and Use of Insurance Recoveries.

      In the event of any loss or damage by fire or other cause insured against, to any building situate upon the Premise and covered by insurance as provided for in paragraph 9 above, Lessee shall use due diligence and take all proper proceedings to collect all insurance moneys payable under such policies.

      All insurance recoveries received by Lessee upon policies covering loss or damage to any building situate upon the Premises, if not applied in payment of the obligation secured by any mortgage or deed of trust pursuant to any loss payable endorsement in favor of the holder of such mortgage or deed of trust, shall be applied to the cost of repair or reconstruction or replacement of any damaged or destroyed building and shall be held in trust by Lessee for such purpose.

11.     Compliance With Laws, Regulations, Indemnification or Lessor.

      Lessee shall not use, nor suffer or permit any person to use or occupy in any manner whatsoever the Premises or any buildings or other improvements thereon, or any part thereof, for any purpose, or in any manner in violation of any law or ordinance or of any governmental, political or military order or regulation.

      Lessee, at its sole cost and expense, shall strictly comply with all laws and ordinances and all orders, regulations and requirements of any and every legal, governmental or military board, body, commission or officer, or of any insurance company insuring buildings or improvements on the Premises relating to, affecting or controlling the construction, reconstruction, replacement, changes in construction or repair, maintenance, condition, equipment, protection, occupancy or use of, any and every building, structure or improvement erected or maintained upon the Premises, or relating to, affecting or controlling the improvement, occupancy, use or condition of, or any work or operation in or upon the Premises or said buildings or improvements, or any sidewalk or street surrounding or adjoining the same. Lessee shall pay and discharge, and keep Lessor and the Premises and every part thereof and any and every building, structure and improvement thereon, free and harmless from any and every fine, penalty, assessment, charge, cost, expense, outlay or damage that may be charged, adjudged, imposed or assessed, or that may be incurred for any violation of any of the said laws, orders, ordinances or regulations.

12.	Repairs and Replacements.

      Lessee, at its sole cost and expense, shall keep any building, structure, or improvements situate upon the Premises and any part thereof and the sidewalks abutting thereon, and any and all appurtenances thereto, in good condition and repair during the entire term of this lease, hereby expressly waiving all rights to make repairs at the expense of Lessor, as provided for in Section 1941 and 1942 of the Civil Code of the State of California, or any subsequent amendments thereof, or other statute or law which may be hereafter passed by the State of

California during the term of this lease, and authorizing the tenant to make repairs at the expense of the landlord; and will, at its sole cost and expense, and during the full term of this lease make any and all changes, additions, or modifications to any such building, structure or improvement which may be lawfully required by the building ordinances of the City of Covina, County of Los Angeles, and by any laws of the State of California and/or the United States of America, or by the lawful requirements and/or regulations of any legally constituted body or authority pertaining thereto; it being expressly understood and agreed that Lessor is not to be called upon to make any expenditure whatsoever on account of any buildings, structures or improvements situate upon the Premises or any improvements, alterations, renewals, modifications, additions or changes thereto, not to the appurtenances thereto, or the sidewalks abutting thereon.

13.	Indemnification of Lessor, Injury to Person and Damage to Property.

      Lessee shall hold and save Lessor harmless during the full term of this lease from any and all loss or damage which may be occasioned to any goods, wares or merchandise, effects or property of any and all kinds and character in or upon the Premises, or any building, structure or improvement situate thereon or the appurtenances thereto, howsoever occasioned and arising from any cause whatsoever; and also will hold and save Lessor harmless from any and all loss or damage for personal injuries to or death of any person or persons, and howsoever caused or arising, in or upon the Premises, or any building, structure or improvement situate thereon, or the appurtenances thereto.

14.     Mechanics’ and Other Liens.

      Lessee shall keep the Premises and the buildings, structures and improvements hereafter erected or placed thereon, and every part thereof, and any and every estate, right, title and interest therein, or in or to any part thereof, at all times during the term of this lease, free and clear of mechanics’ liens and other liens for labor, service, supplies, equipment or materials, and will at all times fully pay and discharge and wholly protect and save harmless Lessor and all and every part of the estate, right, title and interest of Lessor in and to all and every part of the Premises and said buildings, structures and improvements, or any of them, against any and all demands or claims which may or could ripen into such liens or labor claims, and against all attorneys’ fees and costs and any and all expenses, damages or outlays which may or might be incurred by Lessor or Lessee by reason of, or account of, any such liens or claims or the assertion or filing thereof. Should Lessee fail to pay and fully discharge any such liens or claims within twenty (20) days after written notice from Lessor of the existence of any such lien or claim, Lessor shall have the right, at its option to pay, adjust or compromise the same, or any portion thereof, in such manner as Lessor may elect, and in so doing Lessor shall be and remain the sole judge of the legality of such Lien or claim and the validity thereof, to the full amount of such payment, adjustment or compromise; provided, however, that Lessee may, at its option, upon giving Lessor written notice within said twenty (20) days of its intention so to do, contest any such claim or lien, and in the event such contest shall result in Litigation then within ten (10) days after the entry of any final judgment which may be recovered in any such action against Lessor, or against Lessee, or against said buildings, structures or improvements or any part thereof, or against any estate, right, title or interest of Lessor or of Lessee in or to the Premises, or any part thereof, Lessee shall pay and fully discharge said judgment, and in the event Lessee shall fail and neglect so to do, Lessor shall have the right to make such payment or adjustment or compromise such claims or judgment in such manner as Lessor may elect. In the event of litigation as above mentioned, at all times after entry of any judgment and pending the final determination of any motion for a new trial or the expiration of the time limit for an appeal to a higher court, Lessee shall, by procuring order of court therefor, or by deposit of money, or by furnishing a good and sufficient undertaking, or otherwise as may be required or permitted by law, wholly stay execution of any and every judgment and every part thereof that may be rendered or entered in such litigation against Lessor or Lessee, or against any estate or interest of either of them in or to the Premises or any buildings, structures or improvements thereon; and in the event Lessee shall not appeal to a higher court from, or apply for, any review or rehearing of any judgment that may be rendered in such litigation without at the time of taking such appeal or applying for such review or rehearing, and during all of the pendency thereof, wholly staying execution of such judgment, or any part thereof, by a deposit of money, or by such undertaking as may be required or be sufficient according to law to accomplish or preserve such stay of execution, and if such stay of execution shall not be accomplished, or if the same shall not be preserved at all times, Lessor, at any time after ten (10) days’ written notice to Lessee of his intention so to do, and the failure within said ten (10) day period of Lessee to cure the condition conferring said right upon Lessor, may pay, compromise or cause any judgment to be satisfied and discharged upon such terms and conditions as Lessor may deem fit. In any event, however, Lessor shall have the right, at his option, to redeem the Premises and the buildings, structures and improvements thereon, or any part thereof, or any and every estate, right, title and interest therein, from any and every sale under any judgment or under foreclosure of any mechanics’ lien or lien of like nature, without any notice whatsoever to Lessee.

      Lessee shall repay to Lessor and reimburse him for all moneys which he may pay in the manner heretofore provided in discharge of any such claims, liens or judgments, or for any redemption from any such sale, and for all reasonable attorneys’ fees, costs and expenses which may be incurred by Lessor by reason of, or on account of, any of the same, with interest at the rate of ten percent (10%) per annum from the time of payment by Lessor until repaid by Lessee to Lessor; and all such sums of money shall be repaid by Lessee to Lessor on or before the first day of the calendar month next ensuing after the same shall have been expended by Lessor.

      Insofar as the same may be necessary for the protection of Lessor’s right hereunder, Lessor, or his agents shall at any and all times have the right to go upon and inspect the land and Premises and any and every building erected or constructed or in course of construction or being repaired, added to, rebuilt or restored thereon, and also serve or to post and keep posted thereon, or on any part thereof, any notice or notices that may at any time be required or permitted by any law relating to or in anywise affecting the liability of the owner of the said land and/or improvements thereon for labor performed or materials furnished in and about the erection and construction of any building, structure or improvements thereon.

15.	Alterations, Repairs and Improvements.

      Lessee shall have the right to make alterations, improvements, additions or repairs to any building, at any time, situate upon the Premises, subject, however, to the written consent of the Lessor to all alterations, improvements, and additions being first had and obtained. Lessor shall not unreasonably withhold its consent thereto. All of any such alterations, additions, improvements or repairs shall be performed in accordance with ordinances, laws, regulations and orders, as provided for new buildings in paragraph 4 hereof.

16.	Repairs to and Replacement of Buildings Damaged or Destroyed by Fire or Earthquake, Etc.

      If at any time during the term of this lease any building situate upon the Premises be damaged or destroyed by fire, act of God, earthquake or the elements, or public enemies, Lessee shall repair said building or shall replace the same with a new building or buildings as follows: If the damage to said building be partial and said building can be repaired under the then existing and applicable building ordinances, Lessee shall forthwith proceed to repair the same at its sole cost and expense, due allowance being made for acts of God or the elements or public enemies, fire, earthquake or strikes or delays from causes beyond the control of Lessee; but if the damage to said building cannot be repaired, as aforesaid, or said building be totally destroyed, Lessee shall forthwith commence and with reasonable diligence shall complete replacement of the building so irreparably damaged or totally destroyed with another building of equal value with such damaged or destroyed building; provided, however, that should said damage occur during the last five (5) years of the term of this lease and be equal to fifty percent (50%) of the sound value of the building or buildings so damaged or destroyed, then it shall be optional with the Lessee to repair or not to repair said damage, said option to be exercised by written notice served by Lessee upon Lessor not later than thirty (30) days after the occurrence of such damage or destruction. In the event of the exercise by Lessee of said option, all insurance recoveries from the loss occasioned by such damage to or destruction shall be paid to Lessor without the necessity of application to repair or restoration, anything in this lease contained to the contrary notwithstanding; provided, however, that if at that time the Premises shall be encumbered by a mortgage or deed of trust which requires the insurance proceeds to be paid in some other manner, such proceeds shall be paid first as provided in such instruments, then to restore the land to a buildable condition and finally, to discharge to the extent of the balance remaining the rental obligations of Lessee under this lease for the remainder of the term hereof. All of the work provided for in this paragraph shall be in conformity with all ordinances, laws, regulations, and orders, as provided for a new building in paragraph 4 hereof.

17.     Assignment and Subletting.

      Lessee shall not assign this lease or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (employees of Lessee and lawful occupants of the

Premises exempted to occupy or use the Premises or any portion thereof without the written consent of Lessor first had and obtained, and a consent to one assignment, subletting, occupation or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without Lessor’s consent shall be void and shall, at the option of Lessor, terminate this lease. This lease shall not, nor shall any interest therein be, assignable as to the interest of Lessee by operation of law without the written consent of Lessor. Notwithstanding the foregoing, Lessor’s consent to any arrangement for assignment or subletting shall not be unreasonably withheld. Lessee shall have the right to assign this lease as security under the financing arrangement permitted under paragraph 19 hereof.

18.     Default and Remedies.

      In the event during the term of this lease:

(a) Lessee shall default in the payment of any installment of rent or other payment or sum herein specified to be paid by Lessee, and such default shall continue for ten (10) days after Lessor shall give to Lessee written notice thereof; or

(b) Lessee shall default in the observance or performance of any of Lessee’s covenants, agreements or obligations herein (other than those set out in subparagraph (a) above) and such default shall not be cured within thirty (30) days after Lessor shall give to Lessee written notice specifying such default or defaults, or if in the case of a default which cannot be cured with due diligence within thirty (30) days after receipt of such written notice Lessee shall not have begun proceedings to cure the same and shall not prosecute the curing of such default as rapidly as possible under the circumstances; or

(c) Lessee is adjudicated a bankrupt or insolvent; or

(d) A Receiver or Trustee is appointed for all or substantially all of Lessee’s business or assets on the ground of Lessee’s insolvency; or

(e) A Trustee or Receiver is appointed for Lessee and if a petition has been filed for Lessee’s reorganization or for an arrangement of Lessee’s liabilities under that portion of the Bankruptcy Act of the United States known as the Chandler Act, or any future law of the United States having the same general purpose; or

(f) Lessee shall make an assignment for the benefit of its creditors.

Then in any of such events Lessor, in addition to any other rights or remedies Lessor may have, shall have the immediate right of re-entry to the Premises without service or notice or resort to legal process, and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

      Should Lessor elect to re-enter as herein provided, or should he take possession pursuant to legal proceedings or pursuant to any notice provided for by law, he may either terminate this lease or, from time to time without terminating this lease, make such alterations and repairs as may be necessary in order to relet the Premises, and relet said Premises with all real property, improvements and fixtures appurtenant thereto, or any part thereof, for such term or terms (which may be for a term extending beyond the term of this lease) and at such rental and upon such other terms and conditions as Lessor in his sole discretion may deem advisable. Upon such reletting all rentals received by Lessor shall be applied first, to the payment of any indebtedness other than rent due hereunder; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys’ fees and costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, to be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than that to be paid during such month, Lessee shall pay any such deficiency to Lessor. No such re-entry or taking possession of the Premises by Lessor, whether by legal proceedings or otherwise, or presentment, delivery or service of any demand, notice or process, whether or not required by law as a prerequisite to formal legal proceedings, shall be construed as an election on Lessee’s part to terminate this lease unless a written notice of such election to terminate be given to Lessee specifically containing the word “forfeiture” or unless the termination thereof be decreed by a court of competent jurisdiction, whether or not Lessee vacates the Premises voluntarily or otherwise.

      Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this lease for such previous default. Should Lessor at any time terminate this lease for any default, in addition to any other remedies Lessor may have, he may recover from Lessee the following:

(a) The worth at the time of the award of the unpaid rent which had been earned at the time of termination.

(b) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of rent loss that Lessee proves could have been reasonably avoided.

(c) The worth at the time of the award of the amount by which the unpaid rent for the period of the term of this lease after the date of the award exceeds the amount of rent loss that Lessee proves could have been reasonably avoided.

(d) Any other amount necessary to compensate Lessor for all detriment proximately caused by Lessee’s failure to perform its obligations under this lease or which in the ordinary course of things would be likely to result therefrom.

      The “worth at the time of the award” of the amounts referred to in subparagraph (a) above shall be computed by allowing interest at the rate of ten percent (10%) per annum, and the “worth at the time of the award” referred to in subparagraph (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

      Each of the foregoing remedies may be exercised, jointly or severally, with any other remedy, provided by this lease or by law, at the option of Lessor, and any remedy elected may be abandoned or terminated and may be resumed after such abandonment or termination at the option of Lessor.

      Notwithstanding anything to the contrary set forth in this paragraph 18, Lessor shall not exercise any of the rights or remedies provided for herein by reason of the default of Lessee until Lessor shall give to any lender (as the term “lender” is defined in paragraph 19 below) written notice of such default, and said lender shall have the same time within which to cure or commence curing such default in the same manner as provided herein for Lessee.

19.	Subordination.

      To enable Lessee to obtain interim and permanent financing for the improvements which Lessee shall build on the Premises, and for no other purpose, Lessor agrees to execute any deed of trust or subordination agreement (“Security Instruments”), secured by the Premises or parts thereof, and any improvements thereon, which Security Instruments shall constitute a first and prior lien upon the Premises and the improvements in favor of Central Federal Savings and Loan Association (“Lender”).

      Lessor shall execute such Security Instruments for an interim and permanent loan only if (a) Lessee at such time shall have obtained a definitive, enforceable interim and permanent loan commitment from a Lender which shall be assignable to the interim construction lender or to Lessor in the event of default under the interim loan or under this lease and (b) Lessee shall have executed a construction contract with a licensed general contractor for construction of the improvements at a contract price of not more than the amount of the interim and permanent loan. Lessee may, however, prior to the exercise of any such interim and permanent loan commitment, substitute therefor another interim and permanent loan commitment the principal amount, interest rate, term and other conditions of which are less onerous than those contained in the substituted commitment. The proceeds of the interim and permanent loan shall be used solely to pay for costs of construction of the improvements for which the loan is made, plus any financing charges, points and interim interest, escrow and title charges and any brokerage charges or finders’ fees attributable to such loans.

      The agreement of Lessor to execute Security Instruments as provided in this paragraph shall relate only to interim and permanent financing of the improvements to be constructed by Lessee in the development of the Premises as set forth in paragraph 4 above. Lessor shall not be required to execute such Security Instruments or to subordinate the fee interest in the Premises for financing of modifications, remodeling, alterations, repairs or restorations of any improvements after the same have been completed; nor shall Lessor be required to execute such Security Instruments or to subordinate the fee interest in the Premises for refinancing purposes unless the proceeds from such refinancing are used to pay in full the existing loan, and, unless the principal amount of the new loan obtained by refinancing is no greater than the then principal balance of said existing loan and the interest rate of the new loan is no greater than the original interest rate of said existing loan. The term of the new loan shall expire no later than March 2008. In any event, Lessor shall not be required to execute such Security Instruments if they are in the nature of a sale and leaseback, or if the transaction shall afford to the Lender the right to participate in any of the income or profits to be derived from any business conducted on the Premises.

      The principal amount of the loan to which Lessor shall be required to subordinate the fee interest in the Premises, interim and permanent, relating to improvements to be constructed by Lessee, shall not exceed the sum of Seven Hundred Fifty Thousand Dollars ($750,000.00). The interest rate on said loan shall not exceed nine and three-fourths percent (9 3/4%) per annum, and the term of said loan shall not exceed twenty-five (25) years. The loan shall be fully amortized over its entire term by virtue of essentially equal monthly installment payments.

      In no event shall this lease be modified or amended without the prior written consent of any Lender and Lessor agrees, upon written request therefor, to execute and deliver to any Lender a certificate declaring the existence of this lease and any defaults hereunder, if known to Lessor.

      All beneficiaries under any of the Security Instruments shall be required to give written notice to Lessor of any default by Lessee under said Security Instruments and to permit Lessor to cure such defaults within thirty (30) days after the time for Lessee to cure the same has expired.

      In no event shall Lessor be required to execute any document or documents which shall directly or indirectly impose personal liability upon Lessor for repayment of any loan or loans made to Lessee as provided in this paragraph 19. Lessee covenants and agrees to pay in full and when the same or any part thereof shall be due and payable, any loan or loans made as contemplated by this paragraph 19, and to indemnify and save harmless Lessor from any and all liabilities, loss, cost, obligation, expenses, claims, demands, actions or causes of action, or damages of any kind or character and by whomsoever claimed, arising from or in any manner connected with or related to any of said loans or the Security Instruments securing same, or any subordination agreements, and Lessee agrees to pay to Lessor any and all reasonable attorneys’ fees incurred by Lessor in connection with the protection of Lessor’s right, title and interest in the Premises and the improvements thereon, to the extent that the same may be affected by claims arising out of or related to such Security Instruments or subordination agreements. To the extent that Lessee shall satisfy the foregoing indemnity, Lessee shall succeed to the rights of the Lender as to the use and occupancy of the Premises acquired by the Lender by reason of the indemnity so satisfied. In the event Lessee fails to remedy any default in the payment of any obligation properly due from Lessee and secured with respect to the Premises within ten (10) days after written notice thereof from Lessor. Lessor in addition to any other right or remedy available to Lessor as herein provided, may make such default payments and in such event Lessee shall repay to Lessor, upon demand, the full amount so paid by Lessor together with interest thereon at the rate of ten percent (10%) per annum.

      Nothing in this lease contained shall be construed as restricting the right of Lessee to encumber by mortgage, deed of trust, assignment or other Security Instrument its interest as Lessee in the Premises and in this lease, and Lessee is hereby expressly given the right to so encumber its interest in the Premises and in this lease. The mortgagee or trustee in any such mortgage or deed of trust, and the holder or owner of the indebtedness secured by such mortgage or deed of trust or other Security Instrument shall not become personally liable upon the covenants of this lease. Any person who may acquire the interest of Lessee in the Premises and in this lease under foreclosure of any mortgage, deed of trust, assignment or other Security Instrument shall be subrogated to all the rights of Lessee herein and shall be recognized by Lessor as Lessee hereunder; provided that if there shall be default in any term, covenant or condition to be performed by Lessee hereunder, said subrogee shall cure the same and, provided further, that this lease shall not theretofore have been terminated.

20.	Governmental Requirements.

      Lessee forthwith shall prepare and file an application or applications with the City of Covina, California, for building permits to enable Lessee to construct the buildings and improvements contemplated by Lessee for the development of the Premises. In addition thereto, Lessee shall prepare and file an application or applications with applicable agencies of the State of California, or the County of Los Angeles, for such permission or authority as may be necessary or desirable to enable Lessee, prior to commencement of construction, to build and operate at or upon the leased Premises buildings and facilities for the board and care of elderly persons. Lessee shall prosecute said applications to completion with due diligence and shall advise Lessor in writing when said applications have been granted or approved. This lease is subject to and contingent upon Lessee obtaining the foregoing permits and authorities. In the event Lessee shall fail to obtain such permits and authorities by July 1, 1977, notwithstanding Lessee’s diligent efforts to obtain the same, Lessee shall have the right to terminate this lease upon written notice to Lessor of such termination, and in such event, (a) Lessor shall repay to Lessee all sums paid to Lessor by Lessee upon the execution of this lease; (b) Lessee shall deliver to Lessor all plans, specifications, tests, reports, permits and other materials developed by Lessee for construction of improvements upon the Premises, at no cost or expense to Lessor; and (c) neither party shall have any further liability to the other hereunder. Notwithstanding the foregoing, however, in the event the authority of applicable State agencies for Lessee to build and operate facilities for the board and care of elderly persons shall be delayed by reason of objections lodged thereto by any person, this lease shall not terminate until a final determination has been made as to such matter and Lessee agrees to diligently prosecute the application for such authorities for such reasonable period as may be required therefor.

21.	Condemnation.

      If the Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu of eminent domain, or if so much of the Premises is so taken that a reasonable amount of reconstruction of the buildings and improvements thereon will not result in the Premises being a practicable and economic improvement and reasonably suited for Lessee’s continued occupancy for the uses and purposes for which the Premises are leased hereunder, then and in either of such events this lease shall terminate at the option of either party on the date that possession of the premises or part thereof is taken.

      If part of the Premise shall be so taken and the remaining part of the Premises (after reconstruction of all buildings and improvements) is reasonably suitable for Lessee’s continued occupancy for the uses and purposes for which the Premises are leased hereunder this lease shall, as to the part so taken, terminate as of the date that possession of such part is taken, and the annual base rent payable by Lessee hereunder shall be reduced in the same proportion as the square footage of the area of land so taken bears to the total square footage of the Premises. In no event, however, shall the rent be reduced if the land taken is less than five percent (5%) of the total area of the leased Premises.

Lessee shall, at its sole cost and expense, make all necessary repairs or alterations to the buildings and improvements located on the Premises. There shall be no statement of rent during such restoration except to the extent otherwise provided in this paragraph.

      The amount of any award or payment made in connection with such condemnation shall be apportioned first to Lessor in an amount equal to the fair market value of the land, as vacant land, comprising the Premises and without reference to this lease at the time of taking, and the remainder shall be paid to Lessee.

      Lessor and Lessee agree that neither will consummate any settlement in a condemnation matter involving the Premises or any portion thereof without first securing the approval of the other party hereto, such approval not to be unreasonably withheld, and each party hereto agrees that the other party will be given full opportunity to participate in any and all negotiations concerning settlement.

22.     Security Deposit.

      Concurrently with the execution of this lease, Lessee shall deliver to Lessor the sum of Ten Thousand Dollars ($10,000). Said sum shall constitute a security deposit hereunder.

      If Lessee defaults with respect to any provisions of this lease, including but not limited to the provisions relating to payment of rent or other charges, Lessor may to the extent necessary to remedy Lessee’s default use all or any part of said deposit for the payment of rent or other charges in default or for the payment of any other amount which Lessor may spend or become obligated to spend by reason of Lessee’s default or to compensate Lessor for any other loan or damage which Lessor may suffer by reason of Lessee’s default. If any portion of said deposit is so used or applied Lessee shall, within ten (10) days after written demand therefor, deliver to Lessor an amount sufficient to restore said deposit to the full amount hereinabove stated and shall pay to Lessor such other sums as shall be necessary to reimburse Lessor for any sums paid by Lessor hereunder. If Lessee shall fully and faithfully perform every provision of this lease to be performed by Lessee, said deposit shall be applied to the rent due and payable by Lessee for the last year of the term hereof. In the event of termination of Lessor’s interest in this lease, Lessor shall transfer said deposit to Lessor’s successor in interest.

23.     Recordation.

      Either party hereto shall have the right to record this lease or a memorandum thereof at any time during the term hereof.

24.     Attorneys’ Fees.

      Lessee covenants and agrees to indemnify Lessor against and pay and discharge any and all proper costs and expenses, including all reasonable attorneys’ fees, that may at any time or times result from or arise out of, or that Lessor may be put to, sustain or incur by reason of any default or failure on the part of Lessee to comply in any respect with or observe any requirement or provision of this lease. In the event of any suit or proceeding wherein Lessor shall be or become a party defendant because of any act, omission or default of or claim against Lessee or of anyone claiming by, through or under Lessee, or of any occupant of the Premises arising from or connected with this lease or the leased Premises, or any building or improvement located thereon, the reasonable costs, expenses and attorney’s fees incurred or paid by Lessor in connection with such suit or proceeding in the institution or commencement or defense thereof shall be forthwith repaid by Lessee to Lessor and may be included in any decree or judgment rendered in such suit or proceeding. No costs, expenses or attorneys’ fees, however, shall be allowed Lessor in any suit in which he is plaintiff and does not prevail, or in any suit in which he is defendant and judgment is rendered against him, except where Lessor is named as a co-defendant with Lessee in an action arising through the fault of Lessee. In addition, Lessor agrees to pay to Lessee all reasonable costs, expenses and attorneys’ fees incurred by Lessee in any action between Lessor and Lessee in which Lessee prevails in any wise relating to or connected with this lease or the interest of Lessee in the leased Premises.

25.     Notices.

      Any and all notices or demands by or from Lessor to Lessee, or Lessee to Lessor shall be in writing and shall be served either personally, by certified mail or by telegraph. If served personally, service shall be conclusively deemed made at the time of service. If served by certified mail, service shall be conclusively deemed made seventy two (72) hours after the deposit thereof in the United States mail, postage prepaid, addressed to the party to whom such notice or demand is given and the issuance of a receipt therefor, if the same is mailed in the State of California. If service is made by certified mail originated outside of the State of California, such service shall be conclusively deemed made one hundred twenty (120) hours after deposit thereof in the United States mail as above provided. If served by telegraph, service shall be conclusively deemed made at the time the telegraph agency shall confirm to the sender delivery thereof to the addressee. Any notice or demand to Lessee may be given to Lessee at the Premises with a copy thereof to R. M. Weber at 3110 Hancock Street, San Diego, California 92110. Any notice or demand to Lessor may be given to Lessor at 591 Camino de la Reina, Suite 1001, San Diego, California 92108, or at such other place or places as shall be designated by Lessor in writing from time to time.

26.     Waiver.

      The waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition on any subsequent breach of the same, or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this lease, other than the failure of Lessee to pay the particular rental so accepted regardless of Lessor’s knowledge of such preceding breach at the time of acceptance or such rental.

27.     Time of the Essence.

      Time is expressly made of the essence of this lease.

28.     Binding Upon Successors.

      Each and all of the terms, covenants and conditions of this lease shall inure to the benefits of and shall bind not only the parties hereto but each and all of the heirs,

executors, administrators, successors and assigns of the respective parties hereto or either of them, and whenever and wherever a reference is made to Lessor or Lessee herein, such reference shall be deemed to include the respective heirs, administrators, executors, successors and assigns of Lessor or Lessee as the case may be.

29.     Captions For Convenience.

      The captions or headings used at the beginning of each paragraph of this lease are for convenience in locating various provisions and are not to be construed as limiting, expanding or otherwise affecting the provisions of this lease or the interpretations thereof.

30.     Additional Security.

      As additional security for Lessee’s performance of all terms, covenants and conditions of this lease on the part of Lessee to be performed hereunder, Lessee grants to Lessor a security interest in all furniture, furnishings, appliances and equipment which Lessee shall place in the leased Premises (the “Collateral”) including all replacements, substitutions, additions and accessions thereto, and proceeds of the sale thereof or other disposition and all property of the same character as that covered by this paragraph 30 that Lessee later may acquire and place in the Premises until expiration of termination of this lease. Lessee agrees to execute a California Commercial Code Form, Financing Statement (UCC-1) required to perfect the security interest created hereby and any further documents necessary to carry out the purposes of this paragraph. Notwithstanding the foregoing, Lessor agrees to subordinate its Lessor’s interest in the Collateral to any security interest which may be created at the time of purchase or acquisition of the Collateral or any part thereof and which secures payment of any portion of the purchase price therefor. On the occurrence of any default as provided in paragraph 18 above, Lessor shall have all rights provided by the California Commercial Code with reference to the Collateral. To the extent provided by law, Lessor can (a) take possession of and protect the Collateral, require Lessee or another person in possession of the Collateral to assemble it and make it available to Lessor at a reasonably convenient place to be designated by Lessor; (c) notify other interested persons of Lessee’s default under this lease; (d) retain the Collateral in satisfaction of Lessee’s obligations; or (e) dispose of the Collateral and apply the proceeds in total or partial satisfaction of Lessee’s obligations to Lessor and for Lessor’s costs (including, without limitation, reasonable attorneys’ fees) incurred in proceeding under this paragraph 30.

      Additionally, to secure the full and faithful performance by Lessee under this Lease, Lessee and all guarantors of this Lease shall assign to Lessor the entire right, title and interest of Lessee and said guarantors under the lease with the Lessor for the real property located at 4502 Collwood Boulevard, San Diego, California.

31.	Holding Over.

      Any holding over after the expiration of the term of this lease shall be construed to be a tenancy from month to month and shall be upon all terms and conditions as herein, specified so far as applicable.

32.	Surrender.

      Upon expiration of the term of this lease or sooner termination thereof, Lessee agrees to surrender to

Lessor all of the leased Premises with all buildings and improvements then located thereon, which buildings and improvements shall be in good condition and repair, reasonable wear and tear excepted.

33.	Indemnity as to Plans and Specifications.

      In the event any claim or demand shall be asserted against Lessor by any person by reason of Lessee’s unauthorized use of any plans, specifications or materials or arising by reason of any claim of ownership by such claimant of any plans, specifications or materials used by Lessee, Lessee shall indemnify and hold Lessor free and harmless of and from any loss, cost, obligation, or expense which Lessor may suffer or incur including reasonable attorneys’ fees in the defense thereof by reason of any such claim or demand.

34.	Duplicate Originals.

      This lease has been issued in duplicate originals or counterparts. This lease is effective when signed by the Lessors and the Lessee whether they all sign the same or separate duplicate originals or counterparts.

      IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written.

LEEDS AND STRAUSS ENTERPRISES, a joint venture

INITIAL
By:	/s/ Matthew C. Strauss

	MATTHEW C. STRAUSS	KATHERINE CRAKE
LESSEE.
By:	/s/ Iris Lynn Strauss

IRIS LYNN STRAUSS

???????????????

(Individual)

STATE OF CALIFORNIA	}
SS.

COUNTY OF San Diego

On June 1, 1977 before me, the undersigned, a Notary Public in and for said State, personally appeared Matthew C. Strauss, Iris Lynn Strauss, Fred S. Leeds, Bertha Leeds, Gary M. Leeds, and Nita L. Leeds, known to me to be the persons whose names are subscribed to the within instrument and acknowledged that they executed the ??????

WITNESS by hand and official seal. Signature /s/ Oreen Dorman Name (Typed or Printed)	OFFICIAL SEAL OREEN DORMAN NOTARY PUBLIC CALIFORNIA PRINCIPAL OFFICE IN SAN DIEGO COUNTRY My Commission Expires July 22, 1978

???????????????????

      The land referred to in this Report is situated in the State of California, County of LOS ANGELES, CITY OF COVINA, and is described as follows:

LOTS 4, 5 AND 6 OF TRACT NO. 29309, AS PER MAP RECORDED IN BOOK 732, PAGES 98 AND 99 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

(100%) SPECIAL INFORMATION

      Unless shown in the body of this preliminary report there appears of record no transfers or agreements to transfer the land described herein recorded during the period of six months prior to the date of this report, except as follows:

NONE

8432 | 15

EXHIBIT A

GLENTANA
ST.
AVE.
AZUSA
SAN BERNARDINO
RD.
WIDOW
TRACT NO. 29305

ADDENDUM H: Qualifications of the Appraiser

QUALIFICATIONS OF SALLY U. HAFT, MAI

EMPLOYMENT

Cushman & Wakefield – 2002 To Present
Los Angeles, California (Healthcare Valuation Advisory Services – Senior Housing/Healthcare Industry Group)
Director

PricewaterhouseCoopers LLP – 1999 to 2002
Los Angeles, California (Healthcare & Retirement Valuation, Market Studies, and Feasibility Reports)
Senior Valuation Consultant

Valuation Counselors – 1991 To 1999
Century City, California (National multi-disciplined appraisal company specializing in the valuation of health care facilities)
Vice President and Manager of the Real Estate Appraisal Department

First Nationwide Bank – 1987 To 1991
Los Angeles, California (National lending institution)
District Appraisal Manager of the Major Commercial Loan Division

Marshall & Stevens, Inc. – 1981 to 1986
Los Angeles, California (National multi-disciplined appraisal company)
Income Property Staff Appraiser

EDUCATION

McMaster University, Ontario, Canada, Bachelor of Social Work/Sociology
Appraisal courses:

Standards of Professional Practice
Ad Valorem Tax Assessment Appeal
Appraising Single Family Residences
Applied Residential Property Valuation
Income Property Appraisals
Appraising Income Property Valuations
Techniques in Capitalization
Market Extractions
Developments in Income Property Valuation
Analyzing Cash Flows
Report Writing

QUALIFICATIONS OF SALLY U. HAFT, MAI

SPECIAL QUALIFICATIONS & AFFILIATIONS

Member Appraisal Institute: MAI Certificate #10267

Certified General Real Estate Appraiser, License 30995 (AZ)
Certified General Real Estate Appraiser, License AG003509 (CA)
Certified General Real Estate Appraiser, License CG01327505 (CO)
Certified General Real Estate Appraiser, License 03532 (NV)
Certified General Real Estate Appraiser, License 523 (WY)

SPECIALIZED EXPERTISE & EXPERIENCE

Ms. Haft is a real estate valuation appraiser with 18 years of experience, specializing in the appraisal of health care facilities for the last ten years. A diversified background has enabled Ms. Haft to serve both public and private sector clients. She has appraised most property interests and property types and has performed appraisal assignments in over 30 states. Ms. Haft’s appraisals have been performed for audit, development, financing, insurance, liquidation, sale/purchase, ad valorem tax, and leasing purposes. Complex property types she has valued include numerous assisted living and congregate care facilities, acute-care and psychiatric hospitals, hotels/motels, medical and commercial office buildings, retail centers, industrial development and unique properties such as the Great Western Forum sports complex and the Santa Anita Race Track.

QUALIFICATIONS OF SALLY U. HAFT, MAI

SENIOR HOUSING/HEALTHCARE VALUATION ASSIGNMENTS

Senior Housing/Assisted Living Facilities/Alzheimer Facilities

The Regency on Morganton, Southern Pines, NC	Mathis Ferry Plantation, Mt. Pleasant, SC
Port City Plantation, Wilmington, NC	Cypress Pointe, Virginia Beach, VA
Sunrise of La Jolla, La Jolla, CA	Alterra Wynwood of Colorado Springs, CO
Alterra Wynwood of Pueblo, Pueblo, CO	Clare Bridge of Tempe, Tempe, AZ
Clare Bridge of Oro Valley, AZ	Sunrise of Claremont, Claremont, CA
Sunrise of Hermosa Beach, Hermosa Beach, CA	Sterling House & Clare Bridge Cottage, Bakersfield, CA
Sunrise of Pacific Palisades, Pacific Palisades, CA	Alterra Wynwood and Clare Bridge Cottage, Fresno, CA
Sunrise of La Palma, La Palma, CA	Chatfield Place, Denver, CO
Sunrise of Huntington Beach, Huntington Beach, CA	Sunrise of Sunnyvale, Sunnyvale, CA
Sunrise of Seal Beach, Seal Beach, CA	Atria San Marcos, San Marcos, CA
Sunrise of Studio City, Studio City, CA	Sunrise of Boulder, Boulder, CO
Sunrise of Newtown Square, Newtown, PA	Grandview Terrace, Sun City West, AZ
Sunrise of Wilmington, Wilmington, DE	Brighton Gardens, Colorado Springs, CO
Sunrise of Dix Hills, Huntington, NY	Sunrise of Bonita, San Diego, CA
Sterling House & Clare Bridge Cottage, Bakersfield, CA	Garden Villas of Escondido, Escondido, CA
Brighton Gardens of Carlsbad, Carlsbad, CA	Sabine House, Orange, TX
Brighton Gardens, San Juan Capistrano, CA	Lucas House, Beaumont, TX
Brighton Gardens of San Dimas, San Dimas, CA	Wheeler House, Gainesville, TX
Brighton Gardens of Carmel Valley, Carmel Valley, CA	Hickory House, Levelland, TX
Orchard Park ALF, Clovis, CA	Conner House, Canyon, TX
Alterra Wynwood and Clare Bridge Cottage, Fresno, CA	Millican House, Bryan, TX
Plaza at Mill Pond, Park Ridge, NJ	Austin House, Nacogdoches, TX
Plaza at the Windrows, Princeton, NJ	Country Villa, Los Angeles, CA
The Heritage, Las Cruces, NM	Atria San Marcos, San Marcos, CA
Alterra Clare Bridge at Lake Park, Oceanside, CA	Grandview Terrace, Sun City West, AZ
11 Alterra facilities in Michigan/1 Alterra facility in Ohio	Aegis of Fremont, Fremont, CA
Silverado Senior Living, Costa Mesa, CA	Aegis of Napa, Napa Valley, CA
Alterra Wynwood and Clare Bridge, Greensboro, NC	Evergreen Valley Retirement Center, Spokane, CA
Alterra Wynwood and Clare Bridge, Charlotte, NC	Seashell Communities, Morro Bay, CA
Clare Bridge, Mt. Pleasant, SC	Huntington Terrace, Huntington Beach, CA
Golden Creek Inn, Irvine, CA	Montego Heights Lodge, Walnut Creek, CA
Hillcrest Inn, Thousand Oaks, CA	Retirement Inn of Fullerton, Fullerton, CA
Pomona Vista ALZ, Pomona, CA	Valley View Lodge, Walnut Creek, Ca
Redwood Town Court, Escondido, CA	Retirement Inn of Daly City, Daly City, CA
Windsor Assisted Living, Santa Rosa, CA	Rosewood Court, Fullerton, CA
Sherwood Place, Odessa, TX	North Bay Retirement, Fairfield, CA
Alhambra Lodge, El Paso, TX	Oak Knoll, Paradise, CA
Sheltering Pines, Millbrae, CA	Country Villa, Los Angeles, CA
Rosewood Retirement, Bakersfield, CA	San Joaquin Gardens, Fresno, CA
Margaret Rose Residential Care, Las Vegas, NV	Country Villa West, Culver City, CA
La Casa Grande, New Porte Richey, FL	Stanford Center, Altamonte Springs, FI
River Oaks, Englewood, FL	Juniper Meadows, Lewiston, ID
Golden Creek Inn, Irvine, CA	Woodbridge Health Care, Evansville, IN
West Hills Retirement Center, West Hills, CA	Mesa Senior Village, Mesa, AZ
Hoyt House, Sweetwater, TX	Sunrise of Alta Loma, Alta Loma, CA
Potter House, Amarillo, TX	Brighton Gardens of Lakewood, Lakewood, CO
The Hearthstone, Moses Lake, WA	Polo Ridge, Winston-Salem, NC

QUALIFICATIONS OF SALLY U. HAFT, MAI

Gardens of Kentlands, Kentlands, MD

Skilled Nursing Facilities

Plaza Regency at Mill Pond, Park Ridge, NJ	Willow Wood, Salt Lake City, UT
Plaza Regency at the Windrows, Princeton, NJ	Glenwood Care Center, Oxnard, CA
Mercy Retirement & Care Center, Oakland, CA	Citrus Nursing & Rehab. Ctr., Fontana, CA
Our Lady of Fatima Villa, Saratoga, CA	Nationwide Properties - 23 SNF’s, USA
Siena Care Center, Auburn, CA	Franklin Care Center, Detroit, MI
Westlake Village Healthcare Center, Thousand Oaks, CA	Lincoln Care Center, Detroit, MI
Canoga Care Center, Canoga Park, CA	Life Care Center, San Gabriel, CA
Harbor Care Center, Torrance, CA	Rio Rancho Nursing Ctr., Rio Rancho, NM
Mountain Shadows, Las Cruces, NM	Las Palomas Healthcare Center, Albuquerque, NM
Rose Convalescent Hospital, Baldwin Park, CA	Ladera Nursing & Rehab, Albuquerque, NM
Glendale Care Center, Glendale, AZ	Omega HC -32 Nursing Homes, USA
Grancare, 28 SNF’s, USA	Ogden Care Center, Ogden, UT
Mission de la Casa, Santa Cruz, CA	Rosewood Terrace, Salt Lake City, UT
Coast Care Convalescent Center, Baldwin Park, CA	Foothill HCC & Rehab., Sylmar, CA
7 SNF’s, MA & FL	Westlake Convalescent Center., Los Angeles, CA
South Coast Senior Villa, Houston, TX	Glenoaks Convalescent Center., Glendale, CA
Port Bay Convalescent. Hospital, Costa Mesa, CA	San Joaquin CC, Bakersfield, CA
Country Villa Wilshire, Los Angeles, CA	Crestwood Manor, Stockton, CA
HCPI - 8 SNF’s, MO	Crestwood Manor, Sacramento, CA
Highland HCC, Highland, IL	Crestwood Rehab Center, Sacramento, CA
Pine Lane HCC, Mountain Home, AK	West Mesa HCC, Albuquerque, NM
Huntington Beach Convalescent., Huntington Beach, CA	Belen Healthcare Ctr., Belen, NM
Paramount Chateau, Paramount, CA	Community Care of America, Saratoga, WY
Emmanuel Convalescent Hospital, Bakersfield, CA	Western Village, Green Bay, WI
Riverside Nursing Home, Oconto, WI	Highland Health Care, Green Bay, WI
Chilton Health & Rehab, Chilton, WI	Glendale Health & Rehab., Sheboygan, WI
Arbor East, Columbus, OH	Auburn Manor, Washington Ct., OH
West Valley Convalescent Hospital, West Hills, CA	Driftwood Healthcare, Hayward, CA
Oceanview Convalescent Center, Santa Monica, CA	Almaden Health & Rehab, San Jose, CA
Lakewood Manor, Hendersonville, NC	Driftwood Healthcare, Santa Cruz, CA
Willowbrook Manor, Flint, MI	Centralia Convalescent Center, Centralia, WA
Frontier Extended Healthcare, Longview, WA	Evergreen Manor, Longview, WA
American Health & Rehab. Longview, WA	Fay Case, Salt Lake City, UT
Silverbrook Manor, Niles, MI
Life Care Center of San Gabriel, San Gabriel, CA

Hospitals

Parkview Community Hospital, Riverside, CA	Davis Hospital & MC, Layton, UT
Queen Of Angels Hospital, Los Angeles, CA	Pioneer Valley Hosp., West Valley, UT
Long Beach Doctors Hospital, Long Beach, CA	Pacifica Hospital, Huntington Beach, CA
Malvern Institute, Malvern, PA	Woodland Memorial Hospital, Woodland, CA
NW Institute Psychiatric Hospital, Ft. Washington, PA	Parkview Regional Hospital, Mexia, TX
Community Psychiatric Hospitals, 24 facilities	North Star Hospital, Anchorage, AK
Washington Medical Center, Culver City, CA	Fountain Valley Hospital, Fountain Valley, CA
Good Samaritan Medical Center, Phoenix, AZ	Central Calif. Rehab. Hosp., Modesto, Ca
Warrack Medical Center, Santa Rosa, CA	Oak Crest Hospital, Shawnee, OK

QUALIFICATIONS OF SALLY U. HAFT, MAI

General Hospital, Eureka, CA	Pacifica Hospital of Valley, Sun Valley, CA
St. Luke’s Medical Center, Phoenix, AZ	Willow Crest Hospital, Miami, OK
Temple Hospital, Los Angeles, CA	Southwind Hospital, Oklahoma City, OK
Central Valley Gen. Hospital, Hanford, CA	Charter Hospital, Mission Viejo, CA
Tenet Healthcare - 37 Hospitals, USA	Lakeside Hospital, Perris, CA
Straub Hospital, Honolulu, HI	Jo Ellen Smith Medical Center, New Orleans, LA
Sunrise Hospital & Medical Center, Bullhead City, AZ	Hawthorne Hospital, Hawthorne, CA
Covina Valley Hospital, West Covina, CA	Halstead Hospital, Halstead, KS
Newhall Community Hospital, Newhall, CA	Baldwin Park Hospital, Baldwin Park, CA
French Hospital, San Luis Obispo, CA	Washington Medical Center, Culver City, CA
Bay View Medical Center, San Diego, CA	Pacifica Hospital of Long Beach, Long Beach, CA
Queen of Angeles, Los Angles, CA

Medical Office Buildings

Vista Community Clinic, Vista, CA	Sharp Mission Park, Vista, CA
Mesquite Medical Office Building, Lake Havasu, AZ	St. John’s Medical Plaza, Santa Monica, CA
Friendly Hills Medical Building, Los Angeles, CA	Wilshire Metro Medical Building, Los Angeles, CA
Westchester Medical Plaza, Los Angeles, CA